    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 3, 1998.


                                                      REGISTRATION NO. 333-45863
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO 1

                                       TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             THE HAVANA GROUP, INC.
                 (Name of small business issuer in its charter)

           DELAWARE                          5999                  34-1454529
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                   Classification Code No.)      Identification
        organization)                                                 No.)

                  4450 BELDEN VILLAGE STREET, N.W., SUITE 406
                               CANTON, OHIO 44718
                                 (330) 492-8090
                            (330) 492-8290/FACSIMILE
        (Address and telephone number of principal executive offices and principal place of business.)

                   WILLIAM L. MILLER, CHIEF EXECUTIVE OFFICER
                             THE HAVANA GROUP, INC.
                  4450 BELDEN VILLAGE STREET, N.W., SUITE 406
                               CANTON, OHIO 44718
                                 (330) 492-8090
                            (330) 492-8290/FACSIMILE
           (Name, address and telephone number of agent for service)
                            ------------------------
                                    COPIES TO:

                               STEVEN MORSE, ESQ.
                                LESTER MORSE P.C.
                                    SUITE 420
                               111 GREAT NECK ROAD
                              GREAT NECK, NY 11021
                              PHONE: (516) 487-1446
                               FAX: (516) 487-1452

                            ------------------------
           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
                            ------------------------

    As soon as practicable after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF            AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
   SECURITIES BEING REGISTERED        BE REGISTERED          PER UNIT       OFFERING PRICE (1)   REGISTRATION FEE
Units, each consisting of one
  share of Common Stock, $.001 par
  value per share, and two Class A
  Warrants each to purchase one
  share of Common Stock (2).......        529,000               $6.00          $3,174,000             $936.33
Shares of Common Stock included in
  the Units.......................        529,000                  --                  --               --(4)
Class A Warrants included in the
  Units...........................        058,000                  --                  --               --(4)
Shares of Common Stock underlying
  Class A Warrants (3)............      1,058,000               $5.25          $5,554,500            1,638.57
Underwriters' Warrant Purchase
  Option ("Underwriters'
  Option")........................         46,000               $.001                 $46                 .01
Units to purchase one share of
  Common Stock and two Class A
  Warrants each to purchase one
  share of Common Stock in
  Underwriters' Option to be
  purchased from a Selling Unit
  Holder..........................         46,000               $9.00            $414,000              122.13
Class A Warrants to purchase one
  share of Common Stock in
  Underwriters' Option............         92,000                  --                  --               --(4)
Shares of Common Stock included in
  Underwriters' Option (4)........         46,000                  --                  --               --(4)
Shares of Common Stock underlying
  Class A Warrants included in the
  Underwriters' Option (5)........         92,000              $7,875            $724,500              213.74
Common Stock of Selling Security
  Holders.........................        400,000               $6.00          $2,400,000              708.00
Class A Warrants of Selling
  Security Holders................      1,600,000                  --                  --               --(4)
Shares of Common Stock underlying
  Class A Warrants of Selling
  Security Holders................      1,600,000               $5.25          $8,400,000               2,478
Total Registration Fee(6).........                                                                  $6,096.78

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2) Includes 69,000 Units which the Underwriters have the option to purchase from a Selling Unit Holder to cover Over-Allotments, if any.

(3) Issuable upon the exercise of Class A Warrants to be offered to the public.

(4) No fee is required under Rule 457(g).

(5) Issuable upon the exercise of the Class A Warrants included in the 46,000 Units included in the Underwriters' Option.

(6) $6,096.78 previously paid

                                EXPLANATORY NOTE

    This Registration Statement covers the primary offering of securities of The Havana Group, Inc. (the "Company") and up to 69,000 Units to be sold by Duncan Hill, Inc. ("Selling Unit Holder") pursuant to the Underwriters' Over-Allotment Option and the offering of other securities by certain persons, each as a selling security holder (the "Selling Security Holders"). The Company is registering, under the primary prospectus (the "Primary Prospectus"), 529,000 Units, each Unit consisting of one share of Common Stock and two Class A Warrants. The Company is registering on behalf of a bridge lender as a Selling Security Holder under an alternate prospectus (the "Alternate Prospectus"), the resale of 400,000 shares of Common Stock and 1,400,000 Class A Warrants issuable by the Company to the Selling Security Holder upon the completion of the Offering pursuant to a Convertible Note which provides for the automatic conversion of the Convertible Note and the exercise of such 1,400,000 Class A Warrants by the transferees of the bridge lender. The Alternate Prospectus also covers the resale of 200,000 Class A Warrants owned by William Miller, the Company's Chief Executive Officer, and the exercise of the 200,000 Class A Warrants by the transferees of Mr. Miller. The 200,000 Class A Warrants are issuable by the Company pursuant to Warrants which provide for the automatic conversion of the Warrants into Class A Warrants upon the completion of the Offering. In the event that the Underwriters' Over-Allotment Option is not exercised in full, the Alternate Prospectus will also cover the resale of any unsold Units up to 69,000 Units and the issuance of such shares of Common Stock underlying the exercise of the Class A Warrants included in the Units. The Alternate Prospectus pages which follow the Primary Prospectus, contain certain sections which are to be combined with all of the sections contained in the Primary Prospectus, with the following exceptions; the front cover page and the pages which precede "Available Information," the back cover page and the sections entitled "Underwriting" and "Selling Security Holders." In addition, the section entitled "Concurrent Sales" and "Plan of Distribution" from the Alternate Prospectus pages will be added to the Alternate Prospectus. The section entitled "Use of Proceeds" in the primary Prospectus will be changed to read "Use of Proceeds of Company Offering." Furthermore, all references contained in the Alternate Prospectus to "the Offering" shall refer to the Company's offering under the Primary Prospectus and all references to the "Concurrent Offering" shall refer to the Selling Security Holders Offering in the Alternate Prospectus.

                             THE HAVANA GROUP, INC.
                             CROSS-REFERENCE SHEET
                       SHOWING LOCATION IN PROSPECTUS OF
              INFORMATION REQUIRED BY ITEMS IN PART I OF FORM SB-2

         REGISTRATION STATEMENT ITEM NUMBER AND CAPTION                          LOCATION IN PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
       1.  Front of Registration Statement and Outside Front
             Cover Page of Prospectus...........................  Outside Front Cover of Prospectus
       2.  Inside Front and Outside Bank Cover Pages of
             Prospectus.........................................  Inside Front and Outside Bank Cover Pages of
                                                                    Prospectus; Additional Information
       3.  Summary Information and Risk Factors.................  Prospectus Summary; Risk Factors
       4.  Use of Proceeds......................................  Use of Proceeds
       5.  Determination of Offering Price......................  Outside Front Cover Page of Prospectus; Underwriting
       6.  Dilution.............................................  Dilution
       7.  Selling Security holders.............................  Selling Security Holders
       8.  Plan of Distribution.................................  Outside Front Cover Page of Prospectus; Selling
                                                                    Security Holders; Underwriting
       9.  Legal Proceedings....................................  Business--Legal Proceedings
      10.  Directors, Executive Officers, Promoters and Control
             Persons............................................  Management
      11.  Security Ownership of Certain Beneficial Owners and
             Management.........................................  Principal and Selling Stockholders
      12.  Description of Securities............................  Description of Securities; Dividends
      13.  Interest of Named Experts and Counsel................  Experts and Legal Matters
      14.  Disclosure of Commission Position on Indemnification
             for Securities Act Liabilities.....................  Underwriting
      15.  Organization Within Last Five Years..................  The Company and its Parent
      16.  Description of Business..............................  Prospectus Summary; The Company and its Parent;
                                                                    Business
      17.  Management's Discussion and Analysis or Plan of
             Operation..........................................  Management's Discussion and Analysis of Financial
                                                                    Condition and Results of Operations
      18.  Description of Property..............................  Business
      18.  Certain Relationships and Related Transactions.......  Certain Transactions
      19.  Market for Common Equity and Related Stockholder
             Matters............................................  Risk Factors; Unregistered Shares Eligible for
                                                                    Immediate and Future Sale; Description of
                                                                    Securities
      21.  Executive Compensation...............................  Management--Executive Compensation
      22.  Financial Statements.................................  Financial Statements
      23.  Changes in and Disagreements with Accountants on
             Accounting and Financial Disclosure................  Not Applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUPPLEMENT TO THE HAVANA GROUP, INC.'S PROSPECTUS
                               DATED MAY 14, 1998

         In May 1998, The Havana Group, Inc. completed an initial public offering of 460,000 Units, each Unit consisting of one share of Common Stock and two Class A Warrants to purchase Common Stock as more fully described in Havana's prospectus dated May 14, 1998. Subsequently, Duncan Hill, Inc. sold 69,000 Units to the Underwriters pursuant to an over-allotment option granted to them as more fully described in the prospectus.


         The prospectus also references a concurrent offering which is being offered pursuant to an alternative prospectus. In the concurrent offering, ARO Trust No. 1, 1960 Trust, intends to sell its 400,000 shares of Havana's Common Stock and 1,400,000 Class A Warrants through S.G. Cowen Securities Corporation from time to time in ordinary broker's transactions at market prices prevailing at the time of sale. S.G. Cowen Securities Corporation would receive compensation of approximately $.05 per security. William Miller, also a selling security holder as to 200,000 Class A Warrants, does not currently have any specific plans, proposals, agreements, arrangements or understandings with respect to the sale of his Class A Warrants as of the date of this supplement. In this respect, a post-effective amendment to the Registration Statement of which this prospectus is a part will be required in the event ARO Trust No. 1, 1960 Trust or Mr. Miller enters into new agreements, arrangements or understandings not disclosed in this prospectus or supplement thereto. It should be noted that Duncan Hill is no longer a selling security holder in the concurrent offering.


         The date of this Supplement is ____________________, 1998.

         The following "Selling Security Holders" section replaces the same section in Havana's Prospectus dated May 14, 1998.

                            SELLING SECURITY HOLDERS

         The Registration Statement of which this Prospectus forms a part also includes an Alternate Prospectus that covers a "Concurrent Offering" by certain Selling Security Holders (as defined below). The Concurrent Offering includes an offering of 400,000 shares of Common Stock and 1,400,000 Class A Warrants owned by the Bridge Lender and the exercise of the Common Stock underlying the 1,400,000 Class A Warrants by the transferees of the Bridge Lender. The Alternate Prospectus also covers the resale of 200,000 Class A Warrants owned by William Miller and the exercise of such 200,000 Class A Warrants by the transferees of Mr. Miller. (The Bridge Lender and Mr. Miller are hereinafter collectively referred to as the "Selling Security Holders.") The securities offered as part of the Concurrent Offering may be sold at any time after the date of this Supplement. The Class A Warrants held by the Selling Security Holders are identical to the Class A Warrants sold in the Company's recently completed initial public offering. Sales of such securities or even the potential of such sales at any time may have an adverse effect on the market prices of the Company's securities offered hereby. See "Certain Transactions" and "Risk Factors--Potential Adverse Effect of Redemption or Exercise of Class A Warrants."

         Except for Mr. Miller's Common Stock ownership, which is not being offered for sale, the following tables set forth the beneficial ownership of the Common Stock and Class A Warrants of the Company held by each Selling Security Holders as of the date of this Supplement (i.e., prior to the Offering and subsequent to the Company's initial public offering) and after the Offering by Selling Security Holders, assuming all of the Common Stock and Class A Warrants owned and to be offered for sale by the Selling Security Holders are sold. The number of shares of Common Stock owned by the Selling Security Holders do not include beneficial ownership of options and Class A Warrants.


                                                          TABLE I (Common Stock)


                                                                                        Percent of Common Stock
Name of Beneficial Owner                           Common Stock Owned                           Owned%
------------------------                       ----------------------------            ----------------------------
                                                Prior to             After             Prior to              After
                                               Offering(1)         Offering            Offering            Offering
                                               -----------         --------            --------            --------
ARO #1 1970 Trust
Linda Gallenberger,
Trustee (1)                                     400,000               -0-               21.5                   0



                                                      TABLE II (Class A Warrants)


                                                      Class A Warrants                      Percent of Class A
Name of Beneficial Owner                                    Owned                             Warrants Owned%
------------------------                        ----------------------------         -------------------------------
                                                Prior to             After             Prior to              After
                                                Offering           Offering            Offering            Offering
ARO #1 1970 Trust
Linda Gallenberger,
Trustee (1)                                  1,400,000                -0-               57.0                  -0-

William L. Miller                              200,000                -0-                8.1                  -0-


-------------

(1) The sole beneficiary of the trust is Pamela Osowski. For additional information on the trust, see footnote 8 to the table under "Principal and Selling Stockholders."

     Miller is the Company's Chief Executive Officer. See "Certain Transactions" and "Principal and Selling Stockholders." The Bridge Lender is not affiliated with the Company in any capacity, has had no business relationship with the Company at any time and has not owned any of the Company's Securities beneficially or of record prior to the Offering other than the Convertible Note and Non-Convertible Note issued to the Bridge Lender on January 23, 1998. See "Use of Proceeds--Bridge Lenders."

         The Class A Warrants offered hereby may be sold from time to time directly by Mr. Miller. Alternatively, Mr. Miller may from time to time offer such securities through underwriters, dealers or agents. The distribution of Class A Warrants by Mr. Miller may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by Mr. Miller in connection with such sales of securities. Mr. Miller and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the Securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

         ARO #1 1960 Trust (the "Trust"), the other remaining Selling Security Holder, has notified the Company of its intention to sell the Securities held by it through SG Cowen Securities Corporation from time to time. The distribution of Securities by the Trust may be effected in one or more transactions that may take place on the over-the-counter market, in ordinary broker's transactions, at market prices prevailing at the time of sale. Usual and customary brokerage fees or commissions will be paid by the Trust in connection with such sales of Securities. The amount of the markdown or commissions to be charged by SG Cowen Securities Corporation will depend upon the size and volume of trading activity at that time but is anticipated to be approximately $.05 per security. The Trust and any intermediaries through whom the aforesaid Securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") with respect to the Securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

         As of the date of this Supplement, the Trust and SG Cowen Securities Corporation have advised the Company that they do not have any other current or future plans, proposals, agreements, arrangements or understandings known to the Trust or SG Cowen Securities Corporation with respect to engaging in transactions with or by the Trust not disclosed herein. It should also be noted that William Miller, the other Selling Security Holder, does not currently have any plans, proposals, agreements, arrangements or understandings with respect to engaging in transactions with respect to the Securities owned by him. The Company has filed an undertaking with the Commission to file a post-effective amendment to its Registration Statement upon the development of any new plan, proposal, agreement or understanding of or known to the Company or the underwriters who participated in the Company's initial public offering, including Fairchild Financial Group, Inc., ("Fairchild"), formerly VTR Capital, Inc., the managing underwriter of the Company's initial public offering, with respect to transactions with or by the Selling Security Holders not previously disclosed in the Prospectus or the supplement thereto.

         In the event that any new arrangements are entered into with Fairchild or another broker-dealer which are different from those disclosed in the Prospectus or a supplement thereto, such Post-Effective Amendment will include a prospectus which will set forth the number of the shares of Common Stock and/or Class A Warrants being offered and the terms of the offering, including the name or names of any new underwriters, dealers or agents, if any, the intended purchase price or method of determining the purchase price to be paid by any underwriter for the shares of Common Stock and/or Class A Warrants purchased from the Selling Security Holders and any discounts, commissions or concessions to be paid to underwriters, dealers or agents and the proposed selling price to the public or method of determining the selling price.

         Under the Securities Exchange Act of 1934 (the "Exchange Act"), and the regulations thereto, any other person engaged in a distribution of the shares of Common Stock and/or Class A Warrants of the Company offered by the Selling Security Holders may not simultaneously engage in market-making activities with respect to such Securities of the Company during the applicable "cooling off" period (up to 5 days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the

Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M, in connection with transactions in such Securities, which provisions may limit the timing of purchase and sales of the Securities by the Selling Securities Holders.

PROSPECTUS
                               THE HAVANA GROUP, INC.
                                 460,000 UNITS

               EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK
                 AND TWO CLASS A COMMON STOCK PURCHASE WARRANTS

                             ---------------------

    The Havana Group, Inc. (the "Company") is offering for sale 460,000 units (the "Units"), each Unit consisting of one share of common stock, $.001 par value (the "Common Stock") and two redeemable Class A Common Stock Purchase Warrants (the "Class A Warrants") (the "Offering"). The Common Stock and the Class A Warrants are immediately detachable and separately transferable from each other at anytime after the date of this Prospectus. Each Class A Warrant entitles the holder to purchase one share of Common Stock at a price of $5.25 and is exercisable at anytime over a period of five years after the date of this Prospectus. The Company may redeem the Class A Warrants at a price of $.10 per Warrant, at any time after one year from the date of this Prospectus, upon not less than 30 days' prior written notice, if the closing bid price of the Common Stock has been at least $10.50 per share for 20 consecutive trading days ending within 15 days prior to the date on which the notice of redemption is given. See "Description of Securities."


                                                           (CONTINUED ON PAGE 3)


    AN INVESTMENT IN THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 11 AND "DILUTION" BEGINNING ON PAGE 23.

                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                                             UNDERWRITING                              PROCEEDS
                                            PRICE             DISCOUNTS            PROCEEDS           TO SELLING
                                              TO                 AND                  TO                 UNIT
                                            PUBLIC          COMMISSIONS(1)        COMPANY(2)            HOLDER
Per Unit............................        $6.00               $0.60               $5.40               $5.40
Total(3)............................      $2,760,000           $276,000           $2,484,000             $-0-

(1) Does not include additional compensation to be received by the Underwriters in the form of a non-accountable expense allowance equal to 3% of the public offering price of the Units, the value of an option granted to the Underwriters to purchase up to 46,000 Units at an exercise price of $9.00 per Unit ("Underwriters' Unit Purchase Option"), or a two-year financial consulting agreement with the Representative at a cost to the Company of $100,000 payable in advance at the Closing of the Offering. The Company has also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses of the Offering payable by the Company, estimated at approximately $434,000, including the non-accountable expense allowance in the amount of $82,800 ($95,220 if the Underwriters' Over-Allotment option is exercised in full), and the financial consulting fee referred to above. After deducting such expenses, the net proceeds to the Company will be approximately $2,050,000 (approximately $2,037,500 if the Underwriters' Over-Allotment Option is exercised in full). See "Use of Proceeds."

(3) Duncan Hill, Inc., the Company's sole stockholder (the "Selling Unit Holder") has granted the Underwriters an option, exercisable within 30 days from the date of this Prospectus, to purchase up to 69,000 additional Units, solely to cover Over-Allotments, if any (the "Over-Allotment Option"). If such Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, Proceeds to Company and Proceeds to Selling Unit Holder will be approximately $3,174,000 and $317,400, $2,484,000, and $372,600, respectively. See "Use of Proceeds" and "Underwriting."
                            ------------------------

                               VTR CAPITAL, INC.

                  The date of this Prospectus is May 14, 1998.

INSERT COLOR PHOTOS

    The Registration Statement of which this Prospectus forms a part also includes an Alternate Prospectus that covers a "Concurrent Offering" by certain Selling Security Holders (as defined below). The Concurrent Offering includes an offering of 400,000 shares of Common Stock and 1,400,000 Class A Warrants owned by a bridge lender (the "Bridge Lender") and the exercise of the Common Stock underlying the 1,400,000 Class A Warrants by the transferees of the bridge lender. The Alternate Prospectus also covers the resale of 200,000 Class A Warrants owned by William L. Miller ("Miller"), the Company's Chief Executive Officer and the exercise of such 200,000 Class A Warrants by the transferees of Mr. Miller. In addition to the foregoing, the Alternate Prospectus includes up to 69,000 Units (identical to those sold in the Offering) to be offered by Duncan Hill, Inc., the Company's sole stockholder (the "Selling Unit Holder" or "Duncan Hill") prior to the Offering and the exercise of the Common Stock underlying the 138,000 Class A Warrants by the transferees of the Selling Unit Holder. To the extent that the Underwriters exercise the Over-Allotment Option as described herein, then the number of Units to be offered by the Selling Unit Holder in the Concurrent Offering will be proportionately reduced. (The Bridge Lender, Miller, and the Selling Unit Holder are hereinafter collectively referred to as the "Selling Security Holders.") The securities offered as part of the Concurrent Offering may be sold concurrently with or after the Offering. The Class A Warrants held by the Selling Security Holders are identical to the Class A Warrants being offered by the Company. Sales of such securities or even the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Certain Transactions," "Selling Security Holders" and "Risk Factors--Potential Adverse Effect of Redemption or Exercise of Class A Warrants."


    Prior to the Offering, there has been no public market for the Units and there can be no assurance that any such market will develop. VTR Capital, Inc. will act as the representative of the Underwriters named herein (the "Representative"). For information regarding the factors considered in determining the initial public offering price of the Units and the exercise price of the Warrants, see "Underwriting." The Units, Common Stock and Warrants are expected to be approved for quotation on the Over-the-Counter ("OTC") Electronic Bulletin Board under the symbols "HVGPU," "HVGP," and "HVGPW," respectively. See "Risk Factors--Certain Implications of Trading Over-The-Counter; "Penny Stock Regulations." There is no assurance, however, that the Company's securities will be approved for listing on the OTC Electronic Bulletin Board or elsewhere. The Company anticipates that the Units offered hereby will be qualified for sale by the Company in a limited number of states. See "Risk Factors--Limits on Secondary Trading; Current Prospectus and State Blue Sky Registration Required to Exercise Class A Warrants."


    Upon completion of the Offering, the Selling Unit Holder and Miller will beneficially own approximately 89% of the Company's outstanding voting capital stock (not including Class A Warrants and options to be owned by them). See "Risk Factors--Control by Duncan Hill and Miller."


    The Units being offered for sale by the Company are being offered on a "firm commitment" basis, subject to prior sale, when, as and if delivered to and accepted by the Underwriters. The Underwriters reserve the right to reject any order in whole or in part. It is expected that delivery of certificates representing the Units will be made against payment therefor on or about May , 1998 at the office of the Representative at 17 Battery Place, New York, New York 10004.


    A SIGNIFICANT AMOUNT OF THE UNITS TO BE SOLD IN THE OFFERING MAY BE SOLD TO CUSTOMERS OF THE UNDERWRITERS. SUCH CUSTOMERS SUBSEQUENTLY MAY ENGAGE IN TRANSACTIONS FOR THE SALE OR PURCHASE OF THE UNITS AND/OR THE SECURITIES INCLUDED THEREIN WITH OR THROUGH THE UNDERWRITERS.

    CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE UNITS, COMMON STOCK AND/OR CLASS A WARRANTS, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             AVAILABLE INFORMATION

    Upon completion of the Offering, the Company will be subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied (at prescribed rates) at the Commission's Public Reference section, 450 Fifth Street, NW, Washington, D.C. 20549, as well as the New York Regional Office, Seven World Trade Center, New York, NY. The Commission maintains a Web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission through the Electronic Data Gathering, Analysis, and Retrieval System (EDGAR).

    The Company has filed with the Commission a registration statement on Form SB-2, File No. 333-45863 (herein together with all amendments and exhibits referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified by such reference.

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and the Financial Statements (including the notes thereto) appearing elsewhere in this Prospectus. In addition, unless otherwise indicated to the contrary, all information appearing herein does not give effect to the exercise of (i) the Over-Allotment Option; (ii) the Class A Warrants (including Class A Warrants included in the Over-Allotment Option and those owned by the Selling Security Holders); or (iii) the Underwriters' Unit Purchase Option. All share and per share amounts in this Prospectus give retroactive effect to a 10,000 for 1 forward stock split effective December 8, 1997. See "Description of Securities, "Bridge Financing," and "Underwriting." Each prospective investor is urged to read this Prospectus in its entirety.

                                  THE COMPANY

    The Havana Group, Inc. (the "Company") is a Delaware corporation engaged in the business of (i) operating a retail smokeshop in Canton, Ohio which primarily sells pipes, cigars and smoking accessories; (ii) marketing pipes, tobaccos and related accessories directly to consumers through its 48 page full color catalog (the "Carey Smokeshop Catalog"); and (iii) providing a program of automatic periodic shipments of tobacco directly to consumers (the "Carey Tobacco Club"). The Company intends to create and develop a Cigar Club (the "Havana Group Direct") pursuant to which the Company will charge certain membership fees and offer certain cigar purchasing, warehousing and shipping services in return for membership, purchasing and shipping fees. The Company does not sell or distribute cigarettes or Cuban products and has no plans to do so in the future. See "Use of Proceeds."

    The Company has one wholly-owned subsidiary, namely, Monarch Pipe Company ("Monarch"). Monarch manufactures pipes which are exclusively sold by the Company.

    The Company's predecessor, E. A. Carey of Ohio, Inc., an Ohio corporation, ("Carey"), formed the Company as a Delaware subsidiary on November 26, 1997 and merged Carey into the Company for the purpose of its reincorporation in Delaware, which merger was effective December 5, 1997. Unless otherwise indicated, all references in this Prospectus to the Company include the Company, Monarch and its predecessor, Carey.

    The Company through Carey has been in business for over 40 years. Carey was formed to sell the patented Carey "Magic Inch" smoking pipe exclusively through mail order during the 1960's and 1970's. In 1984, Duncan Hill purchased Carey. Since then, Carey (and now the Company) has operated as a subsidiary under Duncan Hill's control.

    The Company had operated a smokeshop named "Carey's Smokeshop" from 1984 to 1996 to maintain a retail presence and provide the Company with a factory outlet for its overstock products which had not been sold through the Carey Smokeshop Catalog or the Carey Tobacco Club. In October 1996, the Company closed its retail store, leased an off-mall retail location in Canton, Ohio, and reopened as "The Havana Group" (hereinafter referred to as the "Smokeshop") on December 8, 1997. The Smokeshop sells pipes, cigars and smoking accessories and intends to sell other product lines, including fine wines and imported beers. The Company has applied for a license to sell such liquor products and is currently waiting to receive such license. The Company may expand the number of retail stores depending upon the success of its existing store and available external financing, if any.

    Currently, the Company derives its revenues from three sources; retail sales from the Smokeshop, direct mail of catalogs and from the operation of its Carey Tobacco Club. During the year ended December 31, 1997, the Company mailed 389,540 catalogs and generated sales of $1,097,670, approximately 74% of total gross revenue. Carey Tobacco Club, a monthly program of tobacco shipments that supplies pipe tobacco to individual Carey Tobacco Club members, generated $368,009 in gross sales, approximately 25% of total gross revenue. The Smokeshop was recently opened on December 8, 1997, and generated sales of $8,781 for the 23 day period of December 8 through December 31, 1997.

RELATED PARTIES.

    The Company is a subsidiary of Duncan Hill, a publicly held corporation which also controls a majority interest in Kids Stuff, Inc. ("Kids Stuff"), which is traded on the OTC Electronic Bulletin Board under the symbol "KDST." Since January 1, 1997, the telemarketing, order fulfillment, warehousing, data processing and administrative functions of the Company have been provided by Kids Stuff. The Company has recently executed an agreement with Kids Stuff for Kids Stuff to continue to provide such services on a fee basis. See "The Company and its Parent" and "Certain Transactions."

    The executive offices of the Company are located at 4450 Belden Village Street, N.W., Suite 406, Canton, Ohio 44718, and the Company's telephone number is (330) 492-8090.

                      ORGANIZATION CHART (BEFORE OFFERING)

                                     [LOGO]

                                  THE OFFERING


Securities Offered by             460,000 Units, each Unit consisting of one share of Common the Company...................  Stock and two Class A Warrants. The Common Stock and Class
                                  A Warrants are immediately detachable and separately
                                  transferable from each other at any time after the date of this Prospectus. Each Class A Warrant entitles the holder
                                  to purchase one share of Common Stock at a price of $5.25
                                  and is exercisable at anytime over a period of five years
                                  after the date of this Prospectus. The Company may redeem
                                  the Warrants at a price of $.10 per Class A Warrant at any time after they become exercisable upon not less than 30
                                  days' prior written notice if the closing bid price of the
                                  Common Stock has been at least $10.50 per share for the 20 consecutive trading days ending on the 15th day prior to
                                  the date on which the notice of redemption is given. See
                                  "Description of Securities."

Securities Offered by Sole
  Stockholder of the Company....  69,000 Units. In the event that the Over-Allotment Option is exercised in whole or in part, these Units will be
                                  purchased by the Underwriters from the Selling Unit
                                  Holder. See "Principal and Selling Stockholder" and
                                  "Certain Transactions."

Concurrent Offering by Selling
  Security Holders..............  The Registration Statement of which this Prospectus forms a part also includes an Alternate Prospectus that covers a
                                  "Concurrent Offering" by certain Selling Security Holders
                                  (as defined below). The Concurrent Offering includes an
                                  offering of 400,000 shares of Common Stock and 1,400,000
                                  Class A Warrants owned by the Bridge Lender and the
                                  exercise of the Common Stock underlying the 1,400,000
                                  Class A Warrants by the transferees of the Bridge Lender.
                                  The Alternate Prospectus also covers the resale of 200,000
                                  Class A Warrants owned by Miller and the exercise of such
                                  200,000 Class A Warrants by the transferees of Mr. Miller.
                                  In addition to the foregoing, the Alternate Prospectus
                                  includes the resale of up to 69,000 Units (identical to
                                  those sold in the Offering) to be offered by Duncan Hill
                                  and the exercise of the Common Stock underlying the
                                  138,000 Class A Warrants by the transferees of Duncan
                                  Hill. See "Principal and Selling Stockholders." To the
                                  extent that the Underwriters exercise the Over-Allotment
                                  Option as described herein, then the number of Units to be offered by Duncan Hill in the Concurrent Offering will be
                                  proportionately reduced. (The Bridge Lender, Miller, and
                                  Duncan Hill are hereinafter collectively referred to as
                                  the "Selling Security Holders.") The securities offered as part of the Concurrent Offering may be sold at any time
                                  after the date of this Prospectus. The Class A Warrants
                                  held by the Selling Security Holders are identical to the
                                  Class A Warrants being offered by the Company. Sales of
                                  such securities or even the potential of such sales at any time may have an adverse effect on the market prices of
                                  the securities offered hereby. See "Certain Transactions,"
                                  and "Selling Security Holders" and "Risk Factors--
                                  Potential Adverse Effect of Redemption or Exercise of
                                  Class A

                                  Warrants." Investors in the Offering should consider the
                                  large number of securities registered for sale at any time on or after the date of this Prospectus on behalf of
                                  Selling Security Holders in the Concurrent Offering in
                                  relation to the number of securities being offered in the
                                  Offering and that such a number (including the potential
                                  or actual sale) of such securities is likely to materially adversely impact any trading market that may develop in
                                  the Company's securities.

Use of Proceeds.................  The Company intends to apply the net proceeds of the
                                  Offering primarily for the purchase of inventory, humidor
                                  construction, the repayment of $102,000 in principal and
                                  interest of a non-convertible note held by a Selling
                                  Security Holder, the payment of the first year's Preferred
                                  Stock dividends of $110,000 to Duncan Hill, Officers'
                                  Salary, Marketing and for working capital and general
                                  corporate purposes. See "Use of Proceeds."

Risk Factors....................  The Offering involves a high degree of risk and immediate and substantial dilution. These risks include, without
                                  limitation, the following: Chief Executive Officer will
                                  not be Required to Work Full Time; Dependence Upon
                                  Miller/Need for Additional Management, Potential Conflicts
                                  of Interest; Lack of At Least Two Independent Directors
                                  and Committees Thereof; Technological Changes in Control
                                  by Duncan Hill and Miller; Company's History of Operating
                                  and Net Losses and Uncertainty as to Future Operating
                                  Results; Company Guarantee of Kids Stuff Line-of-Credit;
                                  Dependence Upon Kids Stuff, an affiliate of the Company;
                                  Dependence on Offering Proceeds--Payments to the Bridge
                                  Lender, Miller and Duncan Hill; Possible Need for
                                  Additional Financing; Constraints on Ability to Satisfy
                                  Demand for Premium Cigars; Positive Trends for Cigar
                                  Market May Not Continue; Dependence Upon One Retail
                                  Smokeshop; Product Sourcing; Potential Product Liability;
                                  Competition; Extensive and Increasing Regulation of
                                  Tobacco Products; Tobacco Industry Litigation; State Sales
                                  Tax Collection; Social, Political and Economic Risks
                                  Associated with International Trade; Technological Changes in Distribution and Marketing Methods; Management's Broad
                                  Discretion in the Application of Proceeds of the Offering;
                                  Patents Trade Names and Trademarks; No Prior Public
                                  Market/Market Volatility; SEC investigation Involving the
                                  Representative; NASD Complaint Against the Representative;
                                  Possible Adverse Effect on Liquidity and Price of the
                                  Company's Securities Due to SEC Investigation and NASD
                                  Complaint; Immediate and Substantial Dilution to Public
                                  Investors; and Recent Sale of Securities. See "Risk
                                  Factors" and "Dilution."

                                 CAPITALIZATION


Common Stock Outstanding prior to the Offering(1)....  1,000,000 Shares

Common Stock to be Outstanding after the
  Offering(2)........................................  1,860,000 Shares

Class A Warrants Outstanding before Offering(3)......  -0- Class A Warrants

Class A Warrants to be Outstanding after
  Offering(3)........................................  2,658,000 Class A Warrants

Series A Non-Convertible Preferred Stock(4)..........  5,000,000 Shares

Series B Convertible Preferred Stock(5)..............  1,100,000 Shares

Proposed OTC Bulletin Board Symbols

    Units............................................  HVGPU

    Common Stock.....................................  HVGP

    Warrants.........................................  HVGPW


- ------------------------

(1) Does not include (i) options to purchase 260,000 shares of Common Stock owned by certain directors of the Company; (ii) warrants to purchase 138,000 shares of Common Stock owned by the Selling Unit Holder and Warrants to purchase 200,000 shares of Common Stock owned by Miller, which warrants upon the completion of the Offering automatically convert into Class A Warrants identical to the Class A Warrants sold in the Offering; (iii) a convertible note owned by the Bridge Lender convertible into a total of 400,000 shares of Common Stock and 1,400,000 Class A Warrants, such note automatically converts upon the completion of the Offering; and (iv) up to 1,100,000 shares issuable upon conversion of the Series B Preferred Stock (see Note
    3).

(2) The 1,860,000 shares of Common Stock includes 400,000 shares of Common Stock to be issued to a Bridge Lender automatically upon the completion of the Offering pursuant to a convertible note. The 1,860,000 shares do not include: (i) 920,000 shares of Common Stock issuable upon the exercise of the Class A Warrants included in the Units offered hereby; (ii) options to purchase up to 260,000 shares of Common Stock owned by certain directors of the Company; (iii) warrants to purchase 138,000 shares of Common Stock owned by the Selling Unit Holder and warrants to purchase 200,000 shares of Common Stock owned by Miller, which warrants upon the completion of the Offering automatically convert into warrants identical to the Class A Warrants; (iv) 1,400,000 shares of Common Stock issuable upon the exercise of 1,400,000 Class A Warrants attributable to the Bridge Lender; (v) 1,100,000 shares issuable upon conversion of the Series B Preferred Stock (see Note 5); and
    (vi) 138,000 shares of Common Stock issuable upon exercise of the Underwriters' Unit Purchase Option and underlying warrants.

(3) Prior to the Offering, the Company has no Class A Warrants outstanding. However, it has outstanding warrants and a convertible note which upon the completion of the Offering automatically convert into an aggregate of 1,738,000 Class A Warrants. Does not include 92,000 Warrants issuable upon exercise of the Underwriters' Unit Purchase Option.

(4) The Selling Unit Holder, the Holder of the Series A Preferred Stock, has the right to vote each share of Preferred Stock on the same basis as each share of Common Stock. See "Description of Securities."

(5) The Selling Unit Holder, the Holder of the Series B Preferred Stock, has the right to convert each share of Preferred Stock into one share of Common Stock commencing any time after the Company has achieved pre-tax earnings of at least $500,000 during any fiscal year.

                             SUMMARY FINANCIAL DATA

    The summary financial data is derived from the historical financial statements of the Company. The adjusted financial statements of the Company are derived from the historical financial statements of the Company and gives effect to the completion of a $200,000 bridge financing in January 1998. The pro forma financial statements are derived from the adjusted financial statements and gives effect to the sale of 460,000 Units offered hereby and the automatic conversion of a convertible note upon the completion of the Offering into a total of 400,000 shares of Common Stock and 1,400,000 Class A Warrants. The financial statements of the Company for dates and periods prior to December 5, 1997 are those of its predecessor, Carey. This summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as the Company's historical financial statements and the related notes thereto, and the Company's pro forma financial statements and the related notes thereto, included elsewhere in the Prospectus.

                                                             YEAR ENDED DECEMBER 31,
                                                   -------------------------------------------
                                                       1995           1996           1997
                                                   ------------  --------------  -------------
Statement of Operational Data:
  Net Sales......................................  $  1,668,927   $  1,656,316    $ 1,427,574
  Net Loss.......................................       (64,626)      (115,523)       (61,772)
  Net Loss per common share......................  $       (.06)  $       (.12)   $      (.06)
  Weighted average number of shares outstanding
    during the period(1).........................     1,000,000      1,000,000      1,000,000


                                                      ACTUAL     AS ADJUSTED(2)  PRO FORMA(3)
                                                   ------------  --------------  -------------
Balance Sheet Data:
  Total Assets...................................  $  1,240,228   $  1,440,228    $ 3,388,181
  Net Tangible Assets............................       404,451        504,451      2,552,404
  Working Capital................................       335,747        435,747      2,483,700
  Total Liabilities..............................       317,115        417,115        317,115
  Stockholder's Equity...........................       923,113      1,023,113      3,071,066

- ------------------------

(1) Reflects the reincorporation and recapitalization of Carey in Delaware. See "The Company and its Parent"--the "Reincorporation."

(2) Reflects the completion of $200,000 of bridge financing. See "Use of Proceeds--Bridge Financing."

(3) Reflects the sale of 460,000 Units offered hereby, and the receipt of the net proceeds and repayment of $102,000 of indebtedness including estimated accrued interest.

                                  RISK FACTORS

    An investment in the securities offered hereby is speculative and involve a high degree of risk and substantial dilution and should only be purchased by investors who can afford to lose their entire investment. Each prospective investor should carefully consider the following risk factors inherent in, and affecting the business of, the Company and the Offering, together with the other information in this prospectus, before making an investment decision.

    CHIEF EXECUTIVE OFFICER WILL NOT BE REQUIRED TO WORK FULL TIME. Miller, is a co-founder of Duncan Hill, which is a publicly held holding corporation that controls the Company and Kids Stuff. Miller is currently the President of Duncan Hill, as well as Chairman of the Board of Directors and Chief Executive Officer of Kids Stuff and the Company and the sole executive officer of the Company. Miller's employment agreement with the Company provides that he shall be permitted to devote such time to managing Duncan Hill and Kids Stuff as he deems appropriate. Accordingly, Miller will not be devoting his full-time attention to managing the operations of the Company. See "Management."

    DEPENDENCE UPON MILLER/NEED FOR ADDITIONAL MANAGEMENT. The success of the Company is highly dependent upon the continued services of Miller, the Company's only executive officer who is Chairman of the Board and Chief Executive Officer and a part-time employee of the Company. Miller, one of the co-founders of the Company's parent who is also an employee of Duncan Hill and Kids Stuff, is responsible for the strategic planning and development of the Company, pursuant to an employment agreement, expiring December 31, 2002. However, if Miller's employment agreement with the Company is either terminated or not renewed, or if he is unable to perform his duties, there could be a material adverse effect upon the business of the Company until a suitable replacement was found. The Company will attempt to obtain a $1 million key man life insurance policy on Miller's life. The success of the Company's future growth and profitability will depend, in part, on the Company's ability to recruit and retain additional qualified Management personnel over time, including a suitable candidate to succeed Miller, who is 61 years of age, as Chief Executive Officer. There can be no assurance, however , that the Company will be able to recruit and retain such additional qualified Management personnel. See "Management."

    POTENTIAL CONFLICTS OF INTEREST. Conflicts of interest could potentially develop (i) to the extent that Miller is not able to devote his full-time and attention to a matter that would otherwise require the full-time and attention of a business' chief executive officer, (ii) involving competition for business opportunities, and (iii) involving transactions between the Company and its affiliated companies. The Company has not adopted any procedure for dealing with such conflicts of interest, except that the Company's Board of Directors has adopted a policy that all new transactions between the Company and Duncan Hill, Kids Stuff or any other affiliated company must be approved by at least a majority of the Company's disinterested directors. Currently, the Company has only one disinterested director and Duncan Hill and Miller control the election of the directors including the disinterested directors. See "Management" and "The Company and it's Parent."

    LACK OF AT LEAST TWO INDEPENDENT DIRECTORS AND COMMITTEES THEREOF. The Company has three directors, including Miller who is the only executive officer of the Company and another director who is a director of Duncan Hill, an affiliate of the Company. The absence of at least two outside or disinterested directors and committees composed of such disinterested directors could result in less objectivity and an increased risk for conflicts of interest with respect to decisions made by the Board of Directors. See "Management."

    CONTROL BY DUNCAN HILL AND MILLER. Upon completion of the Offering, Duncan Hill and Miller (the "Control Group"), will beneficially own and control (not including outstanding Class A Warrants and options) approximately 54% of the Company's outstanding Common Stock (approximately 50% if the Underwriters' Over-Allotment Option is exercised in full), 100% of the Company's outstanding Series A Preferred Stock (5,000,000 shares) which has the same voting privileges as the Common Stock, and 100% of the Company's Series B Convertible Preferred Stock (1,100,000 shares) which also has the same voting privileges as the Common Stock and is convertible into the Company's Common Stock if certain criteria are met. Accordingly, while the new investors in the Offering will have provided approximately 93% of the total consideration paid for the Company's outstanding Common Stock, the Control Group will beneficially own approximately 89% of the Company's outstanding voting capital stock. As a result, the Control Group will remain in a position to effectively elect all of the directors of the Company and control its affairs and policies. Miller and his wife beneficially own an aggregate of approximately 68% of the shares of the outstanding common stock of Duncan Hill, and thus are in a position to exercise effective control over the affairs of the Company through their control over affairs of Duncan Hill. Ultimate voting control by Miller may discourage certain types of transactions involving actual or potential control of the Company, including transactions in which the public holders of the Common stock might receive a premium for their shares over prevailing market prices. See "Principal and Selling Stockholders."

    HISTORY OF OPERATING AND NET LOSSES/UNCERTAINTY AS TO FUTURE OPERATING RESULTS. The Company's bridge financing completed in January, 1998 will result in a one time charge to earnings of approximately $3,350,000 in 1998. See "Use of Proceeds--Bridge Financing." Previously, the Company experienced losses for the years ended December 31, 1997 and 1996 of $61,772 and $115,523, respectively. The Company believes that in order to achieve profitability, it must increase retail and catalog sales, expand the membership of the Havana Group Direct and effectively monitor and control costs. Accordingly, there can be no assurance that the Company will operate profitably in the future. Furthermore, future operating results depend upon many factors, including general economic conditions, the level of competition and the ability of the Company to continue to attract and retain customers successfully. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

    COMPANY GUARANTEE OF KIDS STUFF LINE OF CREDIT. The assets of the Company are pledged as collateral along with the assets of Duncan Hill to guarantee an $800,000 revolving bank line of credit in the name of Kids Stuff, a subsidiary of Duncan Hill. The bank line of credit, which had a balance of $732,000 at April 15, 1998, is for an open term, payable on demand. The repayment of this credit facility is also irrevocably guaranteed by Miller and the Company and cannot be terminated by them unless Kids Stuff pays off the line of credit in full. In the event that Kids Stuff is unable to meet the terms and conditions of the line of credit and the bank were to collect against the Company as guarantor pursuant to an irrevocable guarantee, this could adversely affect the Company's operations. In this respect, at December 31, 1997, Kids Stuff has working capital of $162,877 and a net worth of $1,822,664. For the years ended December 31, 1997, 1996 and 1995, Kids Stuff incurred a net profit (loss) of $50,097, $(521,640) and $(536,992), respectively. Although United Bank has been requested by Kids Stuff to waive the Company's guarantee, no assurance can be given that United Bank will honor such request. See "Certain Transactions," "The Company and Its Parent" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    DEPENDENCE UPON KIDS STUFF, AN AFFILIATE OF THE COMPANY. The Company's ability to effectively promote products, manage inventory, efficiently purchase, sell and ship products, and maintain cost-effective operations are each dependent upon the accuracy, capability and proper utilization of the Company's outside data processing and telephone systems. The Company's telemarketing, data processing, customer service and management information systems functions are performed by and purchased from Kids Stuff, an affiliate of the Company, pursuant to an agreement. A significant disruption or loss affecting the telephone or computer systems or any significant damage to Kids Stuff's facilities could have a material adverse effect on the Company's business. The Company has an agreement with Kids Stuff to also provide the Company with order fulfillment, warehousing, and administrative services. These services are essential to the Company's operations. If for any reason whatsoever Kids Stuff were unable to provide these services, the Company's operations may be materially adversely affected until such time as the Company is able to provide these services, itself or through an independent third party. See "Certain Transactions," "The Company and Its Parent" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    DEPENDENCE ON OFFERING PROCEEDS--PAYMENTS TO THE BRIDGE LENDER, MILLER AND DUNCAN HILL. As a result of its operating results and lack of working capital, the Company needs the proceeds of the Offering primarily for the purchase of inventory, humidor construction and for working capital. Further, approximately $50,000 has been allocated toward payment of Miller's salary, approximately $110,000 of the net proceeds of the Offering will be paid to an affiliate of the Company and approximately an additional $102,000 will be paid to the Selling Security Holder. See "Use of Proceeds," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    POSSIBLE NEED FOR ADDITIONAL FINANCING. The proceeds of the Offering are estimated to be applied over a period of at least twelve months following the completion of the Offering. The Company may require additional financing during such twelve month period due to unforeseen events or to open additional retail smoke shops. The Company does not currently have the capital to open such additional retail smoke shops and is expected to be dependent upon external financing beyond the proceeds of the Offering to meet this potential objective. No assurances can be given that such financing will be available or, if available, that such financing can be obtained on terms satisfactory to the Company. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    CONSTRAINTS ON ABILITY TO SATISFY DEMAND FOR PREMIUM CIGARS. The Company has experienced, and may from time-to-time experience a shortage of certain cigars, especially premium cigars. Although many premium cigar manufacturers have taken measures to increase production, there can be no assurance that the Company will have access to sufficient supplies of premium cigars to meet its customers' expressed demands. The Company is not a party to long-term supply contracts with any manufacturers. The Company relies upon the strength of its relationships with leading manufacturers to meet its supply requirements. There can be no assurance that the Company will be able to continue to maintain these relationships or that such relationships will be sufficient to enable the Company to meet future demand for its proprietary cigars and other premium branded cigars which the Company sells. Any material inability of the Company to expand its current supply of cigars in a timely manner would have a material adverse effect on the Company's business, results of operations and financial condition.

    Cigar manufacturers have experienced, and continue to experience, shortages of properly aged and blended tobacco ready for manufacturing, and shortages of skilled employees for blending and rolling premium cigars. In general, the aging process for tobacco requires that tobacco be purchased several years in advance of actual use in the manufacturing process. Tobacco shortages may prevent the Company from purchasing sufficient cigars to meet demand, maintaining its growth expectations or even maintaining its current level of sales. These factors are all outside the control of the Company, may significantly impact the ability of the Company to secure an adequate supply of premium cigars in a timely fashion and could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business."

    POSITIVE TRENDS FOR CIGAR MARKET MAY NOT CONTINUE. According to industry sources, the cigar industry experienced declining unit sales between 1964 and 1993. While the cigar industry has experienced increasing annual unit sales since 1993, there can be no assurance that recent positive trends will continue on a long-term basis or that new customers will remain cigar smokers in the future. In addition, the market for premium cigars, and consequently the Company's sales and results of operations, will be subject to fluctuations based upon general economic conditions in the United States. If there were to be a general economic downturn or recession in the United States, the Company expects that the market for luxury related items such as premium cigars would decrease. In the event of such an economic downturn or recession, there can be no assurance that the Company's business, results of operations and financial condition would not be materially adversely affected.

    DEPENDENCE UPON ONE RETAIL SMOKESHOP. The Company owns and operates one retail store opened in December 1997 (the "Smokeshop") and may open additional retail cigar stores depending upon the success of its existing store and available external financing. No assurance can be given that the retail smokeshop will be profitable in the future or that any additional Company stores will be opened and achieve profitability. The profitable operation of any new retail stores is dependent on a number of factors, including obtaining sufficient financing, identifying appropriate geographic markets, evaluating the suitability of specific locations within such markets, hiring, training and assimilating management and store level employees, negotiating acceptable lease terms and constructing and opening new stores in a timely and cost effective manner. There can be no assurance that the Company will be able to successfully identify, open, finance and operate additional retail stores. See "Business."

    PRODUCT SOURCING. The Company acquires products for resale in its catalogs from numerous domestic and international vendors. All "E A Carey" and "Duncan Hill" pipes are manufactured by the Company's wholly-owned subsidiary, Monarch. Monarch supplies approximately 16% of the Company's catalog products. Other than Monarch, the Company currently has three vendors that supply more than 10% of its catalog products. These companies include Lane Limited (32.4%), Hollco-Rohr Co. (13.6%) and Consolidated Cigar Inc. (12.7%). Any disruption of service from any of these companies may have an adverse effect on the Company's future sales. See "Business--Product Sourcing."

    POTENTIAL PRODUCT LIABILITY. There is a possibility that someone could claim personal injury or property damage resulting from the use of products purchased from the Company. As a seller of tobacco products, the Company is exposed to potential liability. Since 1990, Duncan Hill has maintained, for itself and its subsidiaries (including the Company), product liability insurance. Currently, the amount of coverage is $1 million per occurrence and $2 million in the aggregate. The policies are for a period of one year and are currently in effect through September 17, 1998. Although the Company believes that its present insurance coverage is sufficient for its current level of business operations, there is no assurance that such insurance will be sufficient to cover potential claims, or that adequate, affordable insurance coverage will be available to the Company in the future. An uninsured successful claim against the Company or a successful claim in excess of the liability limits or relating to an injury excluded under the policy could have a material adverse effect on the Company. See "Business--Product Liability Insurance."

    COMPETITION. The retail and mail order catalog business is highly competitive. The Company's catalogs compete with several other cigar mail order catalogs. The Company's retail store competes with other smokeshops, estimated at over 1,000 in the United States. Most of the Company's competitors have greater financial, distribution and marketing resources than the Company. There can be no assurance that the Company will be able to compete effectively with existing or potential competitors. See "Business-- Competition."

    EXTENSIVE AND INCREASING REGULATION OF TOBACCO PRODUCTS. The tobacco industry is subject to regulation in the United States at the federal, state and local levels, and the recent trend is toward increasing regulation. A variety of bills relating to tobacco issues have been recently introduced in the United States Congress, including bills that, if passed, would: (i) curtail the advertising and promotion of all tobacco products and restrict or eliminate the deductibility of such advertising expenses; (ii) increase labeling requirements on tobacco products to include, among other things, addiction warnings and lists of additives and toxins; (iii) modify federal preemption of state laws to allow state courts to hold tobacco manufacturers liable under common law or state statutes; (iv) shift regulatory control of tobacco products at the federal level from the United States Federal Trade Commission (the "FTC") to the United States Food and Drug Administration (the "FDA") and require the tobacco industry to fund the FDA's oversight; (v) increase tobacco excise taxes; (vi) restrict the access to tobacco products by, among other things, banning the distribution of tobacco products through the mail, except for sales subject to proof of age;
(vii) require licensing of retail tobacco product sellers; (viii) regulate tobacco product development; and (ix) require tobacco companies to pay for healthcare costs incurred by the federal government in connection with tobacco related diseases. Although hearings have been held on certain of these proposals, to date, none of such proposals have been passed by Congress. Future enactment of such proposals or similar bills may have a material adverse effect on the Company's business, results of operations and financial condition.

    In August 1996, the FDA determined that nicotine is a drug. Accordingly, the FDA determined that it had jurisdiction over cigarettes and smokeless tobacco products, pursuant to the FDA determination that cigarette and smokeless tobacco products are drug delivery devices used for the delivery of nicotine. Although certain legal challenges to the FDA's determination are pending, there can be no assurance that such determination will not be upheld, nor that in the future, the FDA will not prevail in an attempt to extend such jurisdiction to cigars. In addition, a majority of states restrict or prohibit smoking in certain public places and restrict sale of tobacco products (including cigars) to minors. Local legislative and regulatory bodies have increasingly moved to curtail smoking by prohibiting smoking in certain buildings or areas or by requiring designated "smoking" areas. Individual establishments such as bars and restaurants have further prohibited pipe and cigar smoking even though other tobacco products are permitted in such establishments. Further restrictions of a similar nature could have a material adverse effect on the business, results of operations and financial condition of the Company. Numerous proposals have also been considered at the state and local level restricting smoking in certain public areas.

    Federal law has required health warnings on cigarettes since 1965 and on smokeless tobacco since 1986. Although no federal law currently requires that cigars carry such warnings, California has enacted laws requiring that "clear and reasonable" warnings be given to consumers who are exposed to chemicals determined by the state to cause cancer or reproductive toxicity, including tobacco smoke and several of its constituent chemicals. Similar legislation has been introduced in other states. In addition, effective January 1, 1998, smoking, including cigar smoking, has been banned by the State of California in all bars, taverns and clubs where food and alcohol is served. Other legislation introduced in a state would, if enacted, require warning labels on cigar boxes. Certain states have enacted legislation which require cigar manufacturers to provide information on the levels of certain substances in their cigars to these states on an annual basis. There can be no assurance that such legislation or more restrictive legislation will not be passed by one or more states in the future. Consideration at both the federal and state level also has been given to consequences of second hand smoke. There can be no assurance that regulations relating to second hand smoke will not be adopted or that such regulations or related litigation would not have a material adverse effect on the Company's business, results of operations and financial condition.

    Increased cigar consumption and the publicity such increase has received may increase the risk of additional regulation of cigars. Increased publicity may prompt research studies by various agencies such as the National Cancer Institute, the American Cancer Society, and others. Such research can, by its ultimate content, influence additional regulation of cigars by federal, state, and local regulatory bodies. There can be no assurance that any such legislation or regulation would not have a material adverse effect on the Company's business, results of operations and financial condition. See "Business--Tobacco Industry-- Government Regulations."

    On a national level, Senate Bill 1415 has been introduced by Senator John McCain. This Bill proposes the comprehensive regulation of tobacco products, but at the time of its introduction, it specifically excluded the regulation of cigars and pipe tobacco. However, the Bill does contain a provision requiring the Secretary of Health and Human Services to monitor the use of cigars and pipe tobacco by underage individuals. The Secretary is required to notify Congress "if the Secretary determines that a decrease in underage use of tobacco products resulting from the enactment of Senate Bill 1415 has produced an increase in underage use of pipe tobacco and cigars." Presumably, at that time, Congress would consider expanding the definition of regulated products to include cigars and pipe tobacco.

    Beyond Congressional action, federal regulators have also been examining whether the cigar industry merits tougher rules, as well. In early 1998, the Federal Trade Commission ordered cigar manufacturers to report how they market cigars, how much they spend on advertising, and who is buying their products. The FTC Chairman indicated that warning labels might be justified in the future.

    TOBACCO INDUSTRY LITIGATION. The tobacco industry has experienced and is experiencing significant health-related litigation. Private plaintiffs in such litigation are seeking compensatory and, in some cases, punitive damages, for various injuries claimed to result from the use of tobacco products or exposure to tobacco smoke, and some of these actions have named cigarette distributors as well as manufacturers as defendants. Over 40 states have filed lawsuits against the major United States cigarette manufacturers to recover billions of dollars in damages, primarily costs of medical treatment of smokers. On June 20, 1997, the Attorneys General of 40 states and several major cigarette manufacturers announced a proposed settlement of the lawsuits filed by these states (the "Proposed Settlement"). The Proposed Settlement, which will require Federal legislation to implement, is complex and may change significantly or be rejected. The Proposed Settlement would significantly change the way in which cigarette companies and tobacco companies do business. Among other things, the tobacco companies would pay hundreds of billions of dollars to the various states; the FDA could regulate nicotine as a "drug" and tobacco products as "drug delivery devices;" all outdoor advertising, sports event advertising and advertising on non-tobacco products would be banned and certain class action lawsuits and punitive damage claims against tobacco companies would be prohibited. Since changes to the Proposed Settlement may be made, or the Proposed Settlement may not be adopted by Federal Legislation, or some of the major United States cigarette manufacturers may withdraw their participation in the Proposed Settlement, the potential impact of the Proposed Settlement on the cigar industry in general and the Company in particular is uncertain. There can be no assurance that similar litigation will not be brought against cigar manufacturers and distributors. The potential costs to the Company of defending prolonged litigation and any settlement or successful prosecution of any health-related litigation could have a material adverse effect on the Company's business, results of operations and financial condition. The State of Florida has entered into a separate settlement agreement with major United States cigarette manufacturers with respect to tobacco products, including roll-your-own and little cigars. This settlement agreement provides, in part, for a ban on billboard and transit advertising, significant document disclosure by the settling cigarette companies, billions of dollars in settlement payments and certain adjustments pending the resolution of the Proposed Settlement. The State of Mississippi has announced a separate settlement agreement with major cigarette manufacturers which provides for a payment of $4.0 billion, however, if the Proposed Settlement is approved the Proposed Settlement will supersede the Mississippi settlement. The recent increase in the sales of cigars and the publicity of such increases may increase the probability of legal claims. See "Business--Tobacco Industry Litigation."

    SALES TAX COLLECTION. Under current law, catalog retailers are permitted to make sales in states where they do not have a physical presence (e.g. offices) without collecting sales tax. Congress, however, has the power to change these laws. Since 1987, legislation has been introduced periodically in the U.S. Congress which would permit states to require sales tax collection by mail order companies. To date, this proposed legislation has not been passed. Should Congress, however, pass such legislation in the future, most states could be expected to require sales tax collection by out-of-state mail order companies. This would increase the cost of purchasing the Company's products in those states and eliminate whatever competitive advantage that the Company may currently enjoy with respect to in-state competitors in terms of sales taxation, as well as increasing the administrative and overhead costs to the Company in connection with the collection of such sales tax. There can be no assurances given that these state sales tax laws will not be changed in the future to the detriment of the Company.

    SOCIAL, POLITICAL AND ECONOMIC RISKS ASSOCIATED WITH INTERNATIONAL
TRADE. The cigars sold by the Company are manufactured outside the United States, principally in the Dominican Republic, Honduras, and Nicaragua. As a result, the Company is exposed to the risk of changes in social, political and economic conditions inherent in foreign operations and international trade including changes in the law and policies that govern foreign investment and international trade in such countries, as well as, to a lesser extent, changes in United States laws and regulations relating to foreign investment and trade. Any such social, political or economic changes could pose, among other things, the risk of supply interruption or significant increases in the prices of tobacco products. Any such changes in social, political or economic conditions may have a material adverse effect on the Company's business, results of operations or financial conditions.

    TECHNOLOGICAL CHANGES IN DISTRIBUTION AND MARKETING METHODS. The retail and direct marketing industry may be affected by ongoing technological developments in distribution and marketing methods such as on-line catalogs and Internet shopping. As a result, the Company's future success will depend on its ability to keep pace with technological developments and respond to new customer requirements. There can be no assurance that the Company's current marketing methods will remain competitive in light of future technological innovations. See "Business--Marketing."

    MANAGEMENT'S BROAD DISCRETION IN THE APPLICATION OF PROCEEDS OF THE OFFERING. A portion of the net proceeds of the Offering (approximately $148,000 or approximately 7% of the net proceeds) will be used for working capital and general corporate purposes of the Company. Accordingly, since no specific purpose of the funds allocated to working capital has been identified, management of the Company will have broad discretion in the use of proceeds of the Offering allocated toward working capital. Further, the Company's intended uses of the net proceeds of the offering are estimates only and there could be significant variations in the uses of proceeds due to changes in business or economic circumstances. Accordingly, the Company reserves the right to reallocate the uses of proceeds depending upon any such change of circumstances. See "Use of Proceeds."

    PATENTS, TRADE NAMES AND TRADEMARKS. The Company owns two patents: one for the Aerosphere Smoking systems; and one for the E. A. Carey Magic Inch Smoking System. The Company also owns the registered trademarks of the Duncan Hill smoking pipe, "Carey" the registered trade name for the Carey smoking pipe, and "Magic Inch", the registered trade name of the Carey smoking system. All trademarks and patents are currently maintained in effect, with the exception of the U.S. patent for the Carey Magic Inch Smoking System which has expired. There can be no assurance as to the extent of the protection that will be provided to the Company as a result of having such patents, trademarks and trade names or that the Company will be able to afford the expenses of any complex litigation which may be necessary to enforce the proprietary rights. See "Business--Patents, Trade Names and Trademarks."

    NO PRIOR PUBLIC MARKET. Prior to the Offering, there has been no public market for the Company's Units, Common Stock or Class A Warrants. There is no assurance that following the Offering an active public trading market will develop or be sustained or that the Units, Common Stock or Class A Warrants will be resold at or above the initial public offering price. Further, in the Concurrent Offering, the Company has registered for resale up to 400,000 shares of Common Stock and up to 1,738,000 Class A Warrants and the issuance of up to 1,738,000 shares of Common Stock pursuant to the exercise of such Class A Warrants. Investors in the Offering should consider the large number of securities registered for sale at any time on or after the date of this Prospectus on behalf of Selling Security Holders in the Concurrent Offering in relation to the number of securities being offered in the Offering and that such a number (including the potential or actual sale) of such securities is likely to materially adversely impact any trading market that may develop in the Company's securities. Additionally, if a market does develop, the market price of the Company's securities may trade below the initial public offering price in response to changes in the general condition of the economy or the retail and catalog business, as a whole, as well as the Company's periodic financial results which may fluctuate quarterly as a result of several factors, including the timing of catalog mailings, and changes in the selection of merchandise offered and sold.

    SEC INVESTIGATION INVOLVING THE REPRESENTATIVE. The Company has been advised by the Representative that the Securities and Exchange Commission ("SEC") has issued a formal order directing a private investigation by the staff of the SEC. Such order empowers the SEC staff to investigate whether, from June 1995 to the present, the Representative and certain other persons and/or entities may have engaged in fraudulent acts or practices in connection with the purchase or sale of securities of certain other companies in violation of Sections 10(b) and 15(c)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 17(a) of the Securities Act. These acts or practices include whether the Representative and certain other brokers or dealers effected transactions or induced transactions by making untrue statements of material fact and whether the Representative and certain others have engaged in manipulative, deceptive or other fraudulent devices. The formal order also concerns whether the Representative and certain others who have agreed to participate in a distribution have violated Rule 10b-6 of the Exchange Act by having bid for or purchased securities for accounts in which it had a beneficial interest or which is the subject of such distribution. As of April 10, 1998, the Representative understands that the SEC investigation is ongoing. The Representative cannot predict whether this investigation will result in any type of enforcement action against the Representative. See "Risk Factor"-- "Possible Adverse Effect on Liquidity and Price of the Company's Securities Due to SEC Investigation and NASD Complaint" and "Underwriting."

    NASD COMPLAINT AGAINST THE REPRESENTATIVE The Company has also been advised by the Representative that during 1996 and 1997, the staff of the NASD conducted an inquiry into the trading and sales practices of securities of another company (the "issuer") in and around April 1995. In connection with the inquiry, the NASD staff obtained documents from the Representative and conducted on-the-record interviews of, among others, the Representative's President-Chief Executive Officer, Head Trader and Chief Financial Officer. On February 20, 1998 the NASD Department of Enforcement filed an administrative complaint against the Representative, a principal of the firm and two traders from other broker-dealers. The complaint alleges that the Representative, acting through its then President-Chief Executive Officer-Sole Owner, acquired and distributed certain securities of the issuer as "statutory underwriters" without registration under
Section 5 of the Securities Act representing approximately 28% of the available float in the security in purported violation of NASD Rule 2110 and failed to provide customers with an offering prospectus. The complaint further alleges that at the same time the Representative and its then President-Chief Executive Officer-Sole Owner (the "Respondents") (i) entered into a consulting agreement with the issuer to arrange for the sale of certain of its securities at a "designated price" slightly below the market at the time; (ii) sold short to retail customers the issuer's securities at prices substantially above the designated price; (iii) acquired from five short term investors securities of the issuer to cover the Representative's large short inventory position in what had previously been an inactive or thinly traded market for the issuer's securities; (iv) illegally bidded for, purchased, or induced others to purchase the issuer's securities in the secondary market while a distribution was still in progress; and (v) continued to make a market in the corporations's stock all in purported violation of Section 10(b) of the Exchange Act and Rule 10b-6 thereunder and NASD Rules 2110 and 2120. Moreover, the complaint alleges that the Respondents caused the aforementioned alleged unregistered distribution without filing the necessary documents with the NASD's Corporate Financing Department and failed to disclose to customers alleged unfair excessive and unreasonable compensation received from the distribution in violation of NASD Rules 2110 and 2710. In addition, the complaint alleged that the Respondents fraudulently manipulated the market for the issuer's common stock by arbitrarily increasing the share price and by artificially inflating the reported trade volume through "wash" and "matched" or circular trading so as to create the appearance of an active market in the stock in purported violation of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder and NASD Rules 2110 and 2120. According to the complaint, alleged manipulation resulted in an illicit profit to the Representative of approximately $402,509. The Complaint contains the following prayer for relief: (1) findings of fact and conclusions of law that Respondents committed the violations charged and alleged; (2) an order imposing sanctions upon the Respondents in accordance with NASD Rule 8310; (3) an order requiring Respondents to disgorge fully any and all ill-gotten gains and/or make full and complete restitution, together with interest; (4) an order imposing such costs of any proceeding as are deemed fair and appropriate under the circumstances in accordance with NASD Rule 8330; and (5) an order imposing any other fitting sanction. The Respondents have indicated that they intend vigorously to contest the allegations. A hearing has not yet been scheduled and there have been no findings of fact or violations of law in this case. See "Risk Factor"-"Possible Adverse Effect on Liquidity and Price of the Company's Securities Due to SEC Investigation and NASD Complaint" and "Underwriting."

    POSSIBLE ADVERSE EFFECT ON LIQUIDITY AND PRICE OF THE COMPANY'S SECURITIES DUE TO SEC INVESTIGATION AND NASD COMPLAINT. The Company has been advised that in the event a public market for the Company's securities should develop, of which no assurances can be given, the Representative intends to make a market in the Company's Units and components thereof following the Offering in the over-the-counter market, subject to compliance with Regulation M of the Exchange Act. An unfavorable resolution of the SEC investigation and/or NASD complaint concerning the sales and trading activities and practices of the Representative could have the effect of limiting or curtailing the Representative's ability to make a market in the Company's securities in which case the market for and liquidity of the Company's securities may be adversely affected. See "Underwriting" and "Risk Factor-No Prior Public Market/Market Volatility."

    IMMEDIATE AND SUBSTANTIAL DILUTION TO PUBLIC INVESTORS. The Offering will result in an immediate and substantial dilution of the public's investment in the Company because the $1.37 adjusted net tangible book value per share of the Common Stock upon the completion of the Offering will be $4.63 per share (77%) less than the $6.00 per share offering price of the share of Common Stock without giving any value to the Class A Warrant included in the Unit. See "Dilution."

    RECENT SALES OF SECURITIES. Recently the Company entered into certain transactions pursuant to which the Company issued and sold Series B Preferred Stock (which is convertible into Common Stock on a one-for-one basis commencing any time after the Company has achieved pre-tax earnings of at least $500,000 during any fiscal year) and securities convertible into Common Stock and Class A Warrants at prices per share substantially below the initial offering price of the Company's securities. These transactions can be summarized as follows: On December 8, 1997, the Company sold 1,100,000 shares of Series B Preferred Stock to Duncan Hill in exchange for Duncan Hill's assumption of $300,000 of indebtedness owing to Kids Stuff equivalent to $.27 per share of Common Stock on an as converted basis. The Series B Preferred Stock was recorded at an estimated fair value of $1,100,000. See "Certain Transactions." On January 23, 1998, the Company issued a Convertible Note to the Bridge Lender in the principal amount of $100,000 and a Non-Convertible Note to the Bridge Lender in the principal amount of $100,000 in connection with a $200,000 loan to the Company. Upon the completion of the offering, the Convertible Note automatically converts into 400,000 shares of the Company's Common Stock (and 1,400,000 Class A Warrants) equivalent to $.25 per share of Common Stock without attributing any value to the Class A Warrants, which price is substantially below the public offering price of the Company's Common Stock (i.e. $6.00 per share without attributing any value to the Class A Warrants included in the Units). The Non-Convertible
Note is due and payable upon the completion of the Offering. See "Use of Proceeds" and "Selling Security Holders."

    LIMITATION ON DIRECTOR LIABILITY. As permitted by Delaware corporation law, the Company's Certificate of Incorporation limits the liability of Directors to the Company or its stockholders to monetary damages for breach of a Director's fiduciary duty except for liability in certain instances. As a result of the Company's charter provision and Delaware law, stockholders may have a more limited right to recover against Directors for breach of their fiduciary duty. See "Management-Limitation of Directors' Liability and Indemnification Matters."

    NO CASH DIVIDENDS TO HOLDERS OF COMMON STOCK. The Company has not paid cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The Company intends to retain future earnings, if any, to finance its growth. Notwithstanding the foregoing, the Company intends to pay cash dividends to the holders of the Company's Series B Preferred Stock. See "Description of Securities" and "Dividend Policy."

    CERTAIN IMPLICATIONS OF TRADING-OVER-THE-COUNTER; "PENNY STOCK"
REGULATIONS. The Representative has applied and the Company expects the Representative to receive approval for the quotation of the Company's Units, Common Stock and Class A Warrants on the Over-the-Counter ("OTC") Electronic Bulletin Board, although no assurances can be given in this regard. An investor may find it more difficult to dispose of, or to obtain quotations as to the price of, the Company's securities trading over-the-counter than had the Company qualified for its securities to be listed for quotation on a national securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

    The Securities and Exchange Commission has adopted "penny stock" regulations which applies to securities traded over-the-counter. These regulations generally define "penny stock" to be any equity security that has a market price of less than $5.00 per share or a warrant that has an exercise price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $2,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for at least three years. Subject to certain limited exceptions, the rules for any transaction involving a "penny stock" require the delivery, prior to the transaction, of a risk disclosure document prepared by the Commission that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If the Company's securities trade below $5.00 per security after the Offering, they will be a penny stock unless the Company has audited financial statements demonstrating net tangible assets of at least $2,000,000. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in the Offering to sell the Company's securities in the secondary market.

    ARBITRARY DETERMINATION OF OFFERING PRICE. The initial public offering price of the Units and the exercise price and other terms of the Warrants have been arbitrarily determined by the Company and the Representative and do not necessary bear any relationship to the assets, book value or net worth of the Company or any other recognized criteria of value. Accordingly, such prices should not be considered an indication of the Company's actual value. See "Underwriting."

    REPRESENTATIVE'S INFLUENCE ON THE MARKET; RESTRICTIONS ON MARKET MAKING ACTIVITIES DURING WARRANT SOLICITATION. The Representative intends to make a market in the Company's Units, Common Stock and Class A Warrants following the Offering, although it is not obligated to do so and there can be no assurance that a public market will develop. The Representative has advised the Company that it anticipates that other broker dealers also will make a market in the Company's securities, although no assurance can be given that this will be the case. To the extent that the Representative acts as market maker in the Company's securities, there may be dominating influences in that market. The price and liquidity of the securities may be affected by the degree, if any, of the Representative's participation in the market, because a significant portion of those securities may be sold to customers of the Representative. Such customers may subsequently engage in transactions for the sale or purchase of the Company's securities through or with the Underwriter. In the event that market making activities are commenced by the Underwriter, there is no obligation for it to continue those activities. (See "Risk Factors--Possible Adverse Effect on Liquidity and Price of the Company's Securities Due to SEC Investigation and NASD Complaint.")

    The Representative has the right to act as the Company's sole agent in connection with any future solicitation of Warrant Holders to exercise their Class A Warrants. Unless granted an exemption by the Securities and Exchange Commission from Regulation M promulgated under the Exchange Act, the Representative will be prohibited from engaging in any market-making activities with regard to the Company's securities until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Representative may have to receive a fee for soliciting the exercise of the Class A Warrants. Such limitation could impair the liquidity and market prices of the Common Stock and Class A Warrants. See "Underwriting."

    LIMITS ON SECONDARY TRADING. The Company will make application to register or has or will seek to obtain an exception from registration to offer the Units and intends to conduct its selling efforts in Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, New York, Rhode Island and Utah (the "Primary Distribution States"). Purchasers of the Units in the Offering must be residents of such jurisdictions. In addition, the Units, Common Stock and Class A Warrants will be immediately eligible for resale in the secondary market, in the event that one does develop, in each of the Primary Distribution States and in the state of Pennsylvania. Purchasers of any of these securities in any secondary trading market which may develop must be residents of such jurisdictions. Several additional states will permit secondary market sales of these securities (i) once or after certain financial and other information with respect to the Company is published in a recognized securities manual such as Standard & Poor's Corporation Records; (ii) after a certain period has elapsed from the date hereof; or (iii) pursuant to exemptions applicable to certain institutional investors. The Company intends to apply for listing in a recognized securities manual on or about the date of this Prospectus, although there can be no assurance that it will be accepted for such listing. Purchasers of Units in the Offering and future purchasers of the Company's securities in the secondary market, in the event that one does develop, may be restricted or prohibited from re-selling the securities in particular states as a result of applicable blue sky laws. These restrictions may reduce the liquidity of the securities and including their market price.

    UNDERWRITERS' UNIT PURCHASE OPTION. In connection with the Offering, the Company will sell the Underwriters an option to purchase 46,000 Units (the "Underwriters' Unit Purchase Option"). The Underwriters' Unit Purchase Option will be exercisable commencing one year from the date of this Prospectus and for four years thereafter at an exercise price of $9.00 per Unit. For the life of the Underwriters' Unit Purchase Option, the holders thereof will have the opportunity to profit from a rise in the market price of the Common Stock and/or the Warrants without assuming the risk of ownership. The Company may find it more difficult to raise additional capital if it should be needed for the business of the Company while the Underwriters' Unit Purchase Option is outstanding. At any time when the holders thereof might be expected to exercise them, the Company would probably be able to obtain additional capital on terms more favorable than those provided by the Underwriters' Unit Purchase Option. The Company has also agreed to register the Underwriters' Unit Purchase Option and the underlying securities covered thereunder in any future registration statement that the Company may file during the four-year exercise period of the Underwriters' Unit Purchase Option. This obligation could interfere with the Company's ability to obtain financing under any future registration statement filing. See "Underwriting."

    POTENTIAL ADVERSE EFFECT OF REDEMPTION OR EXERCISE OF WARRANTS. The Class A Warrants may be redeemed by the Company under certain circumstances. Should the Company provide a notice of redemption of the Class A Warrants, the holders thereof would be forced to either exercise the Class A Warrants at a time when it may be disadvantageous for them to do so, sell the Class A Warrants at the then current market price, or accept the redemption price, which will likely be substantially less than the market value of the Class A Warrants. In addition, the exercise of the Class A Warrants, may have an adverse effect on the market price of the Company's securities should a public trading market develop. Also, while the Class A Warrants are outstanding, the Company may find it more difficult to raise additional capital upon favorable terms because of the potential for the exercise of the Class A Warrants to be dilutive to future investors. See "Description of Securities."

    UNREGISTERED SHARES ELIGIBLE FOR IMMEDIATE AND FOR FUTURE SALE. As of the date of this Prospectus, the Company's outstanding unregistered securities include 931,000 shares of the Company's Common Stock, 5,000,000 shares of the Company's Series A Preferred Stock, 1,100,000 shares of the Company's Series B Convertible Preferred Stock, and options to purchase 260,000 shares of the Company's Common Stock (collectively the "Restricted Securities"). The Restricted Securities are owned by Duncan Hill or the Company's directors and are "restricted securities" as that term is defined by Rule 144 of the Securities Act, and may only be sold in compliance with the provision of Rule 144 unless otherwise registered by the Company. These stockholders may elect to sell some or all of these shares as soon as they are permitted to do so. Ordinarily, under Rule 144, a person holding restricted securities for a period of one year may, every three months thereafter, sell in ordinary brokerage transactions or in transactions directly with a market maker, an amount of shares equal to the greater of one percent of the Company's then outstanding Common Stock or the average weekly trading volume in the same securities during the four calendar weeks prior to such sale. For non-affiliated persons who own the Company's securities for at least two years, the aforementioned volume restrictions are not applicable to sales by such person. Furthermore, Duncan Hill and the directors of the Company have agreed with the Representative not to sell or otherwise transfer the Restricted Securities within 24 months of the date of this Prospectus unless earlier permitted by the Representative. The possible or actual future sales of the Restricted Securities under Rule 144 may have an adverse effect on the market price of the Company's Common Stock should a public trading market develop for such shares. See "Shares Eligible for Future Sale."

    CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE CLASS A WARRANTS. The Company will be able to issue shares of its Common Stock upon exercise of the Class A Warrants only if there is a then current prospectus relating to the shares of Common Stock issuable upon the exercise of the Class A Warrants under an effective registration statement filed with the Securities and Exchange Commission, and only if such shares of Common Stock are qualified for sale or exempt from qualification under applicable state securities laws of the jurisdiction in which the various holders of the Class A Warrants reside. Although the Company has agreed to use its best efforts to meet such regulatory requirements, there can be no assurance that the Company will be able to do so. The Class A Warrants may be deprived of any value if a prospectus covering the shares of Common Stock issuable upon their exercise is not kept effective or replaced or if such shares of Common Stock are not or cannot be qualified or exempt from qualification in the jurisdictions in which the holders of the Class A Warrants reside. See "Description of Securities--Warrants." As of the date of this Prospectus, the Company anticipates that its securities will be qualified for sale or exempt from qualification only in the Primary Distribution States. See "Risk Factors-- Limits on Secondary Trading."

    COMPANY WILL NOT RECEIVE ANY PROCEEDS FROM THE SALE OF SECURITIES BY SELLING SECURITIES HOLDERS. As more fully described under "Selling Security Holders," a substantial number of securities have been registered for sale on behalf of certain affiliated and non-affiliated persons as Selling Security Holders. The Company will not receive any proceeds from the sale of securities by the Selling Security Holdres. Accordingly, a substantial portion of the proceeds to be received from the sale of all of the registered securities will not be for the benefit of the Company. See "Selling Security Holders."

    ANTI-TAKEOVER MEASURES. The Company is subject to a Delaware statute regulating business combinations that may serve to hinder or delay a change in control of the Company, in addition to those matters relating to control of the Company discussed immediately, above. Also, pursuant to the Company's certificate of incorporation, the Company's Board of Directors may from time to time authorize the issuance of additional shares of preferred stock in one or more series having such preferences, rights and other provisions as the Board of Directors may decide. Any such issuances of preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of the holders of the Company's Common Stock and the market for those shares. There are no other provisions, however, in the Company's certificate of incorporation or bylaws that would serve to delay, defer, or prevent a takeover of the Company. See "Description of Securities."

                                USE OF PROCEEDS

    The net proceeds to be received from the sale of the 460,000 Units offered by the Company (after deducting underwriting discounts, a 3% non-accountable expense allowance and other estimated offering expenses) will be approximately $2,050,000 ($2,037,500 if the Underwriters' Over-Allotment option is exercised in full). The Company intends to use the net proceeds of the Offering over at least the next twelve months approximately as follows:

                                                                   APPROXIMATE     APPROXIMATE
                                                                    AMOUNT OF     PERCENTAGE OF
                                                                   NET PROCEEDS   NET PROCEEDS
                                                                   ------------  ---------------
Inventory........................................................   $  800,000             39%
Preferred Stock Dividend to Duncan Hill(1).......................      110,000              5
Payment of Bridge Lender.........................................
Indebtedness(2)..................................................      102,000              5
Marketing(4).....................................................      100,000              5
Humidor Construction(3)..........................................      740,000             36
Officers' Salary.................................................       50,000              2
Working Capital(5)...............................................      148,000              8
                                                                   ------------           ---
      TOTAL......................................................   $2,050,000            100%
                                                                    ==========            ===

- ------------------------

(1) The Company has allocated approximately $110,000 to be paid to Duncan Hill. The $110,000 represents the first year's cash dividend on the Series B Preferred Stock. See "Description of Securities."

(2) The Company has also allocated $102,000 to be paid to the Bridge Lender, who is also a Selling Security Holder, in satisfaction of a non-convertible note (including accrued interest at the rate of 8% per annum) which becomes due and payable upon the completion of the Offering. See "Bridge Financing."

(3) The Company intends to construct its own climate controlled warehouse in which each Havana Group member would receive an allocated portion serving as such members personal humidor, capable of storing up to 50 boxes of cigars. See "Business--Marketing."

(4) See "Business--Marketing."

(5) The Company intends to use the funds allocated toward general working capital purposes primarily for paying for the ongoing expenses of being a publicly held corporation and miscellaneous administrative expenses. In the event that the Over-Allotment Option is exercised in full by the Underwriters, working capital and the estimated net proceeds of the Offering will be reduced by $12,420 which represents the amount of the the expense allowance which the Company has agreed to pay for the benefit of the Selling Unit Holder. See "Underwriting."

BRIDGE FINANCING

    On January 23, 1998, the Company raised $200,000 in bridge financing from ARO Trust #1, 1960 Trust (Linda Gallenberger, Trustee), a non-affiliated investor, (the "Bridge Lender"). In exchange for the Bridge Lender making such loan, the Company issued to the Bridge Lender a non-convertible note due the earlier of the completion of the Offering or December 31, 1998 in the principal amount of $100,000 (the "Non-Convertible Note") and a convertible note in the principal amount of $100,000 due December 31, 1998 (the "Convertible Note"). The Convertible Note and Non-Convertible Note are collectively referred to as the "Notes." Each Note bears interest at the rate of eight (8%) percent per annum. The Convertible Note automatically converts into 400,000 shares of the Company's Common Stock and 1,400,000 Class A Warrants upon the consummation of the Offering. The 1,400,000 Class A Warrants are identical to the

Class A Warrants offered hereby. The proceeds of the bridge offering were used by the Company to pay certain expenses in connection with the Offering and to increase working capital.

    The Registration Statement, of which this Prospectus is a part, covers the sale of the 400,000 shares of the Company's Common Stock and 1,400,000 Class A Warrants (and the exercise of the Class A Warrants by the transferees of the Bridge Lender) that will be acquired by the Bridge Lender pursuant to the conversion of the Convertible Note. See "Selling Security Holders."

                                DIVIDEND POLICY

    The Company currently intends to retain any earnings to finance the development and expansion of the Company's business and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future, although it intends to pay cash dividends to holders of the Series B Preferred Stock. The declaration and payment of cash dividends by the Company are subject to the discretion of the Board of Directors of the Company. Any future determination to pay cash dividends will depend on the Company's results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the Board of Directors. The Company is not currently subject to any contractual arrangements which restricts its ability to pay cash dividends. The Company's Certificate of Incorporation prohibits the payment of cash dividends on the Company's Common Stock in excess of $.05 per share per year so long as any Serial Preferred Stock remains outstanding unless all accrued and unpaid dividends on Serial Preferred Stock has been set apart and there are no arrearages with respect to the redemption of any Series Preferred Stock.

                                    DILUTION

    The net tangible book value per share of the Company as of December 31, 1997 was approximately $.40 per share of Common Stock. Net tangible book value per share is determined by dividing the tangible net worth of the Company (tangible assets less all liabilities) by the total number of outstanding shares of Common Stock (1,000,000 at December 31, 1997). The Company's tangible assets consists of all of its balance sheet assets except for intangible assets which consists of customer lists and deferred catalog costs. After giving effect to the sale by the Company of 460,000 Units and the receipt of the net proceeds therefrom and the conversion of the Convertible Note into 400,000 shares of Common Stock, the adjusted net tangible book value per share of the Company as of December 31, 1997 would have been approximately $1.37. This represents an immediate increase in the adjusted net tangible book value per share of $0.97 to existing Common Stockholders and an immediate dilution (the difference between the price to the public per share of Common Stock and the adjusted net tangible book value per share of Common Stock after the Offering) in the adjusted tangible book value of $4.63 per share of Common Stock (representing a dilution percentage of approximately 77%)to new investors (assuming for this discussion that the share of Common Stock comprising a $6.00 Unit is valued at $6.00 per share, and the Class A Warrant included in the Unit has no value).

    The following table illustrates this per share of Common Stock dilution:

The initial price of a share of Common Stock paid by new
  investors...................................................                 $6.00

Adjusted net tangible book value per share of Common Stock
  before the Offering.........................................      $0.40

Increase in adjusted net tangible book value per share of
  Common Stock attributable to new investors..................       0.97
                                                                ---------

Adjusted net tangible book value per share of Common Stock
  after the Offering..........................................                  1.37
                                                                           ---------

Dilution in adjusted net tangible book value per share of
  Common Stock to new investors...............................                 $4.63
                                                                           =========


    The following table summarizes, as of the completion of the Offering, the differences between existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company and the total and average cash consideration paid per share.

                                                           APPROXIMATE                       APPROXIMATE
                                                           PERCENTAGE      TOTAL CASH       PERCENTAGE OF       AVERAGE
                                               SHARES       OF TOTAL      CONSIDERATION         TOTAL          PRICE PER
                                             PURCHASED      SHARES %            $          CONSIDERATION %      SHARE $
                                             ----------  ---------------  -------------  -------------------  -----------

Public Stockholders........................     460,000            25        2,760,000               93             6.00

Present Stockholders (1)...................   1,400,000            75          210,000                7              .15
                                                                                                    ---

Total......................................   1,860,000           100        2,970,000              100
                                              =========           ===        =========              ===

------------------------

(1) Upon the completion of the Offering, the Convertible Note in the principal amount of an aggregate of $100,000 will automatically convert into 400,000 shares of the Company's Common Stock and 1,400,000 Class A Warrants. These shares, but not the shares of Common Stock underlying the warrants, are included as owned by present stockholders.

    The foregoing does not include the following: (i) 920,000 shares of Common Stock issuable upon the exercise of the Class A Warrants included in the Units offered hereby; (ii) options to purchase 260,000 shares of Common Stock owned by certain directors of the Company; (iii) warrants to purchase 138,000 shares of Common Stock owned by the Selling Unit Holder and warrants to purchase 200,000 shares of Common Stock owned by Miller, which warrants upon the completion of the Offering automatically convert into warrants identical to the Class A Warrants; (iv) 1,400,000 shares of Common Stock issuable upon the exercise of 1,400,000 Class A Warrants attributable to a Selling Security Holder; (v) 1,100,000 shares issuable upon conversion of the Series B Preferred Stock; and
(vi) 138,000 shares of Common Stock issuable upon exercise of the Underwriters' Unit Purchase Option and underlying warrants.

                                 CAPITALIZATION

    The following table sets forth, as of December 31, 1997, (i) the actual capitalization of the Company, and (ii) the pro forma capitalization of the Company, including the issuance of 400,000 shares of Common Stock and 1,400,000 Class A Warrants to the Selling Security Holder upon conversion of the Convertible Note and the sale of 460,000 Units offered hereby and the receipt of the estimated net proceeds therefrom. The table below should be read in conjunction with the financial statements of the Company and notes thereto included elsewhere in the Prospectus.

                                                                                            DECEMBER 31, 1997
                                                                                       ---------------------------
                                                                                                          PRO
                                                                                          ACTUAL       FORMA(1)
                                                                                       ------------  -------------
Stockholders' Equity:

Common Stock, $.001 par value, 25,000,000 shares authorized, 1,000,000 shares issued
  and outstanding, 1,860,000 shares issued and outstanding pro forma.................  $      1,000  $       1,860
Series A Preferred Stock, $.001 par value, 10,000,000 shares authorized, 5,000,000
  shares issued and outstanding actual, and pro forma................................         5,000          5,000

Series B Convertible Preferred Stock, $.001 par value, 10,000,000 shares authorized,
  1,100,000 shares issued and outstanding actual, and pro forma......................         1,100          1,100

Additional Paid-in-capital...........................................................     1,092,900      6,591,993
Retained Earnings (deficit)..........................................................      (176,887)    (3,528,887)
                                                                                       ------------  -------------
      Total Stockholders' Equity.....................................................  $    923,113  $   3,071,066
                                                                                       ============  =============

------------------------

(1) Does not include the following: (i) 920,000 shares of Common Stock issuable upon the exercise of the Class A Warrants included in the Units offered hereby; (ii) options to purchase 260,000 shares of Common Stock owned by certain directors of the Company; (iii) warrants to purchase 138,000 shares of Common Stock owned by the Selling Unit Holder and warrants to purchase 200,000 shares of Common Stock owned by Mr. Miller, which warrants upon the completion of the Offering automatically convert into warrants identical to the Class A Warrants; (iv) 1,400,000 shares of Common Stock issuable upon the exercise of 1,400,000 Class A Warrants attributable to a Selling Security Holder; (v) 1,100,000 shares issuable upon conversion of the Series B Preferred Stock; and (vi) 138,000 shares of Common Stock issuable upon exercise of the Underwriters' Unit Purchase Option and underlying warrants.

                            SELECTED FINANCIAL DATA

    Set forth below are the selected financial data of the Company as of and for the years ended December 31, 1995, 1996 and 1997. This selected financial data as of and for the years ended December 31, 1995, 1996 and 1997 has been derived from the historical financial statements of the Company, which include the financial statements of its predecessor, Carey, and which have been audited by Hausser +Taylor LLP, whose report with respect to such financial statements appears elsewhere in the Prospectus. Also set forth below are (i) adjusted selected financial data for the year ended December 31, 1997, which data has been derived from the Company's historical financial statements included elsewhere in the Prospectus and reflects the completion of a $200,000 bridge financing on January 23, 1998 and (ii) the pro forma financial statements which give effect to the sale of 460,000 Units offered hereby and the automatic conversion of the Convertible Note upon the completion of the Offering into a total of 400,000 shares and 1,400,000 Class A Warrants. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as the Company's historical financial statements and the related notes, included elsewhere in the Prospectus.

                                                                                  YEAR ENDED DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1995          1996          1997
                                                                          ------------  ------------  ------------
Statement of Operational Data:
  Net Sales.............................................................  $  1,668,927  $  1,656,316  $  1,427,574
  Net Loss..............................................................       (64,626)     (115,523)      (61,772)
  Net Loss per common share.............................................  $       (.06) $       (.12) $       (.06)
  Weighted average number of shares outstanding during the period(1)....     1,000,000     1,000,000     1,000,000

                                                                                    DECEMBER 31, 1997
                                                                       -------------------------------------------
                                               1995          1996         ACTUAL     AS ADJUSTED(2)  PRO FORMA(3)
                                           ------------  ------------  ------------  --------------  -------------
Balance Sheet Data:
  Total Assets...........................  $  1,557,547  $  1,550,754  $  1,240,228   $  1,440,228    $ 3,388,181
  Working Capital........................       229,947       153,130       335,747        435,747      2,483,700
  Total Liabilities......................       756,639       865,369       317,115        417,115        317,115
  Stockholder's Equity...................       800,908       685,385       923,113      1,023,113      3,071,066

- ------------------------

(1) Reflects the reincorporation and recapitalization of Carey in Delaware. "The Company and its Parent--the Reincorporation."

(2) Reflects the completion of $200,000 of bridge financing. See "Management's Discussion and Analysis of Financial Condition and Results of Operation," "Use of Proceeds--Bridge Financing" and "Certain Transactions."

(3) Reflects the sale of 460,000 Units offered hereby, and the receipt of the net proceeds and repayment of $102,000 including estimated accrued interest.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    This discussion should be read in conjunction with the information in the financial statements of the Company and notes thereto appearing elsewhere in this Prospectus.

OVERVIEW

    The Company currently derives its revenues from three sources; retail sales from the Smokeshop, direct mail of catalogs and from the operation of its Carey Tobacco Club. During the year ended December 31, 1997, the Company mailed 389,540 catalogs which generated sales of $1,097,670, approximately 74% of total gross revenue. Carey Tobacco Club, a monthly program of tobacco shipments that supply pipe tobacco to individual Club members, generated $368,009 in gross sales, representing approximately 25% of total gross revenue. The Smokeshop was opened on December 8, 1997 and generated sales of $8,781 for remainder of December 1997.

RESULTS OF OPERATIONS

    YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996.

    Total net sales for the year ended December 31, 1997 decreased $228,742 or 13.8%, to $1,427,574, compared with $1,656,316 during the year ended December 31, 1996. Net sales include sales from merchandise, shipping and handling charges and mailing list rental. This decrease was largely attributable to two items. First, sales from tobacco club members decreased $251,870, or 40.6%, from $619,879 to $368,009 for the year ended December 31, 1996 and 1997, respectively. Carey Tobacco Club membership decreased from approximately 2,530 at December 31, 1996 to approximately 2,070 at December 31, 1997. Second the Company operated a retail outlet store, "Carey's Smokeshop," until October 1996. Net sales through December 31, 1996 were $57,389, compared to sales of $8,781 for the year ended December 31, 1997. The Company has decided to terminate the outlet store concept and concentrate on an upscale retail store, The Havana Group (the "Smokeshop"). The Company recently opened the Smokeshop during December 1997 in an off-mall location in Canton, Ohio.

    The above mentioned decreases were partially offset by an increase in catalog sales. Net sales attributable to the catalog increased 7.3%, from $979,048 for the year ended December 31, 1996, to $1,050,784 for 1997. This increase came from an increase in net revenue per catalog mailed of $.49, from $2.19 to $2.68 for the year ended December 31, 1996 and 1997, respectively.

    Cost of sales as a percentage of net sales decreased from 57.7% for 1996 to 54.2% for 1997. The largest factor for this was the decrease in merchandise costs, as a percentage of net sales. Merchandise costs decreased from 36.9% to 33.3% of net sales, from 1996 to 1997. The Company attributes this decrease to increased prices, which it believes helped produce increased margins.

    Selling expenses, as a percentage of net sales, decreased from 22.6% for 1996 to 22.2% for 1997. General and administrative expenses were $398,952, or 27.9% of net sales, for the year ended December 31, 1997, and $450,876, or 27.2% of net sales, for the same period of 1996. This dollar decrease is attributable to a decrease in the allocation from the affiliate handling administrative functions for the Company. General and administrative expenses for 1996 were incurred by Duncan Hill, and allocated to the Company and Kid Stuff based on the percentage of assets of each operating subsidiary to the total assets for both operating subsidiaries, exclusive of the assets of Duncan Hill. For 1996, the Company's and Kid Stuff's allocation was 31% and 69%, respectively, of Duncan Hill's total general and administrative expenses. Effective January 1, 1997, the Company began purchasing administrative functions from Kids Stuff. General and administrative expenses incurred by Kids Stuff were allocated to the Company on a pro rata basis determined by the respective percentage of total assets of the Company and Kids Stuff. For the six months ended June 30, 1997, the Company's allocation was 33% of the total general and administrative expenses. For the six months ended December 31, 1997, the Company's allocation was 21% of the consolidated total general and administrative expenses, due to the acquisition of a catalog by Kids Stuff. See "Certain Transactions" and "The Company and Its Parent."

    Net loss for the year ended December 31, 1997 was $61,772, or 4.3% of net sales. Net loss for 1996 was $115,523, or 7.0% of net sales. This improvement is attributable to decreased cost of sales.

LIQUIDITY AND CAPITAL RESOURCES

    At December 31, 1997, the Company had a deficit in retained earnings of $176,887, compared to retained earnings of $684,885 at December 31, 1996. This resulted from a net loss of $61,772 for the year ended December 31, 1997 and an $800,000 adjustment to estimated fair value of 1,100,000 shares of Series B Preferred stock issued to Duncan Hill.

    For the year ended December 31, 1997, the impact of the operating loss on the Company's cash position was increased by changes in working capital which effected operating activities. The operating activities consumed $224,327 in cash through increases in accounts receivable, inventories, deferred catalog expenses and prepaid expenses, but provided $37,104 from an increase in accounts payable, customer advances and other accrued expenses. The net effect of these changes and non-cash charges of $39,780 relating to depreciation and amortization, when added to the Company's net loss, resulted in net cash used by operating activities of $209,215.

    For the year ended December 31, 1996, the impact of the operating loss on the Company's cash position was offset by the use of cash of $5,422 through increases in deferred catalog expense and an increase in prepaid expenses, but provided $113,978 in cash through a decrease in accounts receivable, inventories and an increase in accounts payable, customer advances and other accrued expenses. The net effect of these changes and non-cash charges of $38,706 relating to depreciation and amortization resulted in cash provided by operating activities was $31,739.

    For the year ended December 31, 1997, the Company's financing activities provided $378,322 in cash, from changes in current obligations to/from affiliates, and used $500 for the return of additional capital contribution to Duncan Hill for net cash used by financing activities of $377,822. The Company's investing activities used $94,891 in investments in fixed assets during 1997. For 1996, the Company's financing activities used $35,165 in cash.

    For the year ended Decmeber 31, 1997, the combined effect of net cash used by operating activities of $209,215, net cash provided by financing activities of $377,822, and cash used by investing activities of $94,891 resulted in an increase in cash of $73,716 from $5,895 at December 31, 1996 to $79,611 at December 31, 1997. For the year ended December 31, 1996, the combined effect of net cash provided by operating activities of $31,739, and net cash used by financing activities of $35,165 decreased cash from $9,321 to $5,895 at December 31, 1996.

    The Company has no credit facility at the current time. However, the assets of the Company are pledged as collateral along with the assets of Duncan Hill to guarantee an $800,000 bank line of credit in the name of Kids Stuff. Kid Stuff's bank line of credit had a balance of $732,000 at April 15, 1998. The line of credit is for an open term, payable on demand. The repayment of the facility is guaranteed by Miller and the Company and is not terminable without the line-of-credit being paid in full. Interest is charged at the rate of 1% over prime. It is the policy of the bank to review the credit facility annually, and to require that the Company maintain a zero balance on the credit line for a period of thirty consecutive days sometime during the course of each year. The bank agreed to waive the "zero balance" required for the 1997 loan year ended June 30, 1997, because Kids Stuff's current cash flow would not allow it to comply before then.

    In December 1997, the Company's predecessor, Carey, effected a reincorporation in Delaware and recapitalized the Company by replacing the 100 shares of no par value Carey common stock owned by the Company's parent, Duncan Hill with 1,000,000 shares of the Company's $.001 par value Common Stock and 5,000,000 shares of Series A Preferred Stock (and 138,000 warrants which automatically, upon the completion of the Offering, convert into Class A Warrants identical to those sold in the Offering) through a stock split and stock dividend.

    The Company also issued to Duncan Hill 1,100,000 shares of Series B Convertible Preferred Stock in exchange for Duncan Hill's assumption of a $300,000 liability due to Kids Stuff. The Series B Convertible Preferred shares are convertible at the option of the holder into the Company's Common Stock at any time after the Company's pre-tax earnings reach $500,000 in any given calendar year on a one to one conversion basis. See "Certain Transactions" and "Description of Securities."

    On January 23, 1998, the Company raised $200,000 in bridge financing from the Bridge Lender. The Company issued the Non-Convertible Note due the earlier of the completion of the Offering or December 31, 1998 in the principal amount of $100,000 and the Convertible Note in the principal amount of $100,000 due December 31, 1998. Each Note bears interest at the rate of eight (8%) percent per annum. The Convertible Note automatically converts into a total of 400,000 shares of the Company's Common Stock and 1,400,000 Class A Warrants upon the consummation of the Offering. See "Use of Proceeds - Bridge Financing" and "Selling Security Holders." As a result of this financing, the Company will recognize a one time charge to earnings of approximately $3,350,000 in 1998. See "Notes to Consolidated Financial Statements, Note 4E-Sale of Unregistered Securities."

    Effective January 1, 1998, the Company has an agreement with Kids Stuff whereby Kids Stuff provides administrative functions to the Company at an annual cost of $206,100. Kids Stuff is also providing fulfillment services to the Company at a cost of $2.40 per order processed. The aforesaid $206,100 and $2.40 per order processed is based upon actual costs incurred by Kid Stuff in 1997. The Company is also obligated to pay 5% of 1998 pre-tax profits to Kids Stuff in connection with these administrative and fulfillment services. See "The Company and its Parent" and "Certain Transactions."

    In October 1995, Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, was issued which establishes accounting and reporting standards for stock-based compensation plans. This standard encourages the adoption of the fair value-based method of accounting for employee stock options or similar equity instruments, but continues to allow the Company to measure compensation cost for those equity instruments using the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Under the fair value-based method, compensation cost is measured at the grant date based on the value of the award. Under the intrinsic value-based method, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date or other measurement date over the amount the employee must pay to acquire the stock. The Company uses the intrinsic value-based method for stock-based compensation to employees. As a result, there will be no effect to the Company other than to require a pro forma footnote disclosure. See "Notes to Consolidated Financial Statements, Note 8--Fair Value of Stock Based Compensation."

    As of the date of this Prospectus, the Company has granted its three directors options to purchase an aggregate of 260,000 shares of the Company's Common Stock at an exercise price of $6.00 per share. These options contain provisions pursuant to which the exercise price will decrease based upon the Company's operating performance. The Company does not anticipate that these options will have any material impact on its future operations.

    In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share" and SFAS No. 129, "Disclosure of Information About Capital Structure." SFAS 128 establishes new standards for computing and reporting earnings per share. SFAS No. 129 requires an entity to explain the pertinent rights and privileges of outstanding securities. The Company has adopted these new standards in the period ended December 31, 1997. All prior period earnings per share data have been restated for the adoption of SFAS 128. The effect of adoption was not material.

    In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for fiscal years beginning after December 15, 1997. SFAS No. 130 establishes new standards for reporting comprehensive income and its components. The Company expects that comprehensive income (loss) will not be materially different from net income (loss).

    In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 changes the standards for reporting financial results by operating segments, related products and services, geographic areas and major customers. The Company must adopt SFAS No. 131 not later than December 31, 1998. Management believes that the effect of adoption will not be material.

                           THE COMPANY AND ITS PARENT

HISTORY OF DUNCAN HILL

    The Company's parent, Duncan Hill, was organized under Ohio law in 1977 for the purpose of developing and marketing a designer line of smoking pipes, tobacco and accessories. Duncan Hill is a publicly held corporation controlled (approximately 68%) by William L. Miller, the Company's Chief Executive Officer. In 1980, a Duncan Hill subsidiary, Highland Pipe Company, acquired the pipe manufacturing business of the Monarch Pipe Co., of Bristow, Oklahoma. In 1984, the business of E.A. Carey Co. of Chicago, a mail order supplier of smoking products, was purchased by Duncan Hill through its subsidiary, Carey.

    Perfectly Safe, Inc. was formed by Duncan Hill in 1990 under Ohio law for the purpose of publishing The Perfectly Safe Catalog, which was acquired from Jeanne E. Miller in January, 1990. Mrs. Miller purchased the Perfectly Safe Catalog in 1988 from the catalog's creator. In July, 1995, Perfectly Safe, Inc. began to publish its second catalog, Jeannie's Kids Club. Duncan Hill combined its children's operations into a separate subsidiary, Kids Stuff during 1996 and acquired a third children's catalog in June 1997. Kids Stuff funded the acquisition with a public offering and is currently traded on the OTC Bulletin Board under the symbol "KDST."

    Prior to January 1, 1997, all fulfillment and administrative services of the Company were performed and paid for by Duncan Hill which also provided similar services to its subsidiary, Kids Stuff. Fulfillment services included order taking, order processing, customer service, warehouse packing and delivery, telephone contracts and shipping contracts. Fulfillment services were charged to the Company and Kids Stuff based on the actual cost. Administrative services included wages and salaries of officers, accounting, purchasing, executive and creative/marketing personnel. It also included, all leases, contracts, equipment rentals and purchases, audit, legal, data processing, insurance and building rent and maintenance. The administrative costs were allocated by Duncan Hill to the Company and Kids Stuff based upon the percentage of assets for each operating subsidiary to the total assets for all operating subsidiaries. The percentages for 1996 were 31% to the Company and 69% to Kids Stuff.

    During 1997, all administrative and fulfillment services were performed or paid by Kids Stuff on behalf of the Company. All fulfillment services were contracted and paid by Kids Stuff and charged to the Company based on the actual cost. All administrative costs were allocated between the Company and Kids Stuff based upon the percentage of assets for each respective operating company to the total assets for both operating companies with 33% charged to the Company for the period January 1, 1997 through June 30, 1997 and 21% charged to the Company for the period July 1, 1997 through December 31, 1997. Duncan Hill incurred certain other costs which included legal and outside accounting/auditing expenses. These costs were allocated to the Company and Kids Stuff based on the same method and percentages as described above.

    Effective January 1, 1998, the Company has an agreement with Kids Stuff whereby Kids Stuff provides administrative functions to the Company at an annual cost of $206,100 based upon the following: $34,000 for accounting and payroll services, $51,600 for administration and human resource management, $34,900 for data processing, $32,200 for office equipment and facilities use, $38,100 for merchandising and marketing services and $15,300 for purchasing services. Kids Stuff is also providing fulfillment services to the Company at a cost of $2.40 per order processed. The Company has calculated these fees based on actual 1997 costs, and it is Management's belief that these fees would represent actual costs should the Company undertake to provide these services itself. The Company is also obligated to pay Kids Stuff an amount equal to 5% of the Company's 1998 pre-tax profits as additional consideration for Kids Stuff providing the Company with administrative and fulfillment services. In addition to the above, the Company also expects to incur additional administrative costs such as the salaries of the Company's Chief Executive Officer, legal, accounting, depreciation and amortization and tax expenses which costs will be incurred by and paid for directly by the Company. See "Certain Transactions."

THE REINCORPORATION

    Effective December 5, 1997, the Company succeeded to the Carey's Smokeshop Catalog and pipe manufacturing business of Carey, a subsidiary of Duncan Hill, as a result of a reincorporation in which Carey was merged into and with its wholly-owned subsidiary, The Havana Group, Inc., the surviving corporation. In connection with the reincorporation, the Company issued Duncan Hill 1,000,000 shares of Common Stock and assumed all of the liabilities of Carey.

                                    BUSINESS

GENERAL

    The Company is a Delaware corporation engaged in the business of (i) operating a retail smokeshop in Canton, Ohio which primarily sells pipes, cigars and smoking accessories; (ii) marketing pipes, tobaccos and related accessories directly to consumers through its 48 page full color catalog (the "Carey Smokeshop Catalog"); and (iii) providing a program of automatic periodic shipments of tobacco directly to consumers (the "Carey Tobacco Club"). The Company intends to create and develop a Cigar Club (the "Havana Group Direct") pursuant to which the Company will charge certain membership fees and offer certain cigar purchasing, warehousing and shipping services in return for membership, purchasing and shipping fees. The Company does not sell cigarettes. See "Use of Proceeds."

    The Company through Carey has been in business for over 40 years. Carey was formed to sell the patented Carey "Magic Inch" smoking pipe exclusively through mail order during the 1960's and 1970's. In 1984, Duncan Hill purchased Carey. Since then, Carey (and now the Company) has operated as a subsidiary under Duncan Hill's control.

    The Company has one subsidiary, Monarch, which is a wholly owned subsidiary of the Company. Monarch manufactures pipes which are exclusively sold by the Company. Monarch is located in Bristow Oklahoma and produces the Carey and Duncan Hill smoking pipes. Monarch employs three people and has the production capacity of 20,000 smoking pipes per year. The wood used to produce the smoking pipes (i.e. briarwood) is purchased on a semi-finished basis and Monarch completes the assembly and finishes the final product. Products produced by Monarch are marketed as middle market pipes, with retail prices ranging from approximately $20 to $40 and with factory costs of $6.00 to $9.50 per unit.

STRATEGIES

    The Company believes that its expertise in the marketing and merchandising of smoking products and the recent introduction of the Smokeshop will provide the basis for future growth by use of the following strategies:

    DEVELOPMENT OF THE HAVANA GROUP DIRECT. The Company plans to develop the Havana Group Direct, a direct marketing cigar club. The Company would obtain membership inquiries through magazine and newspaper advertisements, and solicit memberships by offering services in return for an annual membership fee. Services would include providing individual humidor space for up to 50 boxes of cigars, a personalized buying service for the member's cigar preference, and a periodic newsletter of items of interest for cigar smokers. See "Marketing."

    THE SMOKESHOP. The Company had operated a smokeshop named "Carey's Smokeshop" from 1984 to 1996 to maintain a retail presence and provide the Company with a factory outlet for its overstock products which have not been sold through the Carey Smokeshop Catalog or the Carey Tobacco Club. In October 1996, the Company closed its retail store, leased an off-mall retail location in Canton, Ohio, and reopened as "The Havana Group" (hereinafter referred to as the "Smokeshop") on December 8,1997. The Smokeshop sells pipes, cigars and smoking accessories (and is not limited to over-stock items) and intends to sell other product lines, including fine wines and imported beers. The Company has applied for a license to sell such liquor products and is currently waiting to receive such license. See "Other Regulatory Matters." The Company may expand the number of retail stores depending upon the success of its existing store and available external financing, if any.

    MAINTAIN CAREY'S SMOKESHOP CATALOG. The Company believes that Carey's Smokeshop Catalog provides a good initial revenue base. However, the Company believes that it must maintain and expand this customer base.

MERCHANDISING

    The Company designs all of its Carey "Magic Inch" and Duncan Hill "Aerosphere" smoking pipes and produces them at its Monarch Pipe facility in Oklahoma. The current Carey catalog contains 20 design groups marketed as various series, such as "The Executive Collection" or "Carey Classic Series." Additionally, the Company offers other hand made imported smoking pipes in its catalog, generally at retail prices from $35.00 to $85.00 each. The Company sources these products from international suppliers and from domestic distributors of imported pipes.

    The Company merchandises tobaccos and cigars from domestic sources, which either import their products or manufacture in this country. Carey offers 28 tobacco blends in its current catalog, along with 23 different brands and sizes of cigars. Because of the composition of the catalog customer base, cigar sales are generally mid-range in the cigar market, with the most popular cigar the Carey Honduran bundle, which retails from $1.00 to $1.50 per cigar. Because of the upscale target market of the retail store, cigar sales range from $2.50 to $4.50 per cigar, with an average price of $2.75 per cigar with Arturo Fuente, the most popular cigar.

    The Company intends to merchandise cigars for its Havana Group Direct marketing cigar club by offering its own private label "Havana Group" cigar, plus other well known and established brand names, such as "Arturo Fuente", "H. Upmann", "Dunhill", "Montecruz", "Partagas", "Punch", "Ashton", "Macanudo" and others. It is the Company's intent to price brand name cigars at full retail markups and then offer the club member a discount for purchases in box quantities for storage in their Havana Group personal humidor. Private label "Havana Group" cigars will be value priced to attract club members.

MARKETING

    Currently, the Company markets its products directly to consumers through its "Carey's Smokeshop" catalog, and through its "Carey Tobacco Club." For the year ended December 31, 1997, Carey mailed 389,540 catalogs, which generated average gross revenues of $2.82 per catalog mailed. The catalog consists of 48 full color pages, with approximately 77% offering pipes, tobaccos, and related accessories, approximately 17% offering cigars and cigar related accessories and the remaining balance of the catalog offering various men's products.

    Carey Tobacco Club, in operation since 1975, is a program of automatic periodic shipments of tobacco directly to consumers. Members are solicited in the catalog, and in return for their membership agreement they are offered products at a discounted price. The member selects the blend, the quantity of tobacco per shipment and the frequency of the shipments. Billing is by credit card or a Carey open account. Carey Tobacco Club relies upon brand loyalty, and the Company estimates that 80% of the Club membership have been members in excess of five years. At December 31, 1997, Carey Tobacco Club had 2,070 active members who placed 20,122 orders during the year ended December 31, 1997, and generated $368,009 in gross sales in 1997 for the Company.

    The Company plans to create and develop the "Havana Group Direct," a direct marketing cigar club. The Company would develop its member base using the same marketing methods it has historically used in the smaller pipe and tobacco business, namely using magazine and newspaper advertising to generate a Havana Group inquiry and then converting the inquiry to a membership using direct marketing techniques, including direct mail, video tapes, and telemarketing. The Company has retained Simmons Market Research Bureau to identify advertising media containing cigar smokers of similar demographic characteristics. The Company believes that it can successfully generate Havana Group cigar club members on the aforementioned basis and has allocated $100,000 of the proceeds of the offering towards implementing this marketing plan. See "Use of Proceeds."

    The Company plans to offer its Havana Group Direct cigar club membership on an annual fee basis, and to offer certain services in return for the membership fee. The Havana Group Direct would construct its own climate-controlled warehouse, and each member would receive their personal humidor capable of storing up to 50 boxes of cigars within the Havana Group Direct humidified warehouse. The Havana Group Direct would encourage purchase and collection of fine cigars by each member, and distribute those cigars to the member in any requested quantity by first and second day air shipment. Each member would be invoiced for the purchase of the cigars and courier service. To encourage collection of fine cigars, Havana Group Direct would offer a personal buying service for any premium cigar desired by the individual member (however, the Company will not sell products made in Cuba). The product would be supplied from stock or, alternatively, would be sourced and purchased for the member's account. Upon receipt, the cigars would be shipped to the member or placed in the member's personal humidor for later distribution as requested. Havana Group Direct would identify this as "Concierge Level" services. The Company has allocated $740,000 of the proceeds of the Offering for Humidor Construction. See "Use of Proceeds."

    Havana Group Direct anticipates that all cigars cannot be supplied from its own inventory, and that many requested brands will be subject to deliveries from the major manufacturers. In cases where the requested cigars are not in stock at the time of the member's request, Havana Group Direct will place the cigars on order for the member's account. The status of the order will be published monthly in The Havana Group Newsletter, along with the status of all cigars on order for the Havana Group Direct. Delivery information will be presented much in the same manner as futures are quoted in the Wall Street Journal, with brands, sizes, shapes, on-order, and available remaining quantities noted. In this manner, The Havana Group Direct member can purchase cigar future deliveries for their own account. Additionally, The Havana Group Newsletter would contain items of information and interest regarding cigars and related products.

    The Company had operated a retail outlet, "Carey's Smokeshop," since 1984. In October 1996, the Company closed the outlet, redesigned the planning and marketing strategies, and reopened the Smokeshop in Canton, Ohio, as The "Havana Group" during December 1997. It is the Company's intent to open additional smokeshops through Company owned and operated or franchise facilities depending upon the success of its current store and the availability of external financing, of which no assurances can be given in this regard. The Company believes that additional retail smokeshops can be readily developed in off-mall locations.

    Any new retail outlets would offer product groups proven historically in the smokeshop industry, and may add other product lines, such as fine wines and imported beers, depending upon the Company's ability to obtain all requisite liquor licenses. At its current location, the Company has determined the mix of product by taking proven product lines of smokeshops, and deleting certain product lines inconsistent with The Havana Group image. Such product lines dropped include domestic cigarettes, smokeless tobacco, candy, gum, snacks and greeting cards.

CUSTOMER SERVICE AND TELEMARKETING

    The Company currently derives approximately 75% of its revenues through orders placed over the telephone and emphasizes superior customer service. The Company's payment terms have been major credit cards, checks or open account. The Company's return policy is unconditional, and provides that if a customer is not satisfied with his or her purchase for any reason, it may be returned within 30 days for a full refund or exchange. If a shipping error has occurred the Company will issue call tags to pick up merchandise shipped in error and will send a corrected shipment. The Company's return rate is approximately 3 1/2% of sales. The Company purchases telemarketing services from its affiliate, Kids Stuff. See "Certain Transactions." Kids Stuff employed 35 full time and 15 part time employees at January 1, 1998. During 1996 and 1997, Kids Stuff processed over 708,497 telephonic customer orders, catalog requests and service requirements on behalf of the Company.

FULFILLMENT AND DELIVERY

    The Company's fulfillment and delivery objective is to provide excellent customer service within a low cost structure. The Company purchases its fulfillment operations from its affiliate, Kids Stuff. See "Certain Transactions." Kids Stuff's facility consist of 18,000 square feet of leased facilities in North Canton, Ohio. The facility is designed to process incoming shipments on a palletized or boxed basis, and to process outgoing shipments on an individualized cost effective basis. Orders shipped are individually recorded and posted through the use of barcode scanners, so that sales records and credit card deposits are electronically posted. Kids Stuff's fulfillment center processed over 588,605 shipments in 1996 and 1997.

INVENTORY/PURCHASING

    The Company conducts its purchasing operations at its general offices in Canton, Ohio. Each catalog contains approximately 326 products or stock keeping units (SKU's). Each product is reviewed weekly through the use of computerized reports that provide detailed information regarding inventory value, unit sales, and purchasing delivery times. Products are ordered as required for the Company's inventory.

PRODUCT SOURCING

    The Company acquires products for resale in its catalogs from numerous domestic and international vendors. All "Carey" and "Duncan Hill" pipes are manufactured by the Company's wholly-owned subsidiary, Monarch. Monarch supplies approximately 16% of the Company's catalog products. Other than Monarch, the Company currently has three vendors that supply more than 10% of its catalog products. These companies include Lane Limited (32.4%), Hollco-Rohr Co. (13.6%) and Consolidated Cigar Inc. (12.7%). Any disruption of service from any of these companies may have an adverse effect on the Company's future sales. Although these suppliers provide a substantial portion of the Company's catalog product, the Company believes that, with the exception of products made by Monarch, most products can be sourced from alternative suppliers. The Company acquires products for sale in the retail store from approximately 56 domestic vendors.

SEASONALITY

    The Company's revenues are not significantly impacted by seasonal fluctuations, as compared to many other retail and catalog operations. The Smokeshop customer is believed to be generally the end user of the product so purchases are spread throughout the year, rather than being concentrated between October and December, as are traditional gift purchases.

    The Company's limited experience with the Smokeshop has not afforded the Company the opportunity to determine seasonality fluctuations for that segment of its business. However, the Company estimates a slight increase in fourth quarter sales due to traditional gift purchasing. Otherwise, the Company estimates a steady revenue flow from month to month.

DATA PROCESSING

    The Company currently does not have any data processing equipment. It currently relies upon Kids Stuff to provide data processing services. The Company is allocated its portion of data processing costs. See "Certain Transactions."

COMPETITION

    The Company believes that there are currently approximately 1,000 to 1,500 full line smoke shops in the United States. While certain retail smoke shops have adopted catalogs and mail order techniques as a method for creating additional revenue, the Company believes that the number of retailers involved in this area of distribution to be relatively small in number. The Company has identified three companies that are involved in mail order as a primary method of sales and distribution, and believes that this constitutes the Company's primary current mail order competition. The three identified competitors, which include 800 JR Cigar, Thompson's Cigar and Fink are all mail order cigar businesses that are substantially larger than the Smokeshop. Management believes that the largest competitor in the mail order cigar business is 800 JR Cigar. Competition in all aspects of the Company's business is intense with many competitors having more experience and greater financial resources than the Company. No assurances can be given that the Company will be able to successfully compete in all aspects of its business in the future.

TOBACCO INDUSTRY--GOVERNMENT REGULATIONS

    The tobacco industry is subject to regulation in the United States at the federal, state and local levels, and the recent trend is toward increasing regulation. A variety of bills relating to tobacco issues have been recently introduced in the United States Congress, including bills that, if passed, would: (i) curtail the advertising and promotion of all tobacco products and restrict or eliminate the deductibility of such advertising expenses; (ii) increase labeling requirements on tobacco products to include, among other things, addiction warnings and lists of additives and toxins; (iii) modify federal preemption of state laws to allow state courts to hold tobacco manufacturers liable under common law or state statutes; (iv) shift regulatory control of tobacco products at the federal level from the United States Federal Trade Commission (the "FTC") to the United States Food and Drug Administration (the "FDA") and require the tobacco industry to fund the FDA's oversight; (v) increase tobacco excise taxes; (vi) restrict the access to tobacco products by, among other things, banning the distribution of tobacco products through the mail, except for sales subject to proof of age; (vii) require licensing of retail tobacco product sellers; (viii) regulate tobacco product development; and
(ix) require tobacco companies to pay for healthcare costs incurred by the federal government in connection with tobacco related diseases. Although hearings have been held on certain of these proposals, to date, none of such proposals have been passed by Congress. Future enactment of such proposals or similar bills may have a material adverse effect on the Company's business, results of operations and financial condition.

    In August 1996, the FDA determined that nicotine is a drug. Accordingly, the FDA determined that it had jurisdiction over cigarettes and smokeless tobacco products, pursuant to the FDA determination that cigarette and smokeless tobacco products are drug delivery devices used for the delivery of nicotine. Although certain legal challenges to the FDA's determination are pending, there can be no assurance that such determination will not be upheld, nor that in the future, the FDA will not prevail in an attempt to extend such jurisdiction to cigars. In addition, a majority of states restrict or prohibit smoking in certain public places and restrict sale of tobacco products (including cigars) to minors. Local legislative and regulatory bodies have increasingly moved to curtail smoking by prohibiting smoking in certain buildings or areas or by requiring designated "smoking" areas. Individual establishments such as bars and restaurants have further prohibited pipe and cigar smoking even though other tobacco products are permitted in such establishments. Further restrictions of a similar nature could have a material adverse effect on the business, results of operations and financial condition of the Company. Numerous proposals have also been considered at the state and local level restricting smoking in certain public areas.

    Federal law has required health warnings on cigarettes since 1965 and on smokeless tobacco since 1986. Although no federal law currently requires that cigars carry such warnings, California has enacted laws requiring that "clear and reasonable" warnings be given to consumers who are exposed to chemicals determined by the state to cause cancer or reproductive toxicity, including tobacco smoke and several of its constituent chemicals. Similar legislation has been introduced in other states. In addition, effective January 1, 1998, smoking, including cigar smoking, has been banned by the State of California in all bars, taverns and clubs where food and alcohol is served. Other legislation recently introduced in a state would, if enacted, require warning labels on cigar boxes. Certain states have enacted legislation which require cigar manufacturers to provide information on the levels of certain substances in their cigars to these states on an annual basis. There can be no assurance that such legislation or more restrictive legislation will not be passed by one or more states in the future. Consideration at both the federal and state level also has been given to consequences of second hand smoke. There can be no assurance that regulations relating to second hand smoke will not be adopted or that such regulations or related litigation would not have a meterial adverse effect on the Company's business, results of operations and financial condition.

    Increased cigar consumption and the publicity such increase has received may increase the risk of additional regulation of cigars. Increased publicity may prompt research studies by various agencies such as the National Cancer Institute, the American Cancer Society, and others. Such research can, by its ultimate content, influence additional regulation of cigars by federal, state, and local regulatory bodies. There can be no assurance that any such legislation or regulation would not have a material adverse effect on the Company's business, results of operations and financial condition.

    On a national level, Senate Bill 1415 has been introduced by Senator John McCain. This Bill proposes the comprehensive regulation of tobacco products, but at the time of its introduction, it specifically excluded the regulation of cigars and pipe tobacco. However, the Bill does contain a provision requiring the Secretary of Health and Human Services to monitor the use of cigars and pipe tobacco by underage individuals. The Secretary is required to notify Congress "if the Secretary determines that a decrease in underage use of tobacco products resulting from the enactment of Senate Bill 1415 has produced an increase in underage use of pipe tobacco and cigars." Presumably, at that time, Congress would consider expanding the definition of regulated products to include cigars and pipe tobacco.

    Beyond Congressional action, federal regulators have also been examining whether the cigar industry merits tougher rules, as well. In early 1998, the Federal Trade Commission ordered cigar manufacturers to report how they market cigars, how much they spend on advertising, and who is buying their products. The FTC Chairman indicated that warning labels might be justified in the future.

TOBACCO INDUSTRY LITIGATION

    The tobacco industry has experienced and is experiencing significant health-related litigation. Private plantiffs in such litigation are seeking compensatory and, in some cases, punitive damages, for various injuries claimed to result from the use of tobacco products or exposure to tobacco smoke, and some of these actions have named cigarette distributors as well as manufacturers as defendants. Over 40 states have filed lawsuits against the major United States cigarette manufacturers to recover billions of dollars in damages, primarily costs of medical treatment of smokers. On June 20, 1997, the Attorney General of 40 states and several major cigarette manufacturers announced a proposed settlement of the lawsuits filed by these states (the "Proposed Settlement"). The Proposed Settlement, which will require Federal legislation to implement, is complex and may change significantly or be rejected. The Proposed Settlement would significantly change the way in which cigarette companies and tobacco companies do business. Among other things, the tobacco companies would pay hundreds of billions of dollars to the various states; the FDA could regulate nicotine as a "drug" and tobacco products as "drug delivery devices;" all outdoor advertising, sports event advertising and advertising on non-tobacco products would be banned and certain class action lawsuits and punitive damage claims against tobacco companies would be prohibited. Since changes to the Proposed Settlement may be made, or the Proposed Settlement may not be adopted by Federal Legislation, or some of the United States cigarette manufacturers may withdraw their participation from the Proposed Settlement, the potential impact of the Proposed Settlement on the cigar industry in general and the Company in particular is uncertain. There can be no assurance that similar litigation will not be brought against cigar manufacturers and distributors. The potential costs to the Company of defending prolonged litigation and any settlement or successful prosecution of any health-related litigation could have a material adverse effect on the Company's business, results of operations and financial condition. The State of Florida has entered into a separate settlement agreement with major United States cigarette manufacturers with respect to tobacco products, including roll-your-own and little cigars. This settlement agreement provides, in part, for a ban on billboard and transit advertising, significant document disclosure by the settling cigarette companies, billions of dollars in settlement payments and certain adjustments pending the resolution of the Proposed Settlement. The State of Mississippi has announced a separate settlement agreement with major cigarette manufacturers which provides for a payment of $4.0 billion, however, if the Proposed Settlement is approved the Proposed Settlement will supersede the Mississippi settlement. The recent increase in the sales of cigars and the publicity of such increases may increase the probabilty of legal claims.

PRODUCT LIABILITY INSURANCE

    There is a possibility that someone could claim personal injury or property damage resulting from the use of products purchased from the Company. As a seller of tobacco products, the Company is exposed to potential liability. Since 1990, the Company's parent, Duncan Hill, has maintained, for itself and its subsidiaries, product liability insurance. Currently, the amount of coverage is $1 million per occurrence and $2 million in the aggregate. The policies are for a period of one year and are currently in effect through September 17, 1998. Although the Company believes that its present insurance coverage is sufficient for its current level of business operations, there is no assurance that such insurance will be sufficient to cover potential claims, or that adequate, affordable insurance coverage will be available to the Company in the future. A partially or completely uninsured successful claim against the Company or a successful claim in excess of the liability limits or relating to an injury excluded under the policy could have a material adverse effect on the Company.

OTHER REGULATORY MATTERS

    The Company's business, and the catalog industry in general, is subject to regulation by a variety of state and federal laws relating to, among other things, advertising and sales taxes. The sale of beer and wine is regulated in Ohio by the Ohio Department of Liquor Control which requires the Company to be licensed in order to sell such products. The Company has applied to the Ohio Department of Liquor Control for such a license, which application is currently pending. The Federal Trade Commission regulates the Company's advertising and trade practices and the Consumer Product Safety Commission has issued regulations governing the safety of the products which the Company sells in its catalogs. Under current law, catalog retailers are permitted to make sales in states where they do not have a physical presence without collecting sales tax. The Company believes that it collects sales in states where it is required to do so. The Company has no claims or regulatory matters in process or pending as of the date of this Prospectus. See "Risk Factors--State Sales Tax."

PATENTS, TRADEMARKS AND TRADE NAMES

    The Company owns two patents: one for the Aerosphere Smoking system; and one for the Carey Magic Inch Smoking System. The Company also owns the registered trademarks of the Duncan Hill smoking pipe, "EA Carey" the registered trade name for the Carey smoking pipe, and "Magic Inch," the registered trade name of the Carey smoking system. All trademarks and patents are currently maintained in effect, with the exception of the U.S. patent for the Carey Magic Inch Smoking System which has expired. See "Risk Factors."

EMPLOYEES

    As of March 20, 1998, the Company has one full-time employee who is the manager of its retail store, and five additional part-time employees including Miller. Neither the Company nor Kid Stuff are represented by a union and no work stoppages have occured.

PROPERTIES

    The Company's principal offices are located in Canton, Ohio, and are shared with the Company's parent and Kids Stuff. The facility consists of 5,600 square feet and is leased by Duncan Hill through

September 30, 1998 with options to renew for a period of two years. The Company's warehouse and distribution center is currently operated by Kids Stuff. It is located in North Canton, Ohio and consists of approximately 18,000 square feet, which is leased for a one year term expiring September 30, 1998. The Company utilizes approximately 5,000 square feet of this building. Currently, all leases are in the name of Duncan Hill, and the rent is paid by Kids Stuff. The Company currently pays $32,200 per annum to Kids Stuff for the use of the aforementioned facilities and for use of certain equipment. See "Certain Transactions."

LEGAL PROCEEDINGS

    While the Company may become involved in suits, proceedings, or claims in the ordinary course of business, the Company is not currently a party to any legal proceedings that the Company believes would have a material adverse effect on the Company's business, financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The names and ages of the directors and executive officers of the Company are set forth below:

NAME                                        AGE                    POSITION
- ------------------------------------      ---  -------------------------------------------------

William L. Miller...................         61  Chairman of the Board of Directors, Chief
                                                 Executive Officer, Principal Financial Officer
                                                 and Treasurer
John W. Cobb, Jr. ..................         56  Director
Peter Stokkebye VI..................         67  Director

    The term of office for each of the Company's directors is one year until their respective successors are elected and shall qualify. Executive officers serve at the pleasure of the Board of Directors.

    William L. Miller, has been Chairman of the Board of Directors of the Company and its President and Chief Executive Officer since December 1997. Previously, he was the sole director and executive officer of Carey from 1984 to December 1997. Mr. Miller has held identical positions at Kids Stuff, Inc. from its formation in July 1996 to the present time. Mr. Miller had been a director of Perfectly Safe, Inc. and its Vice President since it was formed by Duncan Hill in 1990 until July 1996. Mr. Miller is President, Founder and a director of Duncan Hill. Prior to founding Duncan Hill in 1977, Mr. Miller founded the MBI Corporation, which designed and developed packaging machinery (1975-78). Mr. Miller served in executive capacities in the direct marketing industry from 1971 to 1975. He holds a Bachelors Degree in Mechanical Engineering from Purdue University and a Masters Degree in Business Administration from Indiana University.

    John W. Cobb, Jr., has been a Director of the Company since December 1997. Mr. Cobb is a Senior Vice President of Marketing at McGraw-Hill Continuing Education center in Washington, DC. He has been with McGraw-Hill since 1981. Previously, he was the Vice President of Marketing and Syndication Sales for C.B.S., Inc., Columbia House Division in New York (1979-1981) and Vice President, Direct Mail Marketing/Special Markets for Bell & Howell Consumer Products Group in Chicago (1969-1979). As a result of his experience, he has a comprehensive understanding of the direct mail business. Mr. Cobb has serves as a director of Duncan Hill from 1993 to the present time. Mr. Cobb holds a Bachelors Degree in Economics, with a Minor in Marketing from Central College of Iowa and a Masters Degree in Marketing with a Minor in Management from the University of Iowa Graduate School of Business.

    Peter Stokkebye VI, has been a Director of the Company since December 1997. From 1962 to 1992, he served as the Managing Director (retired) of Peter Stokkebye International a/s, Denmark. He currently holds the position of Honorary Chairman. Established in Odense, Denmark, in 1882, Peter Stokkeybe International a/s manufactures fine quality smoking tobaccos and sells premium cigars. This company developed and supplied the British Prime Minister, Sir Winston Churchill, with his preferred cigar brand, Santa Maria. Mr. Stokkebye began his career by serving in the Royal Guard of the late King Fredrick the Ninth of Denmark, and with employment by various tobacco manufacturers in Denmark, Switzerland and the U.S.A. In 1962, Mr. Stokkebye became Managing Director of Peter Stokkebye International a/s.

    Peter Stokkebye VI is considered by Management to be the only current outside (independent) director of the Company. Following the completion of the Offering, the Company will attempt to identify and appoint one other individual who is not affiliated with the Company or its affiliates as a director. Since this person has not yet been identified, there can be no assurance given that the Company will be able to attract a suitable candidate to serve as a director. If successful, this presently unidentified person combined with Peter Stokkebye VI, would provide the Company with two independent directors.

    The Underwriter has been granted by the Company the right to designate one director to serve on the Company's Board of Directors for a period of three years from the date of this Prospectus. As of the date hereof, no such person has been designated. Upon the appointment of one additional unaffiliated and outside director, the Board of Directors intends to establish a Compensation Committee and an Audit Committee. The Audit Committee, which will consist of at least a majority of outside directors who are not affiliated with the Company, will among other things, make recommendations to the Board of Directors regarding the independent auditors for the Company, approve the scope of the annual audit activities of the independent auditors and review audit results and have general responsibility for all auditing related matters. The Compensation Committee will consist entirely of outside directors who are not affiliated with the Company, Kids Stuff or Duncan Hill. The Compensation Committee will review and recommend to the Board of Directors the compensation structure for the Company's officers and other management personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation.

EXECUTIVE COMPENSATION

    The following table sets forth the total compensation paid to the named Chief Executive Officer for the fiscal years ended December 31, 1997, 1996 and 1995. During 1997, the Company did not have any other executive officers.

                       ANNUAL COMPENSATION                                                    LONG TERM COMPENSATION
------------------------------------------------------------------                       --------------------------------
                                                                                                      AWARDS
                                                                                         --------------------------------

           (A)                (B)         (C)            (D)                (E)                  (F)              (G)

                                                                           OTHER                                NUMBER
                                                                          ANNUAL             RESTRICTED           OF
        NAME AND                                                       COMPENSATION        STOCK AWARD(S)      OPTIONS/
   PRINCIPAL POSITION        YEAR      SALARY($)      BONUS($)              ($)                  ($)           WARRANTS
--------------------------  ---------  -----------  ---------------  -------------------  -------------------  -----------
William Miller...........       1997      28,167            -0-                -0-                  -0-(3)       400,000(4)
  Chief Executive               1996      31,000(1)          -0-               -0-                  -0-              -0-
  Officer(2)                    1995      31,000(1)          -0-               -0-                  -0-              -0-

                       AN
--------------------------
                              PAYOUTS
                           -------------
           (A)                  (H)               (I)
                                                  ALL
                               LTIP              OTHER
        NAME AND              PAYOUTS        COMPENSATION
   PRINCIPAL POSITION           ($)               ($)
- -------------------------  -------------  -------------------
William Miller...........          -0-               -0-
  Chief Executive                  -0-               -0-
  Officer(2)                       -0-               -0-

-------------------------

(1) Compensation was paid by Kids Stuff or Duncan Hill, which provided management and general and administrative services to the Company (and its predecessor, Carey), and which after Carey's reincorporation in Delaware, continued to maintain the named Executive Officer on its payroll. Approximately 20%, 31% and 31% of Miller's compensation paid by Duncan Hill or Kids Stuff to Miller were expensed to the Company in 1997, 1996 and 1995, respectively. The table reflects the amount of Mr. Miller's compensation allocated to the Company. See "The Company and its Parent."

(2) Mr. Miller served as the President of Carey Inc. until its reincorporation in Delaware after which time he became Chief Executive Officer of the Company. Since December 1, 1997, Mr. Miller is being paid by the Company for services rendered to it under his employment contract with the Company. Mr. Miller also has an employment contract with Duncan Hill and an employment contract with Kids Stuff for services rendered by him to those companies. See "Risk Factors--Chief Executive Officer Not Required to Work Full-Time;" and "Potential Conflict of Interest."

(3) Does not include securities issued to Duncan Hill, a public company controlled by Mr. Miller. See "Certain Transactions" for a description of these transactions, which transactions include 1,000,000 shares of the Company's Common Stock in connection with the reincorporation of the Company in Delaware, 5,000,000 shares of Series A Preferred Stock issued as a dividend to Duncan Hill, 1,100,000 shares of Series B Preferred Stock issued to Duncan Hill in connection with Duncan Hill's assumption of $300,000 of the Company's indebtedness to Kids Stuff and a dividend to Duncan Hill of Warrants to purchase 138,000 shares of the Company's Common Stock, which Warrants upon the completion of the Offering automatically convert into 138,000 Class A Warrants identical to those sold in the Offering.

(4) Includes warrants to purchase 200,000 shares of the Company's Common Stock, which warrants upon the completion of the Offering automatically convert into 200,000 Class A warrants identical to those sold in the Offering and options to purchase 200,000 shares of the Company's Common Stock as described herein.

    Options/Warrants Grants Table--The following table provides information with respect to individual grants of stock options and warrants by the Company during fiscal 1997 to the Chief Executive Officer named in the preceding summary compensation table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                             POTENTIAL
                                                                                                         REALIZED VALUE AT
                                                                                                           ASSUMED ANNUAL
                                                                                                           RATES OF STOCK
                                                                                                         PRICE APPRECIATION
                                                                                                         FOR OPTION/WARRANT
                                         INDIVIDUAL GRANTS                                                    TERM(2)
-----------------------------------------------------------------------------------------------------  ------------------------
                    (A)                           (B)            (C)            (D)          (E)          (F)          (G)


                                               NUMBER OF     % OF TOTAL
                                              SECURITIES      OPTIONS/
                                              UNDERLYING      WARRANTS
                                               OPTIONS/      GRANTED TO
                                               WARRANTS       EMPLOYEES      EXERCISE
                                                GRANTED       IN FISCAL        PRICE     EXPIRATION
                    NAME                          (#)          YEAR(1)        ($/SH)        DATE        5% ($)       10% ($)
---------------------------------------------  -----------  ---------------  -----------  -----------  -----------  -----------
William Miller(3)...........................     200,000            100%          6.00     12/01/07      754,600    1,912,400
William Miller(4)...........................     200,000            100%          5.25           (4)     290,000      634,000

-------------------------

(1) The % of Total Options/Warrants Granted to Employees in Fiscal Year' is based upon options/ warrants granted to the Company's employees only and excludes options/warrants granted to non-employees.

(2) The potential realizable value of each grant of options/warrants assumes that the market price of the Company's Common Stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10%, respectively, after subtracting out the applicable exercise price.

(3) The exercise price of $6.00 per share may be lowered based upon certain performance criteria. These possible adjustment provisions have been ignored for purposes of the table above. See "Employment Agreement."

(4) As of December 1, 1997, the Company granted warrants to purchase 200,000 shares of Common Stock to Miller. While these warrants have a term of five years and are exercisable at $6.00 per share, these warrants, upon the completion of the Offering, automatically convert into 200,000 Class A Warrants. The expiration date of the Class A Warrants is disclosed in "Description of Securities--Warrants." The information in the table reflects the conversion of these warrants into Class A Warrants.

    Aggregated Option/Warrant Exercises and Fiscal Year-End Option/Warrant Table--The following table provides information with respect to each exercise of stock options/warrants during fiscal 1997 by the Chief Executive Officer named in the preceding summary compensation table and the fiscal year-end value of unexercised options and warrants. Since there is no public market for the Company's Common Stock at December 31, 1997, the following table assumes a fiscal year end value of $6.00 per share based upon the initial public offering price of the Company's Common Stock included in the Units without any value attributed to the Class A Warrants included in the Units.

            AGGREGATED OPTION/WARRANT/EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION/WARRANT VALUES

                  (A)                           (B)               (C)                   (D)                     (E)

                                                                                                              VALUE OF
                                                                                     NUMBER OF              UNEXERCISED
                                                                                     SECURITIES             IN-THE-MONEY
                                                                                     UNDERLYING           OPTIONS/WARRANTS
                                              SHARES                                UNEXERCISED                  AT
                                            ACQUIRED ON          VALUE            OPTIONS/WARRANTS           FY-END ($)
                                             EXERCISE         REALIZED(1)          AT FY-END (#)            EXERCISABLE/
                 NAME                           (#)               ($)        EXERCISABLE/UNEXERCISABLE(1)  UNEXERCISABLE(1)
----------------------------------------  -----------------  ---------------  --------------------------  ------------------
William Miller.........................            -0-               -0-           80,000/200,000             0/210,000

-------------------------

(1) The aggregate dollar values in column (c) and (e) are calculated by determining the difference between the fair market value of the Common Stock underlying the options/warrants and the exercise price of the options/warrants at exercise or fiscal year end, respectively, assuming the conversion of outstanding warrants into Class A Warrants.

INCENTIVE COMPENSATION PLAN

    1997 LONG-TERM STOCK INCENTIVE PLAN. In November, 1997, the Company's majority stockholder approved the adoption of the Company's 1997 Long-term Incentive Plan (the "Incentive Plan"). Under the Incentive Plan, the Board of Directors or a Compensation Committee of the Board of Directors consisting of not less than three members may grant stock incentives to employees of the Company pursuant to which a total of 400,000 shares of common stock may be issued: provided, however, that the maximum amount of Common Stock with respect to which stock incentives may be granted to any person during any calendar year shall be 20,000 shares, except for a grant made to a recipient upon the recipient's initial hiring by the Company, in which case the number shall be a maximum of 40,000 shares. These numbers are subject to adjustment in the event of a stock split and similar events. Stock incentive grants may be in the form of options, stock appreciation rights, stock awards or a combination thereof.

    Options granted under the Incentive Plan may be either "Incentive stock options," which qualify for special tax treatment under Section 422 of the Internal Revenue Code (the "Code"), or nonstatutory stock options, which do not qualify. Incentive stock options may only be granted to persons who are employees of the Company. Options will expire at such time as the compensation Committee determines, provided that no stock option may be exercisable later than ten years from its grant, except that the maximum term of any incentive stock option granted to a person who owns, directly or indirectly, 10% or more of the combined voting power of the Company's capital stock (a "10% Shareholder") shall be five years. If an optionee ceases to be an employee by reason of death, incapacity of retirement, the option shall terminate fifteen months after the optionee ceases to be an employee. If an optionee ceases to be an employee because of resignation with the consent of the compensation committee, the option will terminate three months after the optionee ceases to be an employee. If an optionee ceases to be an employee or director for any other reason, the option will expire thirty days after the optionee ceases to be an employee.

    The option price per share is determined by the Compensation Committee, except for incentive stock options which cannot be less than 100% of the fair market value of the Common Stock on the date such option is granted or less than 110% of such fair market value if the optionee is a 10% shareholder. Payment of the exercise price may be made in cash, or, unless otherwise provided by the Compensation Committee, in shares of Common Stock delivered to the Company by the optionee or by withholding of shares issuable upon exercise of the option or in a combination thereof. Each Option shall be exercisable in full or in part not less than six months after the date the Option is granted, or may become exercisable in one or more installments at such later time or times as the Committee shall determine. In the event of a "change in control" as defined under the Incentive Plan, generally any stock incentives which have been outstanding for at least six months shall be immediately exercisable. Each option shall be exercised in full or in part. Options are not transferable other than by will or the laws of descent and distribution, and may be exercised during the life of the employee or director only by him or her. No Incentive Stock Options may be granted under the Incentive Plan after November 8, 2007. However, any options outstanding on November 8, 2007 will remain in effect in accordance with their terms.

    The Incentive Plan also provides for the granting of stock appreciation rights ("SAR"), which entitle the holder to receive upon exercise an amount in cash and/or stock which is equal to the appreciation in the fair market value of the Common stock between the date of the grant and the date of exercise. The number of shares of Common Stock to which a SAR relates, the period in which it can be exercised, and other terms and conditions shall be determined by the Compensation committee, provided, however, that such expiration date shall not be later than ten years from the date of the grant. SARS are not transferable other than by will or the laws of descent and distribution, and may be exercised during the life of the grant only by the grantee. The SARS are subject to the same rules regarding expiration upon a grantee's cessation of employment or directorship, as pertains to options, discussed above.

    The Compensation Committee may also award shares of Common Stock ("stock awards") in payment of certain incentive compensation, subject to such conditions and restrictions as the committee may determine. All shares of Common Stock subject to a stock award will be valued at not less than 100% of the fair market value of such shares on the date the stock award is granted. The number of shares of Common stock which may be granted as a stock award in any calendar year may not exceed 80,000.

    The Incentive Plan will be administered by the compensation Committee, which has the authority to prescribe, amend and rescind rules and regulations relating to the Plan, to accelerate the exercise date of any option, to interpret the Plan and to make all necessary determinations in administering the Plan.

    The Incentive Plan will remain in effect until such time as it is terminated by the Board of Directors. The Incentive Plan may be amended by the Board of Directors upon the recommendation of the Compensation Committee, except that, without stockholder approval, the Plan may not be amended to: increase the number of shares subject to issuance under the Plan: change the class of persons eligible to participate under the Plan: withdraw the administration of the Plan from the Compensation Committee, or, to permit any option to be exercised more than ten years after the date it was granted. As of the date of the Prospectus, the Compensation Committee has yet to be formed, and accordingly, no stock incentives have been granted under the Incentive Plan.

EMPLOYMENT AGREEMENT

    Pursuant to an employment agreement dated as of December 1, 1997, the Company employed William Miller ("Miller") as its Chairman of the Board and Chief Executive Officer over a term commencing on December 1, 1997 and expiring on December 31, 2002. The agreement provides for the following compensation: (i) a base annual salary of $50,000 for 1998 (and each year thereafter) subject to increase to at least $100,000 for the beginning of the following fiscal year and the remainder of the term should the Company's gross revenues exceed $5,000,000 for the prior year; (ii) a cash bonus pool for key management personnel administered by the Board of Directors or a Compensation Committee under which a cash bonus will be paid to Miller in an amount ranging from 0% to 50% of Miller's prior year's base salary; (iii) five-year warrants to purchase 200,000 shares of the Company's Common Stock at an exercise price of $6.00 per share, provided, however, that such warrants upon the completion of the Offering automatically convert into 200,000 Class A Warrants identical to those sold to the public ; (iv) in the event the Company engages in any interim financing in order to raise capital for any venture, subsidiary acquisition or similar transaction, Miller shall have the option to participate in, or match the terms of, any such interim financing such that the terms offered to Miller are the same or similar to those terms offered to such non-affiliated third party, and Miller is given the opportunity to participate up to an amount equal to the amount of financing provided by any third party (it being noted that Miller elected not to participate in the $200,000 bridge financing); and (v) ten-year options to purchase 200,000 shares of the Company's Common Stock. Options to purchase 80,000 shares are vested and are currently exercisable. The remaining options become exercisable as to an additional 40,000 shares on each of January 1, 1999, January 1, 2000 and January 1, 2001. The initial exercise price of the options shall be $6.00 per share subject to adjustment as set forth below. The exercise price for vested options may be decreased if (a) the Company meets certain performance goals, and (b) Miller timely elects to "lock-in" a lower exercise price with respect to his vested options. The exercise price for vested options may be reduced by $1.00 per share for each $200,000 of pre-tax net income of the Company for the prior fiscal year. The Company shall report to Miller, promptly upon audited financial statements for the prior fiscal year becoming available, for pre-tax net income of the Company for that year. Miller shall have thirty (30) days in which to decide, with respect to his vested options for which an alternative exercise price has not previously been locked-in, whether to adjust the exercise price of such vested options based upon the pre-tax income of the Company for the prior year.

    Miller's employment agreement provides for indemnification to the full extent permitted by law. Provided Miller beneficially owns less than 50% of the Company's then outstanding voting stock, Miller is entitled to terminate the agreement on 30 days' prior written notice upon the incurrence of one of the following events: (a) the failure of the Company to re-reelect him as Chief Executive Officer; (b) a material change in his responsibilities, functions or duties; (c) a material breach of the agreement by the Company; or (d) the liquidation or dissolution, or consolidation, merger or other business combination of the Company, or transfer of all or substantially all of the Company' assets unless such consolidation, merger, or business combination does not adversely affect Miller's position or the dignity or responsibilities of Miller. The employment agreement can be terminated by the Company at any time for cause (as defined in the agreement) on 30 days' prior written notice. In the event that the agreement is terminated by the Company without cause or by Miller (as described below) due to a material change in his responsibilities, functions or duties, the Company shall pay Miller a lump sum on the date of termination as severance pay an amount derived by multiplying the factor 2.99 by the sum of Miller's salary and bonus paid in the year prior to the year of termination. In the event the agreement expires and Miller is not re-hired as Chairman of the Board and Chief Executive Officer of the Company on terms mutually acceptable to the parties, the Company shall pay in a lump sum on the date of termination severance compensation to Miller in an amount equal to Miller's salary and bonus paid in the year ending December 31, 2002.

    In the event that (i) any person other than Miller, Jeanne E. Miller (Miller's wife), Duncan Hill or their affiliates by any means of purchase or acquisition becomes the beneficial owner of more than 50% of the Company's outstanding Common Stock or (ii) the Company enters into an agreement of reorganization, consolidation or merger of the Company with one or more corporations as a result of which the Company is not the surviving corporation or an agreement to sell all or substantially all of the assets of the Company, then all of Miller's options to purchase Common Stock of the Company outstanding at the time of the event and which were granted six months or more prior to the event, shall immediately become exercisable in full. Thereafter, upon the written election of Miller given within 180 days of the event, the Company shall repurchase for cash all or any part of the options as specified in the written election at a price per share equal to the difference in the fair market value of the Company's Common Stock on the date of the event and the option exercise price per share.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    The Company's Certificate of Incorporation contains a provision eliminating the personal monetary liability of directors to the extent allowed under the General Corporation Law of the State of Delaware. Under the provision, a stockholder is able to prosecute an action against a director for monetary damages only if he can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, as referred to in the provision, and not "negligence" or "gross negligence" in satisfying his duty of care. In addition, the provision applies only to claims against a director arising out of his role as a director and not, if he is also an officer, his role as an officer or in any other capacity or to his responsibilities under any other law, such as the federal securities laws. In addition, the Company's Bylaws provide that the Company will indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DIRECTORS COMPENSATION

    The Company intends to pay its directors who are not also employees of the Company $500 for each meeting attended and will reimburse such directors for travel and other expenses incurred by them in connection with attending Board of Directors meetings. Miller received options and other compensation pursuant to his employment contract as discussed under "Employment Contract." In December 1997, the Company granted options to purchase 30,000 shares to each of Messrs. Cobb and Stokkebye. These options are almost identical to the options given to Miller and described under "Employment Contract" except for the date of grant and number of options granted.

POTENTIAL CONFLICTS OF INTEREST

    Miller is a co-founder of the Company's parent, Duncan Hill. See "The Company and its Parent." Miller is currently the President of Duncan Hill, as well as Chairman of the Board of Directors and Chief Executive Officer of Kids Stuff and the Company. Miller's employment agreement with the Company provides that he shall be permitted to devote such time to managing Duncan Hill and Kids Stuff as he deems appropriate. Accordingly, Miller will not be devoting his full-time attention to managing the operations of the Company. Thus, conflicts of interest could potentially develop (i) to the extent that Miller is not able to devote his full-time and attention to a matter that would otherwise require the full-time and attention of a business' chief executive officer, (ii) involving competition for business opportunities, and (iii) involving transactions between the Company and its affiliated companies. The Company has not adopted any procedure for dealing with such conflicts of interest, except that the Company's Board of Directors has adopted a policy that all new transactions between the Company and Duncan Hill, Kids Stuff or any other affiliated company must be approved by at least a majority of the Company's disinterested directors. Currently the Company has only one disinterested director and Duncan Hill and Miller control the election of the directors including the disinterested directors.

                       PRINCIPAL AND SELLING STOCKHOLDERS

    The following table sets forth as of the date of this Prospectus certain information with respect to the beneficial ownership of Common Stock by each person or entity known by the Company to be the beneficial owner of 5% or more of such shares, each officer and director of the Company, and all officers and directors of the Company as a group. Beneficial ownership as reported in the table above has been determined in accordance with Rule 13d-3 of the Exchange Act. Accordingly, except as noted, all of the Company's securities over which the officers and directors and nominees named, or as a group, directly or indirectly have, or share voting or investment power, have been deemed beneficially owned. The table and notes thereto do not reflect beneficial ownership of Class A Warrants and shares of Preferred Stock held by Duncan Hill and/or Miller which ownership is described below the table and accompanying footnotes thereto.

                                           SHARES OF                    SHARES OF
                                          COMMON STOCK                 COMMON STOCK             PERCENTAGE
                                          BENEFICIALLY    NUMBER OF    BENEFICIALLY   ------------------------------
                                          OWNED BEFORE     SHARES      OWNED AFTER       BEFORE           AFTER
NAME AND ADDRESS(1)                         OFFERING       OFFERED       OFFERING      OFFERING(2)     OFFERING(2)
----------------------------------------  --------------  -----------  --------------  -------------  ---------------
Duncan Hill(3)(6)......................      1,000,000       69,000(4)      931,000         100.0            50.1
William L. Miller(5)(6)................         80,000          -0-          80,000           7.4             4.1
John W. Cobb(7)........................          7,500          -0-           7,500             *               *
Peter Stokkebye VI(7)..................          7,500          -0-           7,500             *               *
All three officers and directors and
  Duncan Hill as a group)..............      1,095,000       69,000       1,026,000         100.0            52.5
Linda Gallenberger, Trustee,
  ARO Trust #1 1960 Trust(8)...........        400,000          -0-         400,000          28.6            21.5

- ------------------------

*   Represents less than 1% of the outstanding shares.

(1) All addresses for Duncan Hill, Miller, John Cobb and Peter Stokkebye are c/o The Havana Group, Inc. 4450 Belden Village Street, N.W., Suite 406, Canton, Ohio 44718.

(2) Calculated based upon 1,000,000 shares of Common Stock outstanding before the Offering and 1,860,000 shares outstanding after the Offering without giving effect to the possible exercise of the Over-Allotment Option. The Shares issued after the Offering include the 400,000 shares to be issued to the Bridge Lender.

(3) Miller may be deemed to beneficially own all Duncan Hill's shares based upon his 64% controlling interest in Duncan Hill's shares of Common Stock. Duncan Hill also owns 5,000,000 shares of Series A Preferred Stock and 1,100,000 shares of Series B Preferred Stock which have the same voting rights as the Common Stock. This would bring the number of shares of Common Stock beneficially owned for voting purposes by Duncan Hill before the Offering to 7,100,000 representing, 100% of the voting capital stock and after the Offering up to 7,031,000, representing 88.3% of the voting capital stock assuming the Underwriter's Over-Allotment Option is exercised in full.

(4) Represents minimum number of shares to be offered pursuant to the Underwriters' Over-Allotment Option and/or pursuant to the Concurrent Offering by Duncan Hill as a Selling Unit Holder.

(5) Miller has a ten-year option to purchase 200,000 shares of Common Stock as described under "Executive Compensation--Employment Contracts. The table includes only 80,000 of the 200,000 shares represented by the options and beneficially owned by him as of the date of this Prospectus.

(6) The shares of Common Stock owned by Miller and Duncan Hill are shown separately even though Miller controls Duncan Hill. If shown together, Duncan Hill and Miller beneficially own 1,080,000 shares (100%) of the outstanding Common Stock before the Offering and 1,011,000 shares (52.1%) after the Offering assuming the Over-Allotment Option is exercised in full by the Underwriters.

(7) Includes the vested portion of the options granted to him. Does not include options to purchase an additional 22,500 shares.

(8) Linda Gallenberger's address is 120 S. Riverside Plaza, Suite 1620, Chicago, Illinois 60606. The table reflects 400,000 shares beneficially owned before the Offering notwithstanding that such shares will not be issued to the Trust until the completion of the Offering. The Trust's beneficial ownership does not include 1,400,000 Class A warrants which are not exercisable within 60 days of the date hereof without the Representative's consent. The percentage before the Offering is based upon 1,400,000 shares assumed outstanding. Linda Gallenberger is the Trustee of the Trust. The Trust was created by Alan R. Osowski (the "Grantor") on January 5, 1960, who established the Trust with his own personal funds. The sole beneficiary of the trust is Pamela Osowski, the sister of the Grantor. The Trust is one of a series of trusts established for other family members by the Grantor. The Trust is an irrevocable family Trust. Upon the death of the beneficiary, the Trust passes to the beneficiary's children, if any, and if none, to the beneficiary's siblings, or the children of such siblings per stirpes. The terms of the Trust are that the Trustee has full discretion to distribute or not the income and principal of the Trust. The beneficiary has no right to demand any distribution of income or principal. The Grantor has no rights whatsoever with respect to the Trust. The Trustee has the sole investment decision to purchase securities for the Trust, including the Company's securities and the Trustee has the sole investment power and voting control of the Company's securities owned by the Trust. The 400,000 shares of Common Stock and 1,400,000 Class A Warrants held by the Bridge Lender have been registered for resale in the Concurrent Offering. See "Selling Security Holders."

    Duncan Hill owns 5,000,000 shares of Series A Preferred Stock representing 100% of the outstanding Series A Preferred Stock. The Series A Preferred Stock has the same voting privileges as the Common Stock. Duncan Hill owns 1,100,000 shares of Series B Preferred Stock representing 100% of the outstanding Series B Preferred Stock. The Series B Preferred Stock has the same voting privileges as the Common Stock and may in the future become convertible into Common Stock if certain criteria are met by the Company. The Series A and Series B Preferred Stock have the right to vote as a separate class from the Common Stock in such cases where the rights and privileges of the Preferred Stock would be adversely effected by a change in the capitalization of the Company.

    The following table sets forth the number of Class A Warrants to be owned by the Company's officers, directors and the Bridge Lender after the Offering and the percentages of ownership of outstanding Class A Warrants assuming the Over-Allotment Option is exercised in full.

                                                                                    PERCENTAGE
                                                                                     AFTER THE
NAME                                                                     AMOUNT      OFFERING
----------------------------------------------------------------------  ----------  -------------
Duncan Hill(1).......................................................     -0-              -0-
William Miller(2)....................................................     200,000          6.4
John Cobb............................................................     -0-              -0-
Peter Stokkebye VI...................................................     -0-              -0-
Linda Gallenberger, Trustee ARO Trust #1, 1960 Trust(3)..............   1,400,000         44.9

-------------------------

(1) If the Over-Allotment Option is not exercised, Duncan Hill would own 138,000 Class A Warrants after the Offering representing 4.4% of the outstanding Class A Warrants. Duncan Hill's 138,000 Class A Warrants and the underlying shares of Common Stock are registered for sale in the Concurrent Offering. See "Selling Security Holders."

(2) Miller's 200,000 Class A Warrants are registered for sale in the Concurrent Offering. See "Selling Security Holders."

(3) ARO Trust #1, 1960 Trust's 1,400,000 Class A Warrants are registered for sale in the Concurrent Offering. See "Selling Security Holders."

                              CERTAIN TRANSACTIONS

    (i) Over the last five years the Company's operations have been financed by Duncan Hill (and by Kids Stuff in 1997 and 1998) providing certain administrative and other services for the benefit of the Company and charging the Company for these services as described below. On December 31, 1996, Carey entered into an agreement with United Bank to pledge all of its assets as collateral along with the assets of Duncan Hill to guarantee an $800,000 revolving bank line of credit in the name of Kids Stuff. The bank line of credit is for an open term, payable on demand with a balance as of April 15, 1998 of $732,000. The repayment of this credit facility is guaranteed by both the Company and Miller. This transaction occurred at a time when the Company was a wholly-owned subsidiary of Duncan Hill and the Company did not intend to undertake a public offering of its securities. The Company's guarantee was without consideration and is irrevocable without the line-of-credit being paid in full. Although United Bank has been requested by Kids Stuff to waive the Company's guarantee, no assurance can be given that United Bank will honor such request.

    Prior to 1997, fulfillment and administrative services of the Company were performed for the Company by Duncan Hill which also provided similar services to its subsidiary, Kids Stuff. Fulfillment services included order taking, order processing, customer service, warehouse packing and delivery, telephone contracts and shipping contracts. Fulfillment services were charged to the Company and Kids Stuff based on the actual cost. The amount of these charges was $295,558 during 1996. Administrative services included wages and salaries of officers, accounting, purchasing, executive and creative/marketing personnel. It also included, all leases, contracts, equipment rentals and purchases, audit, legal, data processing, insurance and building rent and maintenance. The administrative costs were allocated by Duncan Hill to the Company and Kids Stuff based upon the percentage of assets for each operating subsidiary to the total assets for all operating subsidiaries. The amount charged to the Company during 1996 was $360,873. The percentages for 1996 were 31% to the Company and 69% to Kids Stuff. During 1997, all administrative and fulfillment services were performed or paid by Kids Stuff on behalf of the Company. All fulfillment services were contracted and paid by Kids Stuff and charged to the Company based on the actual cost. The charges to the Company were $218,632 for 1997. All administrative costs were allocated between the Company and Kids Stuff based upon the percentage of assets for each respective operating company to the total assets for both operating companies with 33% charged to the Company for the period January 1, 1997 through June 30, 1997 and 21% charged to the Company for the period July 1, 1997 through December 31, 1997. The total charges to the Company from Kids Stuff were $255,120. Duncan Hill also incurred certain other costs that were allocated to the Company and Kids Stuff based on the same method and percentages as described above.

    These costs were incurred and billed in the name of Duncan Hill and include such items as legal fees, outside accounting fees and insurance expense. Though Duncan Hill was billed for the items the Company partially benefited from the services received. The charge to the Company was $65,474.

    Effective January 1, 1998, the Company has an agreement with Kids Stuff whereby Kids Stuff provides administrative functions to the Company at an annual cost of $206,100 based upon the following: $34,000 for accounting and payroll services, $51,600 for administration and human resource management, $34,900 for data processing, $32,200 for office equipment and facilities use, $38,100 for merchandising and marketing services and $15,300 for purchasing services. Kids Stuff is also providing fulfillment services to the Company at a cost of $2.40 per order processed. The Company has calculated these fees based on actual 1997 costs, and it is Management's belief that these fees would represent actual costs should the Company undertake to provide these services itself. The Company is also obligated to pay Kids Stuff an amount equal to 5% of the Company's 1998 pre-tax profits as additional consideration for Kids Stuff providing the Company with administrative and fulfillment services. In addition to the above, the Company also expects to incur additional administrative costs such as legal, accounting, depreciation and amortization and tax expenses which costs will be incurred by and paid for directly by the Company.

    Until August, 1997, Duncan Hill received all revenues and deposited these funds in its own account for the benefit of the Company and made payments against Company charged expenses including, without limitation, any funds due Duncan Hill and Kids Stuff.

    Effective September 1997, the Company obtained its own banking accounts, whereby the Company manages all deposits and payments. the Company will manage its own functions with the exception of those discussed above, for which the Company will make payment to Kids Stuff for services provided by Kids Stuff. At January 1, 1998, the Company owed a net of $173,752 to Kids Stuff and is owed a net amount which consists of charges for fulfilment and administrative services of $473,752 less $300,000 of affiliate indebtedness assumed by Duncan Hill relating to the sale of the Company's Series B Preferred Stock. See "(iv)" below. The Company is also owed a net of $43,860 from Duncan Hill which consists of balances since 1984 totaling $12,312,833 owned by Duncan Hill for payments from the Company in the form of revenue deposits as mentioned above, $8,455,066 in payments made on behalf of the Company by Duncan Hill for accounts payable and other payments and $3,813,907 owed to Duncan Hill for fulfilment and administrative expenses allocated to the Company. The Company intends to pay the balance due to Kids Stuff from cash flow over the next 12 months.

    (ii) Pursuant to an employment agreement, the Company granted Miller five year Warrants to purchase 200,000 shares of the Company's Common Stock in December 1997. Upon the completion of the Offering, the aforesaid Warrants which are currently exercisable at $6.00 per share automatically convert into Class A Warrants identical to those sold in the Offering. See "Selling Security Holders."

    (iii) On December 8 , 1997, the Company declared a stock dividend of 5,000,000 shares of its Series A Preferred Stock and five year warrants to purchase 138,000 shares of the Company's Common Stock to Duncan Hill, the Company's sole common stockholder prior to the Offering. Upon the completion of the Offering, the aforesaid warrants which are currently exercisable at $6.00 per share automatically convert into Class A Warrants identical to those sold in the Offering. See "Selling Security Holders."

    (iv) On December 8, 1997, the Company sold 1,100,000 shares of its Series B Preferred Stock to Duncan Hill in exchange for Duncan Hill's assumption of $300,000 of indebtedness owing to an affiliate.

    The holder of each share of Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, cumulative quarterly cash dividends at the rate of $.025 per share, quarterly on March 31, June 30, September 30 and December 31 commencing with March 31, 1998. As of the date of this Prospectus, all issued and outstanding shares of Series B Preferred Stock are owned by Duncan Hill. See "Description of Securities."

    All the aforesaid transactions occurred at a time when the Company was a sole shareholder of Duncan Hill. All future transactions between the Company, Duncan Hill and Kids Stuff must be approved by a majority of the Company's disinterested directors. See "Possible Conflicts of Interest."

                           DESCRIPTION OF SECURITIES

UNITS


    The securities that are offered hereby are being offered and will be sold only in units ("Units"). Each Unit consists of one share of Common Stock, $.001 par value (the "Common Stock") and two Class A Warrants. The Common Stock and the Class A Warrants are immediately detachable and separately transferable from each other at anytime after the date of this Prospectus.



COMMON STOCK

    The Company has 25,000,000 shares of authorized Common Stock, $.001 par value. Immediately prior to the Offering, 1,000,000 shares of Common Stock were issued and outstanding, all of which are owned by Duncan Hill.

    Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Dividend Policy." In the event of a dissolution, liquidation or winding-up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. Holders of Common Stock have no right to convert their Common Stock into any other securities. The Common Stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the Common Stock to be outstanding upon completion of the Offering will be, duly authorized, validly issued, fully paid and nonassessable.

PREFERRED STOCK

    The Certificate of Incorporation provides the Company's Board of Directors with the authority, without further action by the stockholders, to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plans to issue any shares of Preferred Stock beyond the presently outstanding Series A Preferred Stock and Series B Preferred Stock discussed below.

SERIES A PREFERRED STOCK

    The Company has issued and outstanding 5,000,000 shares of Series A Preferred Stock, $.001 par value. The holders of the Series A Preferred Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the common stockholders with the Series A Preferred Stock voting as a class with the Common Stock and Series B Preferred Stock and the right to vote as a separate class only where required by Delaware law. As of the date of this Prospectus, all of the issued and outstanding shares of the Series A Preferred Stock are held by Duncan Hill. The Series A Preferred Stock, Series B Preferred Stock (described below) and the Common Stock owned by Duncan Hill will enable it and Miller to maintain control of the Company subsequent to the completion of the Offering. See "Risk Factors-- Control by Duncan Hill and Miller." The Series A Preferred Stock is not subject to redemption and has no conversion rights or rights to participate in dividend payments. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series A Preferred Stock has a liquidation preference of $.001 per share.

SERIES B CONVERTIBLE PREFERRED SHARES

    The Company has 1,100,000 shares of Series B Preferred Stock, $.001 par value. The holders of Series B Preferred Stock are entitled to one vote on all matters submitted to a vote of common stockholders with the Series B Preferred Stock voting as a class with the Common Stock and Series A Preferred Stock and the right to vote as a separate class only where required by Delaware law. The holder of each share of Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, cumulative quarterly cash dividends at the rate of $.025 per share, quarterly on March 31, June 30, September 30 and December 31 commencing with March 31, 1998. As of the date of this Prospectus, all issued and outstanding shares of Series B Preferred Stock are owned by Duncan Hill. Each share of Series B Preferred Stock is convertible at the option of the holder of the Series B Preferred Stock into one share of Common Stock at any time after the Company has pre-tax earnings of at least $500,000 in any calendar year. The Series B Preferred Stock is not subject to redemption rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series B Preferred Stock has a liquidation preference of $.001 per share plus all accumulated and unpaid dividends.

OUTSTANDING WARRANTS

    The Company currently has outstanding Warrants to purchase 338,000 shares of its Common Stock at an exercise price of $6.00 per share over a term of five years expiring in December 2002. These Warrants which are owned by Duncan Hill/Miller upon completion of the Offering automatically convert into 338,000 Class A Warrants identical to those sold in the Offering. See "Certain Transactions."

CLASS A WARRANTS



    The Class A Warrants will be issued pursuant to the terms of a Warrant Agreement dated as of the date of this Prospectus between the Company and Harris Trust Company of New York (the "Warrant Agent") named below, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. During the exercise period commencing on the date of this Prospectus and expiring May 14, 2003 (the "Expiration Date"), each Class A Warrant will entitle the registered holder to purchase one share of Common Stock at an exercise price of $5.25 per share.



    The Company may redeem the Class A Warrants at a price of $.01 per Warrant at any time after they become exercisable and prior to their expiration by giving not less than 30 days' written notice mailed to the record holders if the closing bid price of the Common Stock has been at least $10.50 on each of the 20 consecutive trading days ending on the 15th day prior to the date on which the notice of redemption is given.

    The Class A Warrants will expire at 5:00 p.m., New York time, on the Expiration Date. In the event a holder of Class A Warrants fails to exercise the Class A Warrants prior to their expiration, the Class A Warrants will expire and the holder thereof will have no further rights with respect to the Class A Warrants. A holder of Class A Warrants will not have any rights, privileges or liabilities as a stockholder of the Company. In the event of the liquidation, dissolution or winding up of the Company, holders of the Class A Warrants are not entitled to participate in the distribution of the Company's assets.

    The exercise price of the Class A Warrants and the number of shares issuable upon exercise of the Class A Warrants will be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivisions and reclassifications. No assurance can be given that the market price of the Company's Common Stock will exceed the exercise price of the Class A Warrants at any time during the exercise period. Class A Warrants may be exercised by surrendering to the Warrant Agent the Class A Warrants and the payment of the exercise price in United States funds by cash or certified or bank check. No fractional shares of Common Stock will be issued in connection with the exercise of Class A Warrants. Upon exercise, the Company will pay to the holder the value of any such fractional shares based upon the market value of the Common Stock at such time. The Company is required to keep available a sufficient number of authorized shares of Common Stock for issuance to permit exercise of the Class A Warrants.

    Purchasers of the Class A Warrants will have the right to exercise the Class A Warrants to purchase shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the jurisdictions in which the various holders of the Class A Warrants reside. The Company has undertaken to maintain the effectiveness of the Registration Statement of which this Prospectus is a part or to file and maintain the effectiveness of another registration statement so as to permit the purchase of the Common Stock underlying the Class A Warrants, but there can be no assurance that the Company will be able to do so. The Class A Warrants may be deprived of any value if this Prospectus or another prospectus covering the shares issuable upon the exercise thereof is not kept effective or if such Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Class A Warrants reside.

    The Company may find it more difficult to raise capital if it should be needed for the business of the Company while the Class A Warrants are outstanding. At any time when the holders of Class A Warrants might be expected to exercise them, the Company would, in all likelihood, be able to obtain additional capital on terms more favorable than those provided in the Class A Warrants. See "Risk Factors--Current Prospectus and State Blue Sky Registration Required to Exercise Class A Warrants."

    See "Underwriting" regarding an agreement to pay a solicitation fee to the Representative if certain conditions are met.

UNDERWRITERS' UNIT PURCHASE OPTION

    In connection with the Offering, the Company has agreed to sell to the Underwriters, for an aggregate purchase price of $46, the Underwriters' Unit Purchase Option which entitles the holders to purchase 46,000 Units. For a description of the terms of the Underwriters' Unit Purchase Option, see "Underwriting."

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Company's Units, Common Stock and Class A Warrants is Harris Trust Company of New York, 430 Park Avenue, New York, NY 10022.

           UNREGISTERED SHARES ELIGIBLE FOR IMMEDIATE AND FUTURE SALE

    Upon completion of the Offering, the Company will have outstanding 1,860,000 shares of Common Stock. Of such shares, 460,000 shares of Common Stock will be freely transferable without restriction or further registration under the Securities Act (the "Unrestricted Shares"), other than any of such shares acquired by persons who are currently "affiliates" of the Company as defined by Rule 144 under the Act, which will be subject to limitations under Rule 144 for so long as such persons are affiliates. An additional 400,000 shares have been registered for resale in the Concurrent Offering and are freely transferable subject to the holder being able to deliver a current Prospectus. See "Selling Security Holders."

    Duncan Hill beneficially owns 1,000,000 shares of the Company's Common Stock, 5,000,000 shares of the Company's Series A Preferred Stock, and 1,100,000 shares of the Company's Series B Convertible Preferred Stock. Of the 1,000,000 shares of Common Stock, 69,000 shares have been registered for sale pursuant to the Over-Allotment option and to the extent not exercised, if any, pursuant to the Concurrent Offering. The remaining 931,000 shares of Common Stock and the aforementioned Preferred Stock held by Duncan Hill (and options to purchase 260,000 shares held by the three directors of the Company) are "restricted securities" within the meaning of Rule 144, and may not be sold in the absence of registration other than in accordance with Rule 144 described below or pursuant to another exemption from registration under the Securities Act. These restricted shares are also subject to a 24-month "lock-up" agreement with the Representative. See "Underwriting."

    In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including persons who may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act, is entitled to sell within any three-month period a number of shares beneficially owned for at least one year that does not exceed the greater of (i) one percent of the then-outstanding shares of Common Stock or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. However, a person who is not an affiliate and has beneficially owned such shares for at least two years is entitled to sell such shares without regard to the volume, manner of sale or notice requirements.

    No predictions can be made as to the effect, if any, that future sales of shares under Rule 144 or the availability of shares for sale will have on the then-prevailing market, if any. Sales of substantial amounts of Common Stock pursuant to Rule 144 or otherwise may adversely affect the then-prevailing market price of the Units, Common Stock and the Class A Warrants, should a public trading market for such securities develop.

                                  UNDERWRITING

    The Underwriters, as set forth below and for whom VTR Capital, Inc. is the Representative, have agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company a total of 460,000 Units on a "firm commitment" basis. The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Units are subject to certain conditions and that the Underwriters are obligated to purchase all of the 460,000 Units, if any are purchased.

UNDERWRITERS                                                                   NUMBER OF UNITS
------------------------------------------------------------------------------  ---------------

VTR Capital, Inc.............................................................       335,000
IAR Securities Corp. ........................................................       125,000
                                                                                    -------
    Total....................................................................       460,000
                                                                                    =======


    The Underwriters have advised the Company that they propose to offer the Units to the public at the offering price set forth on the cover page of this Prospectus and that they may allow to certain dealers concessions not in excess of $.60 per Unit. After the initial public offering, the offering price and discount may be changed. The Underwriters do not intend to sell any of the Units offered hereby to accounts for which they have discretionary authority.

    Duncan Hill has granted to the Underwriters an option, exercisable during the 30-day period from the date of this Prospectus, to purchase from Duncan Hill at the offering price, less the underwriting discount, up to a maximum of 69,000 additional Units for the sole purpose of covering over-allotments, if any.

    The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Company's securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than they would otherwise be in the absence of such transactions. These transactions may be effected on the OTC Electronic Bulletin Board assuming the Company is successful in listing its securities on such system. See "Risk Factors--Certain Implications of Trading Over-the-Counter; Penny Stock Regulations."

    The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.

    The Underwriters have informed the Company that they do not expect sales of shares of Common Stock to be made to discretionary accounts to exceed 2% of the shares of Common Stock offered hereby.

    The Company has agreed to pay the Underwriters an expense allowance on a non-accountable basis equal to 3% of the gross proceeds from the sale of the Units offered hereby (including the sale of any Units pursuant to the Underwriters' Over-Allotment Option). The Company also has agreed to pay all expenses in connection with qualifying the Units offered hereby for sale under the laws of such states as the Representative may designate, and the fees, costs and disbursements in connection with registering the Offering with the NASD, including fees and expenses of counsel retained for such purposes by the Representative.

    The Company has also agreed to sell to the Underwriters, for an aggregate purchase price of $46, the Underwriters' Unit Purchase Option, which entitles the holder(s) to purchase up to 46,000 Units at an exercise price of $9.00 per Unit. The Units are identical to the Units sold to the public except that the exercise price of Class A Warrants included in the Units is 150% of the then effective exercise price of the publicly held Class A Warrants. The Underwriters' Unit Purchase Option is exercisable for four years commencing one year from the date of the Prospectus. The Underwriters' Unit Purchase Option may not be assigned, transferred, sold or hypothecated by the Underwriters until 12 months after the date of this Prospectus, except to officers or partners of the Underwriters, selling group members and their officers and partners. Any profits realized by the holders upon the sale of the Units issuable upon exercise of the Underwriters' Unit Purchase Option may be deemed to be additional underwriting compensation. The exercise price and the number of Units underlying the Underwriters' Unit Purchase Option are subject to adjustment in certain events to prevent dilution. For the life of the Underwriters' Unit Purchase Option, the holders thereof are given, at a nominal cost, the opportunity to profit from a rise in the market price of the Units with a resulting dilution in the interest of other stockholders. The Company may find it more difficult to raise capital for its business if the need should arise while the Underwriters' Unit Purchase Option is outstanding. At any time when the holders of the Underwriters' Unit Purchase Option might be expected to exercise it, the Company would probably be able to obtain additional capital on more favorable terms.

    The Company has agreed to register, at its expense, under the Securities Act, on one occasion, the Underwriters' Unit Purchase Option or the underlying securities covered by the Underwriters' Unit Purchase Option at the request of the holders of 50% of the Underwriters' Unit Purchase Option. Such request may be made at any time during a period of four years beginning one year from the date of this Prospectus. The Company has also agreed to certain "piggyback" registration rights for the holders of the Underwriters' Unit Purchase Option or securities issuable upon the exercise of the Underwriters' Unit Purchase Option. Any exercise of such registration rights by the Underwriter or the sale of any Units by the holders thereof may be dilutive to the then present shareholders and may also have an adverse effect upon either the Company's ability to obtain additional capital, or the market price of the Company's securities should a public trading market develop.

    Commencing 12 months after the date of this Prospectus to the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Commission, the Company has agreed to pay the Representative a warrant solicitation fee of 5% of the exercise price for each Warrant exercised (excluding Class A Warrants exercised by the Representative) payable upon the exercise of such Class A Warrant. However, no compensation will be paid to the Representative in connection with the exercise of such Class A Warrants if (a) the market price of the underlying shares of Common Stock is lower than the exercise price, (b) the Class A Warrants are held in a discretionary account,
(c) the Class A Warrants are exercised in an unsolicited transaction or (d) the disclosure of such compensation arrangements has not been made in the documents provided to the customers both as part of the original offering and at the time of exercise. In addition, unless granted an exemption by the Commission from Regulation M under the Exchange Act, the Representative will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities until the later of the termination of such solicitation activity or the termination by waiver or otherwise of any right the Representative may have to receive a fee for the exercise of the Class A Warrants following such solicitations.

    The Company has agreed not to issue, sell, offer to sell or otherwise dispose of any shares of the Company's Common Stock, or securities convertible into Common Stock, for a period of twenty-four (24) months from the date of this Prospectus, without the prior written consent of the Representative other than issuances of Common Stock by the Company in connection with the exercise of outstanding options and warrants and up to 50,000 restricted shares to employees and in connection with mergers and acquisitions, so long as such newly issued shares (other than in connection with the exercise of outstanding publicly held warrants) can not be resold prior to the date which is twenty-four
(24) months from the date of this Prospectus.

    Duncan Hill and each officer and director of the Company have agreed not to sell or otherwise transfer any securities of the Company beneficially owned by them on the date of this Prospectus for a period of 24 months from the date of this Prospectus, without the prior written consent of the Representative. However, the foregoing is not applicable to the 69,000 Units that may be sold by Duncan Hill pursuant to the Over-Allotment Option or the Concurrent Offering and 200,000 Class A Warrants to be offered by Miller pursuant to the Concurrent Offering.

    The Company has agreed to enter into a two-year consulting agreement (the "Consulting Agreement") with the Representative. Such agreement provides that the Representative will render consulting services on investment banking and other financial matters to be determined by the Company. Such services will be provided upon dates requested by the Company and reasonably acceptable to the Representative not to exceed two business days per month. The services to be provided by the Representative shall include: assistance in formulating plans and presenting financial reports; analyzing third party proposals for the provision of additional financing to the Company; assistance in dealing with brokers and institutions; assistance in obtaining financial management, technical and advisory services; and, assistance in obtaining financial and corporate public relations. The aggregate fee due to the Representative for such consulting services will be $100,000 and shall be paid in full upon the closing date of the Offering.

    The Representative has been granted by the Company the option to designate one individual to serve on the Company's Board of Directors for a period of three years from the date of this Prospectus. That individual must be reasonably satisfactory to the Company's Board of Directors. As of the date hereof, no such person has been designated. The Company has been advised by the Representative that any individual appointed by the Representative will not likely be an officer, director or affiliate of the Representative or any member of the NASD. In lieu of nominating a director, the Representative may designate a non-director observer to attend meetings of the Company's Board of Directors for a period of three years from the date of the Prospectus. Such appointee or designee shall receive the same compensation as any other non-executive.

    If the Company shall within five (5) years from the date of this Prospectus, enter into any agreement or understanding with any person or entity introduced by the Representative involving: (i) the sale of all or substantially all of the assets and properties of the Company; (ii) the merger or consolidation of the Company (other than a merger or consolidation effected for the purpose of changing the Company's domicile); or (iii) the acquisition by the Company of the assets or stock of another business entity, which agreement or understanding is thereafter consummated, whether or not during such five (5) year period, the Company, upon such consummation, shall pay to the Representative an amount equal to the following percentages of the consideration paid by the Company in connection with such transaction: 5% of the first $4,000,000 or portion thereof, of such consideration; 4% of the next $1,000,000 or portion thereof, of such consideration; 3% of the next $1,000,000 or portion thereof, of such consideration; and 2% of such consideration in excess of the first $6,000,000 of such consideration. The fee payable to the Representative will be in the same form of consideration as that paid by or to the company, as the case may be, in any such transactions.

    Prior to the Offering, there has been no public market for any of the Company's securities. Accordingly, the offering price of the Units offered hereby and the terms of the Class A Warrants, including the exercise price of the Class A Warrants, were determined by negotiations between the Company and the Representative and do not necessarily bear any relationship to the Company's assets, results of operations or other generally accepted criteria of value. Factors considered in determining such prices and terms, in addition to prevailing market conditions, include the history of and the prospects of the industry in which the Company competes, an assessment of the Company's management, the results of operations of the Company in recent periods, the prospects of the Company, its capital structure and such other factors as were deemed relevant.

    The offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the Units. Such price is subject to change as a result of market conditions and other factors and no assurance can be given that the Units can be resold at the offering price.

    The foregoing is a summary of all of the material provisions of the Underwriting Agreement, Consulting Agreement and Underwriters' Unit Purchase Option which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

    SEC INVESTIGATION INVOLVING THE REPRESENTATIVE. The Company has been advised by the Representative that the Securities and Exchange Commission ("SEC") has issued a formal order directing a private investigation by the staff of the SEC. Such order empowers the SEC staff to investigate whether, from June 1995 to the present, the Representative and certain other persons and/or entities may have engaged in fraudulent acts or practices in connection with the purchase or sale of securities of certain other companies in violation of Sections 10(b) and 15(c)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 17(a) of the Securities Act. These acts or practices include whether the Representative and certain other brokers or dealers effected transactions or induced transactions by making untrue statements of material fact and whether the Representative and certain others have engaged in manipulative, deceptive or other fraudulent devices. The formal order also concerns whether the Representative and certain others who have agreed to participate in a distribution have violated Rule 10b-6 of the Exchange Act by having bid for or purchased securities for accounts in which it had a beneficial interest or which is the subject of such distribution. As of April 10, 1998, the Representative understands that the SEC investigation is ongoing. The Representative cannot predict whether this investigation will result in any type of enforcement action againnst the Representative. See "Risk Factors."

    NASD COMPLAINT AGAINST THE REPRESENTATIVE The Company also has been advised by the Representative that during 1996 and 1997, the staff of the NASD conducted an inquiry into the trading and sales practices of securities of another company (the "issuer") in and around April 1995. In connection with the inquiry, the NASD staff obtained documents from the Representative and conducted on-the-record interviews of, among others, the Representative's President-Chief Executive Officer, Head Trader and Chief Financial Officer. On February 20, 1998 the NASD Department of Enforcement filed an administrative complaint against the Representative, a principal of the firm and two traders from other broker-dealers. The complaint alleges that the Representative, acting through its then President-Chief Executive Officer-Sole Owner, acquired and distributed certain securities of the issuer as "statutory underwriters" without registration under
Section 5 of the Securities Act representing approximately 28% of the available float in the security in purported violation of NASD Rule 2110 and failed to provide customers with an offering prospectus. The complaint further alleges that at the same time the Representative and its then President-Chief Executive Officer-Sole Owner (the "Respondents") (i) entered into a consulting agreement with the issuer to arrange for the sale of certain of its securities at a "designated price" slightly below the market at the time; (ii) sold short to retail customers the issuer's securities at prices substantially above the designated price; (iii) acquired from five short term investors securities of the issuer to cover the Representative's large short inventory position in what had previously been an inactive or thinly traded market for the issuer's securities; (iv) illegally bidded for, purchased, or induced others to purchase the issuer's securities in the secondary market while a distribution was still in progress; and (v) continued to make a market in the corporation's stock all in purported violation of Section 10(b) of the Exchange Act and Rule 10b-6 thereunder and NASD Rules 2110 and 2120. Moreover, the complaint alleges that the Respondents caused the aforementioned alleged unregistered distribution without filing the necessary documents with the NASD's Corporate Financing Department and failed to disclose to customers alleged unfair excessive and unreasonable compensation received from the distribution in violation of NASD Rules 2110 and 2710. In addition, the complaint alleged that the Respondents fraudulently manipulated the market for the issuer's common stock by arbitrarily increasing the share price and by artificially inflating the reported trade volume through "wash" and "matched" or circular trading so as to create the appearance of an active market in the stock in purported violation of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder and the NASD Rules 2110 and 2120. According to the complaint, the alleged manipulation resulted in an illicit profit to the Representative of approximately $402,509. The Complaint contains the following prayer for relief:
(1) findings of fact and conclusions of law that Respondents committed the violations charged and alleged; (2) an order imposing sanctions upon the Respondents in accordance with NASD Rule 8310; (3) an order requiring Respondents to disgorge fully any and all ill-gotten gains and/or make full and complete restitution, together with interest; (4) an order imposing such costs of any proceeding as are deemed fair and appropriate under the circumstances with accordance with NASD Rule 8330; and (5) an order imposing any other fitting sanction. The Respondents have indicated that they intend vigorously to contest the allegations. A hearing has not yet been scheduled and there have been no findings of fact or violations of law in this case. See "Risk Factors."

                            SELLING SECURITY HOLDERS

    The Registration Statement of which this Prospectus forms a part also includes an Alternate Prospectus that covers a "Concurrent Offering" by certain Selling Security Holders (as defined below). The Concurrent Offering includes an offering of 400,000 shares of Common Stock and 1,400,000 Class A Warrants owned by the Bridge Lender and the exercise of the Common Stock underlying the 1,400,000 Class A Warrants by the transferees of the Bridge Lender. The Alternate Prospectus also covers the resale of 200,000 Class A Warrants owned by Miller and the exercise of such 200,000 Class A Warrants by the transferees of Mr. Miller. In addition to the foregoing, the Alternate Prospectus includes the resale of up to 69,000 Units (identical to those sold in the Offering) to be offered by Duncan Hill and the exercise of the Common Stock underlying the 138,000 Class A Warrants by the transferees of Duncan Hill. See "Principal and Selling Stockholder." To the extent that the Underwriters exercise the Over-Allotment Option as described herein, then the number of Units to be offered by Duncan Hill in the Concurrent Offering will be proportionately reduced. (The Bridge Lender, Miller, and Duncan Hill are hereinafter collectively referred to as the "Selling Security Holders.") The securities offered as part of the Concurrent Offering may be sold at any time after the date of this Prospectus. The Class A Warrants held by the Selling Security Holders are identical to the Class A Warrants being offered by the Company. Sales of such securities or even the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Certain Transactions" and "Risk Factors--Potential Adverse Effect of Redemption or Exercise of Class A Warrants."

    Except for Miller's Common Stock ownership, which is not being offered for sale, the following tables set forth the beneficial ownership of the Common Stock and Class A Warrants of the Company held by each Selling Security Holders prior to the Offering and after the Offering, assuming all of the Common Stock and Class A Warrants owned and to be offered for sale by the Selling Security Holders are sold. The number of shares of Common Stock owned by the Selling Security Holders do not include beneficial ownership of options and Class A Warrants.

                             TABLE I (COMMON STOCK)


                                                                                  PERCENT OF
                                                     COMMON STOCK OWNED      COMMON STOCK OWNED%
                                                    ---------------------  ------------------------
                                                     PRIOR TO     AFTER     PRIOR TO       AFTER
NAME OF BENEFICIAL OWNER                            OFFERING(1) OFFERING    OFFERING     OFFERING
- --------------------------------------------------  ----------  ---------  -----------  -----------
ARO #1 1960 Trust
  Linda Gallenberger, Trustee(1)(2)...............     400,000        -0-        28.5            0
Duncan Hill.......................................   1,000,000    931,000       100.0         50.1

                          TABLE II (CLASS A WARRANTS)

                                                         CLASS A WARRANTS           PERCENT OF CLASS A
                                                               OWNED                 WARRANTS OWNED%
                                                     -------------------------  --------------------------
                                                      PRIOR TO       AFTER       PRIOR TO        AFTER
NAME OF BENEFICIAL OWNER                             OFFERING(1)   OFFERING      OFFERING      OFFERING
- ---------------------------------------------------  ----------  -------------  -----------  -------------
ARO #1 1960 Trust
  Linda Gallenberger, Trustee(1)(2)................   1,400,000          -0-          80.6           -0-
Duncan Hill........................................     138,000          -0-           7.9           -0-
William L. Miller..................................     200,000          -0-          11.5           -0-

- ------------------------

(1) Assumes Common Stock and Class A Warrants are outstanding prior to the Offering notwithstanding that such securities are not issuable upon conversion of a Convertible Note until the Closing Date of the Offering.

(2) The sole beneficiary of the trust is Pamela Osowski. For additional information on the trust, see footnote 8 to the table under "Principal and Selling Stockholder."

    Miller is the Company's Chief Executive Officer and Duncan Hill is the Company's sole stockholder prior to the Offering. See "Certain Transactions" and "Principal and Selling Stockholders." The Bridge Lender is not affiliated with the Company in any capacity, has had no business relationship with the Company at any time and has not owned any of the Company's Securities beneficially or of record prior to the Offering other than the Convertible Note and Non-Convertible
Note issued to the Bridge Lender on January 23, 1998. See "Use of Proceeds--Bridge Lenders."

    The securities offered hereby may be sold from time to time directly by the Selling Security Holders. Alternatively, the Selling Security Holders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Security Holders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with such sales of securities. The Selling Security Holders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the Securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

    As of the date of this Prospectus, the Selling Security Holders and the Underwriters (including the Representative) have advised the Company that they do not have any current or future plans, proposals, agreements, arrangements or understandings known to the Selling Security Holders or the Underwriters (including the Representative) with respect to engaging in transactions with or by Selling Security Holders. The Company has filed an undertaking with the Commission to file a Post-Effective Amendment to its Registration Statement of which this Prospectus and the Alternate Prospectus is a part upon the development of any plan, proposals, agreements, arrangements or understandings of or known to the Underwriters, including the Representative, with respect to transactions with or by the Selling Security Holders.

    At the time a particular offer of the shares of Common Stock and/or Class A Warrants is made by or on behalf of the Selling Security Holders, to the extent required, a prospectus will be distributed which will set forth the number of the shares of Common Stock and/or Class A Warrants being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for the shares of Common Stock and/or Class A Warrants purchased from the Selling Security Holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

    Under the Exchange Act, and the regulations thereto, any person engaged in a distribution of the shares of Common Stock and/or Class A Warrants of the Company offered by the Selling Security Holders may not simultaneously engage in market-making activities with respect to such securities of the Company during the applicable "cooling off" period (up to 5 days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M, in connection with transactions in such securities, which provisions may limit the timing of purchase and sales of the Securities by the Selling Securities Holders.

                                 LEGAL MATTERS

    The validity of the Securities being offered hereby will be passed upon for the Company by Lester Morse P.C., Suite 420, 111 Great Neck Road, Great Neck, NY 11021. Certain legal matters will be passed upon for the Underwriters by Mintz & Gold, LLP, 444 Park Avenue South, New York, NY 10016. Lester Morse P.C. has in the past represented the Representative in connection with matters unrelated to the Offering.

                                    EXPERTS

    The financial statements of The Havana Group, Inc. as of December 31, 1997 and for the years ended December 31, 1997 and 1996 appearing in this Prospectus, have been audited by Hausser + Taylor LLP, independent auditors, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

                     THE HAVANA GROUP, INC. AND SUBSIDIARY

                                    CONTENTS

                                                                                                           PAGE
                                                                                                        ----------
INDEPENDENT AUDITORS' REPORT..........................................................................         F-2

FINANCIAL STATEMENTS
  Consolidated balance sheet..........................................................................         F-3
  Consolidated statements of operations...............................................................         F-4
  Consolidated statements of stockholder's equity.....................................................         F-5
  Consolidated statements of cash flows...............................................................         F-6
  Notes to consolidated financial statements..........................................................    F-7-F-13

                          INDEPENDENT AUDITORS' REPORT

To the Stockholder and Board of Directors
The Havana Group, Inc.
Canton, Ohio

    We have audited the accompanying consolidated balance sheet of The Havana Group, Inc. and Subsidiary as of December 31, 1997, and the related consolidated statements of operations, stockholder's equity, and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Havana Group, Inc. and Subsidiary as of December 31, 1997, and the consolidated results of their operations and their cash flows for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

    As discussed in Note B to the consolidated financial statements, The Havana Group, Inc. was formed in December 1997 and prior to then had no operations. The results of operations and cash flows prior to December 1997 included in the accompanying consolidated financial statements are those of the predecessor companies, E. A. Carey of Ohio, Inc. and Monarch Pipe Company.

                                          Hausser + Taylor LLP

CANTON, OHIO
February 10, 1998

                     THE HAVANA GROUP, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997

                                          ASSETS
CURRENT ASSETS
  Cash..........................................................................  $  79,611
  Accounts receivable, net of allowance for doubtful accounts of $5,500.........     37,574
  Inventories...................................................................    477,907
  Deferred catalog expense......................................................     54,183
  Prepaid expenses..............................................................      3,587
                                                                                  ---------
      Total current assets......................................................    652,862

DEFERRED FEDERAL INCOME TAX.....................................................     29,070

PROPERTY AND EQUIPMENT
  Leasehold improvements........................................................     83,945
  Furniture and fixtures........................................................     10,946
  Machinery and equipment.......................................................     83,575
                                                                                  ---------
                                                                                    178,466

  Less accumulated depreciation.................................................     84,649
                                                                                  ---------
                                                                                     93,817
OTHER ASSETS, net of accumulated amortization
  Customer lists................................................................    464,479
                                                                                  ---------
                                                                                 $1,240,228
                                                                                 ==========

                           LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
  Accounts payable..............................................................  $ 177,893
  Due to affiliates.............................................................    130,392
  Customer advances.............................................................      7,836
  Accrued expenses..............................................................        994
      Total current liabilities.................................................    317,115
                                                                                  ---------

STOCKHOLDER'S EQUITY
  Preferred stock--$.001 par value, 10,000,000 shares authorized:
    Class A--5,000,000 shares issued and outstanding............................      5,000
    Class B--1,100,000 shares issued and outstanding............................      1,100
  Common stock--$.001 par value, 25,000,000 shares authorized, 1,000,000 shares
    issued and outstanding......................................................      1,000
  Additional paid-in capital....................................................  1,092,900
  Retained earnings (deficit)...................................................   (176,887)
                                                                                  ---------
      Total stockholder's equity................................................    923,113
                                                                                  ---------
                                                                                 $1,240,228
                                                                                 ==========

   The accompanying notes are an integral part of these financial statements.

                     THE HAVANA GROUP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                            1997          1996
                                                                                        ------------  ------------
Net Sales.............................................................................  $  1,427,574  $  1,656,316
Cost of Sales.........................................................................       773,695       946,660
                                                                                        ------------  ------------
Gross Profit..........................................................................       653,879       709,656
Selling Expenses......................................................................       316,699       374,303
General and Administrative Expenses...................................................       398,952       450,876
                                                                                        ------------  ------------
Net Loss..............................................................................  $    (61,772) $   (115,523)
                                                                                        ============  ============
Basic and Diluted Loss per Share......................................................  $       (.06) $       (.12)
                                                                                        ============  ============

   The accompanying notes are an integral part of these financial statements.

                     THE HAVANA GROUP, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                        COMMON      PREFERRED     PAID-IN      RETAINED
                                                         STOCK        STOCK       CAPITAL      EARNINGS      TOTAL
                                                      -----------  -----------  ------------  -----------  ----------

Balance--January 1, 1996............................   $     500    $  --       $    --       $   800,408  $  800,908

Net loss............................................      --           --            --          (115,523)   (115,523)

Balance--December 31, 1996..........................         500       --            --           684,885     685,385

Return of additional Capital Contribution to Duncan
  Hill..............................................        (500)      --            --           --             (500)

Issuance of 1,000,000 shares of Common Stock to
  parent company....................................       1,000       --             (1,000)     --           --

Issuance of 5,000,000 shares of Class A Preferred
  Stock to parent company...........................      --            5,000         (5,000)     --           --

Issuance of 1,100,000 shares of Class B Preferred
  Stock to parent company...........................      --            1,100      1,098,900     (800,000)    300,000

Net loss............................................      --           --            --           (61,772)    (61,772)

Balance--December 31, 1997..........................   $   1,000    $   6,100   $  1,092,900  $  (176,887) $  923,113

   The accompanying notes are an integral part of these financial statements.

                     THE HAVANA GROUP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                             1997         1996
                                                                                          -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..............................................................................  $   (61,772) $  (115,523)
  Adjustments to reconcile net loss to net cash (used) provided by operating activities:
      Depreciation and amortization.....................................................       39,780       38,706
      (Increase) decrease in accounts receivables--trade................................       (3,294)      44,829
      (Increase) decrease in inventories................................................     (206,569)      35,070
      (Increase) in deferred catalog expense............................................      (12,215)      (4,084)
      (Increase) in prepaid expenses....................................................       (2,249)      (1,338)
      Increase in accounts payable, customer advances and accrued expenses..............       37,104       34,079
Net cash (used) provided by operating activities........................................     (209,215)      31,739

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (decrease) in due to affiliates..............................................      378,322      (35,165)
  Return of additional capital contribution to Duncan Hill..............................         (500)     --
Net cash provided (used) by financing activities........................................      377,822      (35,165)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment....................................................      (94,891)     --

NET INCREASE (DECREASE) IN CASH.........................................................       73,716       (3,426)

CASH--BEGINNING.........................................................................        5,895        9,321

CASH--ENDING............................................................................  $    79,611  $     5,895

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITY
  Issuance of 1,100,000 shares of Series B preferred stock to Duncan Hill for the
    assumption of a $300,000 liability..................................................  $   300,000  $   --

   The accompanying notes are an integral part of these financial statements.

                     THE HAVANA GROUP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A. BUSINESS DESCRIPTION AND PRINCIPLES OF CONSOLIDATION--The Havana Group, Inc. (Company) is in the mail order business and sells to customers throughout the United States. The Company sells tobacco, cigars, smoking pipes and accessories. Products are purchased from a variety of manufacturers. The consolidated financial statements include the accounts of The Havana Group, Inc., and its wholly owned subsidiary, Monarch Pipe Company (Monarch). Monarch manufactures smoking pipes and sells them exclusively to the Company. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company grants credit to E. A. Carey Tobacco Club members.

    B. REORGANIZATION--The Havana Group, Inc. was formed as a wholly-owned subsidiary of Duncan Hill, Inc. in December 1997. The operations included in the accompanying financial statements prior to December 1997 are those of E. A. Carey of Ohio, Inc. (Carey), which was dissolved as part of the reorganization and Monarch Pipe. Carey and Monarch Pipe were both wholly-owned subsidiaries of Duncan Hill, Inc. prior to the reorganization. The Company acquired the assets and liabilities of Carey and the common stock of Monarch Pipe in the reorganization, which was accounted for at historical cost as a reorganization of companies under common control.

    C. USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    D. FAIR VALUE OF FINANCIAL INSTRUMENTS--The fair value of cash, accounts receivable, accounts payable and other short-term obligations approximate their carrying values because of the short maturities of those financial instruments.

    E. TRADE RECEIVABLES--It is the Company's policy to record accounts receivable net of an allowance for doubtful accounts. The allowance was $5,500 as of December 31, 1997. Bad debt expense was $14,041 and $41,942 for the years ended December 31, 1997 and 1996, respectively.

    F. Inventories are stated at the lower of cost or market with cost being determined by the first-in, first-out (FIFO) method.

    G. Deferred catalog expenses are costs of catalogues mailed to customers which are deferred and amortized over periods ranging from four weeks to six months, the estimated length of time customers utilize catalog and other mail order mailings. Catalog expense was $263,675 and $332,629 for the years ended December 31, 1997 and 1996, respectively.

    H. Property and equipment are carried at cost and depreciated using the straight-line and accelerated methods over their estimated useful lives ranging from five to ten years. Depreciation expense amounted to $1,074 for the year ended December 31, 1997. There was no depreciation expense for the year ended December 31, 1996.

    Maintenance, repairs, and minor renewals are charged against earnings when incurred. Additions and major renewals are capitalized.

    I. A customer list was obtained in the acquisition of Carey in 1984 for $889,000. The acquisition was consummated primarily to obtain Carey's mailing list. The list is being amortized on a straight-line basis through 2008. At December 31, 1997, accumulated amortization was $424,521.

                     THE HAVANA GROUP, INC. AND SUBSIDIARY

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    J. Deferred taxes have been recognized to reflect temporary differences between financial reporting and income tax purposes. The principal differences are due to net operating losses and the treatment of deferred catalog expense.

    K. PER SHARE AMOUNTS--Net income per share is calculated using the weighted average number of shares outstanding during the year. Duncan Hill, Inc., the Company's parent, holds 1,000,000 shares of common stock which were assumed to be outstanding during 1997 and 1996 for purposes of the basic earnings per share calculation. Duncan Hill, Inc. also holds 1,100,000 convertible preferred Class B shares that were not included in the computation of diluted earnings per share because the Company had a net loss and inclusion would therefore be antidilutive. Additionally conversion is contingent upon the Company attaining pre-tax profit of $500,000 in any calendar year.

    L. NEW AUTHORITATIVE PRONOUNCEMENTS--Effective January 1, 1996, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS 121 requires the Company to review long-lived assets and certain identifiable intangibles, including goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

    The adoption of SFAS 121 did not have an effect on the Company's consolidated financial statements.

    In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," was issued which establishes accounting and reporting standards for stock-based compensation plans. This standard encourages the adoption of the fair value-based method of accounting for employee stock options or similar equity instruments, but continues to allow the Company to measure compensation cost for those equity instruments using the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The Company uses the intrinsic value-based method for stock-based compensation to employees. As a result, this standard does not have any effect to the Company's consolidated financial statements other than to require disclosure of the pro forma effect on net (loss) of using the fair value-based method of accounting.

    In February 1997, SFAS 128, "Earnings per Share" and SFAS 129, "Disclosure of Information About Capital Structure," were issued. SFAS 128 establishes new standards for computing and reporting earnings per share.

    SFAS 129 requires an entity to explain the pertinent rights and privileges of outstanding securities. The Company adopted these new standards in the period ended December 31, 1997. All prior period earnings per share data have been restated for the adoption of SFAS 128. The effect of adoption was not material.

    In June 1997, the Financial Accounting Standards Board issued SFAS 130, "Reporting Comprehensive Income," which is effective for periods beginning after December 15, 1997. SFAS No. 130 established new standards for reporting comprehensive income and its components. The Company expects that comprehensive income (loss) will not be materially different from net income (loss).

    In June 1997, the Financial Accounting Standards Board issued SFAS 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS 131 changes the standards for reporting financial results by operating segments, related products and services, geographical areas and major

                     THE HAVANA GROUP, INC. AND SUBSIDIARY

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) customers. The Company must adopt SFAS 131 no later than December 31, 1998. The Company believes that the effect of adoption will not be material.

    M. RECLASSIFICATION--Certain amounts in the 1996 financial statements have been reclassified to conform to the 1997 presentation.

NOTE 1. INVENTORIES

    Inventories consist of the following at December 31, 1997:

Raw materials.....................................................  $ 107,994
Pipes.............................................................     58,647
Tobacco and cigars................................................    244,800
Accessories.......................................................     20,177
Supplies and catalogues...........................................     46,289
                                                                    ---------
                                                                    $ 477,907
                                                                    =========

NOTE 2. INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes.

    Deferred income taxes reflect the effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes. Deferred tax assets (liabilities) consisted of the following at December 31, 1997:

Deferred tax asset for net operating loss carryforward............  $ 124,270
Valuation allowance...............................................    (76,613)
                                                                    ---------
      Total deferred tax assets...................................     47,657
                                                                    ---------
Deferred tax liabilities:
  Deferred catalog expense........................................    (18,422)
                                                                    ---------
  Depreciation....................................................       (165)
      Total deferred tax liabilities..............................    (18,587)
                                                                    ---------
Net deferred tax asset............................................  $  29,070
                                                                    =========

    The Company's ability to recognize deferred tax assets is dependent on generating future regular taxable income. In accordance with the provisions of SFAS 109, management has provided a valuation allowance.

                     THE HAVANA GROUP, INC. AND SUBSIDIARY

NOTE 2. INCOME TAXES (CONTINUED)
    The Company has net operating loss carryforwards which will expire as follows:

YEAR                                                              AMOUNT
- --------------------------------------------------------------  ----------
2008..........................................................  $    6,500
2009..........................................................      57,600
2010..........................................................     105,900
2011..........................................................     121,000
2012..........................................................      74,500
                                                                ----------
                                                                $  365,500
                                                                ==========

NOTE 3. PARENT CORPORATION

    Effective January 1, 1997, the Company contracted with Kids Stuff, Inc. ("Kids"), a subsidiary of Duncan Hill, Inc., to provide telemarketing, order fulfillment, data processing and certain administrative functions. The Company is charged for its portion of the expenses on a direct cost basis, as applicable, or on a pro rata basis. Actual costs are those direct costs that can be charged on a per order or per hour basis, fixed costs are allocated on a pro rata basis by dividing the total assets of the Company by the sum of the total assets of the Company and Kids. Effective January 1, 1998, the Company renewed this contract with Kids at an annual cost of approximately $206,100 for the administrative, executive and accounting services, as outlined below, and $2.40 per order processed. The Company is also obligated to pay 5% of its 1998 pre-tax profit to Kids in connection with those administrative and fulfillment services. Management believes that this is substantially the same cost that it would incur should it procure these services itself.

Accounting and Payroll Services...................................  $  34,000
Administration and Human Resource Management......................     51,600
Data Processing...................................................     34,900
Office Equipment and Facilities Use...............................     32,200
Merchandising and Marketing Services..............................     38,100
Purchasing Services...............................................     15,300
                                                                    ---------
      Total.......................................................  $ 206,100
                                                                    =========

    Prior to 1997, these services were provided by Duncan Hill, Inc. and Kids, as applicable. Total costs allocated to the Company were $450,443 and $511,472 in 1997 and 1996, respectively.

    The accounts receivable and inventory of the Company and Kids are pledged as collateral which guarantees an $800,000 line of credit reflected on the financial statements of Kids. The Company's guarantee relative to the line of credit is irrevocable. The balance on the line of credit was $671,000 at December 31, 1997.

NOTE 4. STOCKHOLDER'S EQUITY

    A. COMMON STOCK

    The Havana Group, Inc. has 25,000,000 shares of $.001 par value Common Stock authorized. In connection with the reorganization discussed in Note B, the Company issued 1,000,000 shares to its parent, Duncan Hill, Inc. The holders of Common shares are entitled to one vote on all stockholder matters.

                     THE HAVANA GROUP, INC. AND SUBSIDIARY

NOTE 4. STOCKHOLDER'S EQUITY (CONTINUED)
    The Company is not currently subject to any contractual arrangements which restricts its ability to pay cash dividends. The Company's Certificate of Incorporation prohibits the payment of cash dividends on the Company's Common Stock in excess of $.05 per share per year so long as any Serial Preferred Stock remains outstanding unless all accrued and unpaid dividends on Serial Preferred Stock has been set apart and there are no arrearages with respect to the redemption of any Series Preferred Stock.

    B. SERIES A PREFERRED STOCK

    The Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidating preferences, and the number of shares constituting any series or the designation of such series.

    On December 24, 1997, the Company issued 5,000,000 shares of Series A Preferred Stock (Series A), $.001 par value to Duncan Hill, Inc. The holders of the Series A stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

    The Series A stock is not subject to redemption and has no conversion rights or rights to participate in dividend payments. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series A stock has a liquidation preference of $.001 per share.

    C. SERIES B PREFERRED STOCK

    On December 24, 1997, the Company issued 1,100,000 shares of its Series B Convertible Preferred Stock (Series B) $.001 par value to Duncan Hill. In return, Duncan Hill assumed a $300,000 liability due to an affiliate. The Series B stock has the same voting privileges as the Common Stock. Each share of Series B stock is convertible into one share of the Company's Common stock at the option of either the holder or the Company upon the Company's net pre-tax profit reaching $500,000 in any given calendar year. The holder of each share of Series B Preferred Stock will be entitled to receive, when, as, and if declared by the Board of Directors of the Company, out of funds legally available therefor, annual dividends at the rate of $.10 per share and, no more, payable out of surplus or net profits of the Company on a quarterly basis. As the Series B Preferred pays a $.10 dividend per share, the Company has recorded the Series B stock at $1.00 per share to reflect its estimated fair value.

    The series B stock is not subject to redemption. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series B stock has a liquidation preference of $.001, which is subordinated to the liquidation preference of the Series A stock.

    D. In December 1997, the Company issued 138,000 warrants to Duncan Hill, Inc. Upon completion of the Company's initial public offering, these warrants automatically convert into Class A Warrants identical to those to be sold to the public.

    E. SALE OF UNREGISTERED SECURITIES

    In January 1998, the Company borrowed $100,000 from one private investor in exchange for a convertible promissory note (Convertible Note). The Convertible Note bears interest at 8% per annum and is payable on December 31, 1998. However, if the Company completes its initial public offering, the note is automatically converted into an aggregate of 400,000 shares of Common Stock and 1,400,000 Class

                     THE HAVANA GROUP, INC. AND SUBSIDIARY

NOTE 4. STOCKHOLDER'S EQUITY (CONTINUED)
A warrants. In accordance with APB 14 and EITF Topic No. D-60, the beneficial conversion feature (in the amount of $3,350,000) of the note will be recognized as additional paid-in capital and charged to interest expense over the term of the note.


    Each warrant allows the holder to purchase a share of the Company's Common Stock at an exercise price of $5.25 per share for a period of five years from the effective date of the Company's initial public offering. The warrants may be redeemed by the Company at a price of $.01 per warrant, at any time after they become exercisable, upon not less than 30 days' prior notice, if the closing bid price of the Common Stock has been at least $10.50 per share for 20 consecutive trading days ending on the fifteenth day prior to the date on which the notice of redemption is given.



NOTE 5. BRIDGE LOAN

    In January 1998, the Company borrowed $100,000 from one private investor evidenced by a promissory note of $100,000. This is the same private investor mentioned in Note 4E, "Sale of Unregistered Securities." The note bears interest at 8% per annum and is due at the earlier of December 31, 1998, or the successful completion of the Company's initial public offering.

NOTE 6. INCENTIVE PLANS

    STOCK INCENTIVE PLAN

    During 1997, the Company adopted a Stock Incentive Plan. Under the Stock Incentive Plan, the Compensation Committee of the Board of Directors may grant stock incentives to key employees and the directors of the Company pursuant to which a total of 400,000 shares of Common Stock may be issued; provided, however, that the maximum amount of Common Stock with respect to which stock incentives may be granted to any person during any calendar year shall be 20,000 shares, except for a grant made to a recipient upon the recipient's initial hiring by the Company, in which case the number shall be a maximum of 40,000 shares. These numbers are subject to adjustment in the event of a stock split and similar events. Stock incentive grants may be in the form of option, stock appreciation rights, stock awards, or a combination thereof. No stock incentives were granted under the Stock Incentive Plan in 1997.

NOTE 7. EMPLOYMENT AGREEMENT

    The Company has entered into a five-year employment agreement with William
L. Miller effective December 1, 1997, pursuant to which Mr. Miller is to serve as Chief Executive Officer and President of the Company. The employment agreement provides for an annual base salary of $50,000, increasing to at least $100,000 for the remainder of the contract if the Company's revenues for any fiscal year exceed $5,000,000. The employment agreement also provides for the eligibility of Mr. Miller to receive annual cash bonuses under the Company's Incentive Compensation Plan, of a maximum of 50% of Mr. Miller's prior year's base salary.

    Mr. Miller was granted under his employment agreement 200,000 Common Stock Purchase warrants at $6.00 per share. The warrants are convertible into Class A warrants upon the effectiveness of the Company's planned registration statement, bearing the same terms and conditions as those Class A warrants issued by the Company being registered.

                     THE HAVANA GROUP, INC. AND SUBSIDIARY

NOTE 7. EMPLOYMENT AGREEMENT (CONTINUED)
    Mr. Miller was also granted under his employment agreement an option to purchase 200,000 shares of the Company's Common Stock, which will vest 20% on each of the following dates: December 1, 1997; January 1, 1998; January 1, 1999; January 1, 2000; and January 1, 2001, regardless of whether the executive is employed on such dates by the Company. The vested options will be immediately exercisable and will expire 10 years from the date of the agreement. The exercise price of the options will be $6.00 per share, subject to downward adjustments in the exercise price if the Company meets certain performance goals.

    Mr. Miller's contract allows for termination by the Company for cause. If the agreement is terminated by the Company without cause, or by Mr. Miller due to a material change in his responsibilities, functions, or duties, the Company shall pay Mr. Miller a lump sum on the date of termination as severance pay an amount equal to 2.99 times the sum of Mr. Miller's salary and bonus paid in the year prior to the year of termination.

NOTE 8. FAIR VALUE OF STOCK BASED COMPENSATION

    In addition to the options to purchase 200,000 shares of common stock and Common Stock Purchase Warrants to purchase 200,000 shares of common stock at $6.00 per share issued to Mr. Miller (both described in Note 7), the Company has granted options to purchase 60,000 shares of common stock to certain directors with the same terms as the options granted to Mr. Miller.

    As described in Note L, the Company accounts for employee stock options under APB 25 and, accordingly, no compensation cost has been recognized. If the Company had elected to recognize compensation cost consistent with the method prescribed by SFAS 123, the Company's net loss would have been increased by approximately $1,382,000 or $1.38 per share for the year ended December 31, 1997.

    For purposes of the pro forma disclosures presented above, the Company computed the fair values of options granted using the Black-Scholes option pricing model assuming no dividends, 45% volatility, an expected life of 50% of the ten-year option terms, and a risk-free interest rate of 6.3%.

NOTE 9. PUBLIC OFFERING

    In February 1998, the Company filed a registration statement relating to an offering by the Company of 529,000 units at an offering price of $6 per unit, including 69,000 units to cover over-allotments, if any, each unit consisting of one share of common stock, $.001 par value, and two Class A Warrants. The over-allotment, if exercised, will be sold on behalf on Duncan Hill out of the 1,000,000 shares of Common stock and 138,000 Class A Warrants owned by Duncan Hill, with net proceeds to be received by Duncan Hill.


    The common stock and warrants are immediately detachable and separately transferable from each other as of the date of the Prospectus. Each warrant entitles the holder to purchase one share of common stock at a price of $5.25 commencing from the date of the Prospectus until five years thereafter. The Company may redeem the Warrants at a price of $.01 per Warrant, at any time after they become exercisable, upon not less than 30 days' prior written notice, if the closing bid price of the Common Stock has been at least $10.50 per share for 20 consecutive trading days ending on the fifteenth day prior to the date on which the notice of redemption is given.

================================================================================

    NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES OF COMMON STOCK AND WARRANTS OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS

Available Information..................          4
Prospectus Summary.....................          5
Risk Factors...........................         11
Use of Proceeds........................         23
Dividend Policy........................         24
Dilution...............................         25
Capitalization.........................         27
Selected Financial Data................         28
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................         29
The Company and Its Parent.............         32
Business...............................         34
Management.............................         42
Principal and Selling Stockholders.....         49
Certain Transactions...................         51
Description of Securities..............         53
Unregistered Shares Eligible for
  Immediate and Future Sale............         56
Underwriting...........................         57
Selling Security Holders...............         61
Legal Matters..........................         63
Experts................................         63
Index to Financial Statements..........        F-1


UNTIL AUGUST 12, 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES OF UNITS, COMMON STOCK AND WARRANTS OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                 460,000 UNITS

 EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO CLASS A COMMON STOCK
                               PURCHASE WARRANTS

                             THE HAVANA GROUP, INC.

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                               VTR CAPITAL, INC.


                                  MAY 14, 1998


================================================================================

           SUPPLEMENT TO THE HAVANA GROUP, INC.'S ALTERNATE PROSPECTUS
                               DATED MAY 14, 1998

         In May 1998, The Havana Group, Inc. completed an initial public offering of 460,000 Units, each Unit consisting of one share of Common Stock and two Class A Warrants to purchase Common Stock as more fully described in Havana's prospectus dated May 14, 1998. Subsequently, Duncan Hill, Inc. sold 69,000 Units to the Underwriters pursuant to an over-allotment option granted to them as more fully described in the prospectus.


         This prospectus includes a Concurrent Offering. In the Concurrent Offering, ARO Trust No. 1, 1960 Trust, intends to sell its 400,000 shares of Havana's Common Stock and 1,400,000 Class A Warrants through S.G. Cowen Securities Corporation from time to time in ordinary brokers transactions at market prices prevailing at the time of sale. S.G. Cowen Securities Corporation would receive compensation of approximately $.05 per security. William Miller, also a selling security holder as to 200,000 Class A Warrants, does not currently have any specific plans, proposals, agreements, arrangements or understandings with respect to the sale of his Class A Warrants as of the date of this supplement. In this respect, a post-effective amendment to the Registration Statement of which this alternate prospectus is a part will be required in the event ARO Trust No. 1, 1960 Trust or Mr. Miller enters into new agreements, arrangements or understandings not disclosed in this alternate prospectus or supplement thereto. It should be noted that Duncan Hill is no longer a Selling Security Holder in the Concurrent Offering.



The date of this Supplement is ___________________, 1998.

                            SELLING SECURITY HOLDERS

         The concurrent offering includes an offering of 400,000 shares of Common Stock and 1,400,000 Class A Warrants owned by the Bridge Lender and the exercise of the Common Stock underlying the 1,400,000 Class A Warrants by the transferees of the Bridge Lender. The alternate prospectus also covers the resale of 200,000 Class A Warrants owned by William Miller and the exercise of such 200,000 Class A Warrants by the transferees of Mr. Miller. (The Bridge Lender and Mr. Miller are hereinafter collectively referred to as the "Selling Security Holders.") The securities offered as part of the concurrent offering may be sold at any time after the date of this Supplement. The Class A Warrants held by the selling security holders are identical to the Class A Warrants sold in the Company's recently completed initial public offering. Sales of such securities or even the potential of such sales at any time may have an adverse effect on the market prices of the Company's securities offered hereby. See "Certain Transactions" and "Risk Factors--Potential Adverse Effect of Redemption or Exercise of Class A Warrants."

         Except for Mr. Miller's Common Stock ownership, which is not being offered for sale, the following tables set forth the beneficial ownership of the Common Stock and Class A Warrants of the Company held by each selling security holders as of the date of this Supplement (i.e., prior to the Offering but subsequent to the Company's initial public offering) and after the offering by selling security holders, assuming all of the Common Stock and Class A Warrants owned and to be offered for sale by the selling security holders are sold. The number of shares of Common Stock owned by the selling security holders do not include beneficial ownership of options and Class A Warrants.


                                             TABLE I (Common Stock)


                                                                                         Percent of Common Stock
Name of Beneficial Owner                    Common Stock Owned                                    Owned%
------------------------                    ------------------                         ----------------------------
                                                Prior to             After             Prior to              After
                                               Offering(1)         Offering            Offering            Offering
                                               -----------         --------            --------            --------
ARO #1 1970 Trust
Linda Gallenberger,
Trustee (1)                                     400,000               -0-               21.5                   0



                                               TABLE II (Class A Warrants)


                                                      Class A Warrants                      Percent of Class A
Name of Beneficial Owner                                    Owned                             Warrants Owned%
------------------------                        --------------------------             ---------------------------
                                                Prior to             After             Prior to              After
                                                Offering           Offering            Offering            Offering
                                                --------           --------            --------            --------
ARO #1 1970 Trust
 Linda Gallenberger,
Trustee (1)                                  1,400,000                -0-               57.0                  -0-
William L. Miller                              200,000                -0-                8.1                  -0-

-------------

(1) The sole beneficiary of the trust is Pamela Osowski. For additional information on the trust, see footnote 8 to the table under "Principal and Selling Stockholders."

     Miller is the Company's Chief Executive Officer. See "Certain Transactions" and "Principal and Selling Stockholders." The Bridge Lender is not affiliated with the Company in any capacity, has had no business relationship with the Company at any time and has not owned any of the Company's Securities beneficially or of record prior to the Offering other than the Convertible Note and Non-Convertible Note issued to the Bridge Lender on January 23, 1998. See "Use of Proceeds of Company Offering--Bridge Lenders."

         The Class A Warrants offered hereby may be sold from time to time directly by Mr. Miller. Alternatively, Mr. Miller may from time to time offer such securities through underwriters, dealers or agents. The distribution of Class A Warrants by Mr. Miller may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by Mr. Miller in connection with such sales of securities. Mr. Miller and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the Securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

         ARO #1 1960 Trust (the "Trust"), the other remaining Selling Security Holder, has notified the Company of its intention to sell the Securities held by it through SG Cowen Securities Corporation from time to time. The distribution of Securities by the Trust may be effected in one or more transactions that may take place on the over-the-counter market, in ordinary broker's transactions, at market prices prevailing at the time of sale. Usual and customary brokerage fees or commissions will be paid by the Trust in connection with such sales of Securities. The amount of the markdown or commissions to be charged by SG Cowen Securities Corporation will depend upon the size and volume of trading activity at that time but is anticipated to be approximately $.05 per security. The Trust and any intermediaries through whom the aforesaid Securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") with respect to the Securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

         As of the date of this Supplement, the Trust and SG Cowen Securities Corporation have advised the Company that they do not have any other current or future plans, proposals, agreements, arrangements or understandings known to the Trust or SG Cowen Securities Corporation with respect to engaging in transactions with or by the Trust not disclosed herein. It should also be noted that William Miller, the other Selling Security Holder, does not currently have any plans, proposals, agreements, arrangements or understandings with respect to engaging in transactions with respect to the Securities owned by him. The Company has filed an undertaking with the Commission to file a post-effective amendment to its Registration Statement upon the development of any new plan, proposal, agreement or understanding of or known to the Company or the underwriters who participated in the Company's initial public offering, including Fairchild Financial Group, Inc., ("Fairchild"), formerly VTR Capital, Inc., the managing underwriter of the Company's initial public offering, with respect to transactions with or by the Selling Security Holders not previously disclosed in the Prospectus or the supplement thereto.

          In the event that any new arrangements are entered into with Fairchild or another broker-dealer which are different from those disclosed in the Prospectus or a supplement thereto, such Post-Effective Amendment will include a prospectus which will set forth the number of the shares of Common Stock and/or Class A Warrants being offered and the terms of the offering, including the name or names of any new underwriters, dealers or agents, if any, the intended purchase price or method of determining the purchase price to be paid by any underwriter for the shares of Common Stock and/or Class A Warrants purchased from the Selling Security Holders and any discounts, commissions or concessions to be paid to underwriters, dealers or agents and the proposed selling price to the public or method of determining the selling price.

         Under the Securities Exchange Act of 1934 (the "Exchange Act"), and the regulations thereto, any other person engaged in a distribution of the shares of Common Stock and/or Class A Warrants of the Company offered by the Selling Security Holders may not simultaneously engage in market-making activities with respect to such Securities of the Company during the applicable "cooling off" period (up to 5 days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M, in connection with transactions in such Securities, which provisions may limit the timing of purchase and sales of the Securities by the Selling Securities Holders.

                              PLAN OF DISTRIBUTION

         For a description of the Plan of Distribution for the Selling Security Holders, see "Selling Security Holders" above.

PROSPECTUS

                             THE HAVANA GROUP, INC.
                         469,000 SHARES OF COMMON STOCK
                1,738,000 CLASS A COMMON STOCK PURCHASE WARRANTS

    This Prospectus includes the registration on behalf of a bridge lender (the "Bridge Lender") as a Selling Security Holder of the (i) resale of 400,000 shares of Common Stock and 1,400,000 Class A Warrants issuable to the Bridge Lender by The Havana Group, Inc. (the "Company ") upon the completion of the Company's Initial Public Offering pursuant to a separate Prospectus (the "Offering") in accordance with the automatic conversion of a convertible note and (ii) the exercise of such 1,400,000 Class A Warrants by the transferees of the Bridge Lender. This Prospectus also includes the resale of 200,000 Class A Warrants owned by William Miller, the Company's Chief Executive Officer ("Miller"), and the 200,000 shares issuable upon exercise thereof by the transferees of Miller. The 200,000 Class A Warrants are issuable by the Company pursuant to Warrants which provide for the automatic conversion of the Warrants into Class A Warrants upon the completion of the Offering. In the event that the Underwriters' Over-Allotment Option as discussed under "Concurrent Sales" is not exercised in its entirety, then this Prospectus includes the resale of up to 69,000 Units (identical to those sold in the Offering) to be offered by Duncan Hill Inc., the Company's sole stockholder prior to the Offering ("Duncan Hill" or the "Selling Unit Holder"), including the exercise of 138,000 Class A Warrants by the transferees of Duncan Hill. The securities offered herein may be sold concurrently with or after the Offering subject to the Company's obligation under certain circumstances described herein to file a Post-Effective Amendment to the Registration Statement of which this Prospectus is a part. (The Bridge Lender, Miller and Selling Unit Holder are hereinafter collectively referred to as the "Selling Security Holders.") The aforementioned securities in the aggregate are collectively referred to as the "Securities." For a description of the Offering, see "Concurrent Sales."



    Each Class A Warrant entitles the holder to purchase one share of Common Stock at a price of $5.25 and are exercisable anytime after the date of this Prospectus until May 14, 2003. The Company may redeem the Class A
Warrants at a price of $.10 per Warrant, at any time after one year from the date of this Prospectus, upon not less than 30 days' prior written notice, if the closing bid price of the Common Stock has been at least $10.50 per share for 20 consecutive trading days ending within 15 days prior to the date on which the notice of redemption is given. See "Description of Securities."



                                                        (CONTINUED ON NEXT PAGE)


AN INVESTMENT IN THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 11 AND "DILUTION" BEGINNING ON PAGE 23.


                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  The date of this Prospectus is May 14, 1998



                                     ALT-1

(CONTINUED FROM PREVIOUS PAGE)

    The securities offered hereby may be sold from time to time directly by the Selling Security Holders. Alternatively, the Selling Security Holders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Security Holders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with such sales of securities. The Selling Security Holders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the Securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

                            ------------------------

    As of the date of this Prospectus, the Selling Security Holders and the Underwriters (including VTR Capital Inc., the Representative) have advised the Company that they do not have any current or future plans, proposals, agreements, arrangements or understandings known to the Selling Security Holders or the Underwriters (including the Representative) with respect to engaging in transactions with or by Selling Security Holders. The Company has filed an undertaking with the Commission to file a Post-Effective Amendment to its Registration Statement of which this Prospectus is a part upon the development of any plan, proposals, agreements, arrangements or understandings of or known to the Underwriters, including the Representative, with respect to transactions with or by the Selling Security Holders.

    On the date hereof, the Company commenced an initial public offering of 460,000 Units, each Unit consisting of one share of common stock, $.001 par value and two redeemable Class A Common Stock Purchase Warrants. The Offering also included an Over-Allotment Option pursuant to which the Underwriters may purchase up to 69,000 Units from Duncan Hill. See "Concurrent Sales."

    The Company will not receive any of the proceeds for the sale of the Securities by the Selling Security Holders. All costs incurred in the registration of the Securities of the Selling Security Holders are being borne by the Company. See "Selling Security Holders."

    Prior to the Offering, there has been no public market for any of the Company's securities. Accordingly, the offering price of the Units in the Offering and the terms of the Class A Warrants, including the exercise price of the Class A Warrants, were determined by negotiations between the Company and the Representative and do not necessarily bear any relationship to the Company's assets, results of operations or other generally accepted criteria of value. Factors considered in determining such prices and terms, in addition to prevailing market conditions, include the history of and the prospects of the industry in which the Company competes, an assessment of the Company's management, the results of operations of the Company in recent periods, the prospects of the Company, its capital structure and such other factors as were deemed relevant.

    The Units, Common Stock and Warrants are expected to be approved for quotation on the Over-the-Counter ("OTC") Electronic Bulletin Board under the symbols "HVGPU," 'HVGP'," and "HVGPW," respectively. See "Risk Factors -Certain Implications of Trading Over-The-Counter; "Penny Stock Regulations." There is no assurance, however, that the Company's securities will be approved for listing on the OTC Electronic Bulletin Board or elsewhere. The Company anticipates that the Units offered hereby will be qualified for sale by the Company in a limited number of states. See "Risk Factors--Limits on Secondary Trading; Current Prospectus and State Blue Sky Registration Required to Exercise Warrants."

    Upon completion of the Offering, the Selling Unit Holder and Miller will beneficially own approximately 89% of the Company's outstanding voting capital stock (not including Class A Warrants and options to be owned by them). See "Risk Factors--Control by Parent and Parent's Controlling Stockholders."

                                     ALT-2

                      USE OF PROCEEDS OF COMPANY OFFERING

    The net proceeds to be received from the sale of the 460,000 Units offered by the Company (after deducting underwriting discounts, a 3% non-accountable expense allowance and other estimated offering expenses) will be approximately $2,050,000 ($2,037,500 if the Underwriters' Over-Allotment option is exercised in full). The Company intends to use the net proceeds of the Offering over at least the next twelve months approximately as follows:

                                                                   APPROXIMATE     APPROXIMATE
                                                                    AMOUNT OF     PERCENTAGE OF
                                                                   NET PROCEEDS   NET PROCEEDS
                                                                   ------------  ---------------
Inventory........................................................   $  800,000             39%
Preferred Stock Dividend to Duncan Hill(1).......................      110,000              5
Payment of Bridge Lender
Indebtedness(2)..................................................      102,000              5
Marketing(4).....................................................      100,000              5
Humidor Construction(3)..........................................      740,000             36
Officers' Salary.................................................       50,000              2
Working Capital(5)...............................................      148,000              8
                                                                   ------------           ---
      TOTAL......................................................   $2,050,000            100%
                                                                    ==========            ===

------------------------

(1) The Company has allocated approximately $110,000 to be paid to Duncan Hill. The $110,000 represents the first year's cash dividend on the Series B Preferred Stock. See "Description of Securities."

(2) The Company has also allocated $102,000 to be paid to the Bridge Lender, who is also a Selling Security Holder, in satisfaction of a non-convertible note (including accrued interest at the rate of 8% per annum) which becomes due and payable upon the completion of the Offering. See "Bridge Financing."

(3) The Company intends to construct its own climate controlled warehouse in which each Havana Group member would receive an allocated portion serving as such members personal humidor, capable of storing up to 50 boxes of cigars. See "Business--Marketing."

(4) See "Business--Marketing."

(5) The Company intends to use the funds allocated toward general working capital purposes primarily for paying for the ongoing expenses of being a publicly held corporation and miscellaneous administrative expenses. In the event that the Over-Allotment Option is exercised in full by the Underwriters, working capital and the estimated net proceeds of the Offering will be reduced by $12,420 which represents the amount of the expense allowance which the Company has agreed to pay for the benefit of the Selling Unit Holder. See "Underwriting."

BRIDGE FINANCING

    On January 23, 1998, the Company raised $200,000 in bridge financing from ARO Trust #1, 1960 Trust (Linda Gallenberger, Trustee), a non-affiliated investor, (the "Bridge Lender"). In exchange for the Bridge Lender making such loan, the Company issued to the Bridge Lender a non-convertible note due the earlier of the completion of the Offering or December 31, 1998 in the principal amount of $100,000 (the "Non-Convertible Note") and a convertible note in the principal amount of $100,000 due December 31, 1998 (the "Convertible Note"). The Convertible Note and Non-Convertible Note are collectively referred to as the "Notes." Each Note bears interest at the rate of eight (8%) percent per annum. The Convertible Note automatically converts into 400,000 shares of the Company's Common Stock and 1,400,000 Class A Warrants upon the consummation of the Offering. The 1,400,000 Class A Warrants are identical to the

                                     ALT-3

Class A Warrants offered hereby. The proceeds of the bridge offering were used by the Company to pay certain expenses in connection with the Offering and to increase working capital.

    The Registration Statement, of which this Prospectus is a part, covers the sale of the 400,000 shares of the Company's Common Stock and 1,400,000 Class A Warrants (and the exercise of the Class A Warrants by the transferees of the Bridge Lender) that will be acquired by the Bridge Lender pursuant to the conversion of the Convertible Note. See "Selling Security Holders."

                                CONCURRENT SALES

    On the date of this Prospectus, a Registration Statement under the Securities Act with respect to an underwritten initial public offering (the "Offering") of securities by the Company was declared effective by the Securities and Exchange Commission ("SEC"), and the Company commenced the sale of the securities offered thereby. The securities consist of 460,000 Units, each Unit consisting of one share of common stock, $.001 par value and two redeemable Class A Common Stock Purchase Warrants (without giving effect to the Over-Allotment Option granted to the Representative of the Offering). The Offering also includes an Over-Allotment Option of up to 69,000 Units which the Underwriters may purchase from Duncan Hill. To the extent that the Over-Allotment Option is not exercised in full by the Underwriters in the Offering, Duncan Hill will be a Selling Security Holder in this Prospectus. Sales of securities under this Prospectus by the Selling Security Holders or event the potential of such sales may have an adverse effect on the market price of the Company's securities.

                            SELLING SECURITY HOLDERS

    The Concurrent Offering includes an offering of 400,000 shares of Common Stock and 1,400,000 Class A Warrants owned by the Bridge Lender and the exercise of the Common Stock underlying the 1,400,000 Class A Warrants by the transferees of the Bridge Lender. This Prospectus also covers the resale of 200,000 Class A Warrants owned by Miller and the exercise of such 200,000 Class A Warrants by the transferees of Mr. Miller. In addition to the foregoing, this Prospectus includes the resale of up to 69,000 Units (identical to those sold in the Offering) to be offered by Duncan Hill and the exercise of the Common Stock underlying the 138,000 Class A Warrants by the transferees of Duncan Hill. See "Principal and Selling Stockholders" To the extent that the Underwriters exercise the Over-Allotment Option as described herein, then the number of Units to be offered by Duncan Hill, in the Concurrent Offering will be proportionately reduced. (The Bridge Lender, Miller, and Duncan Hill are hereinafter collectively referred to as the "Selling Security Holders.") The securities offered as part of the Concurrent Offering may be sold at any time after the date of this Prospectus. The Class A Warrants held by the Selling Security Holders are identical to the Class A Warrants being offered by the Company. Sales of such securities or even the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Certain Transactions" and "Risk Factors--Potential Adverse Effect of Redemption or Exercise of Class A Warrants."

    Except for Miller's Common Stock ownership, which is not being offered for sale, the following tables set forth the beneficial ownership of the Common Stock and Class A Warrants of the Company held by each Selling Security Holders prior to the Offering and after the Offering, assuming all of the Common Stock and Class A Warrants owned and to be offered for sale by the Selling Security Holders are sold. The number of shares of Common Stock owned by the Selling Security Holders do not include beneficial ownership of options and Class A Warrants.

                                     ALT-4

                             TABLE I (COMMON STOCK)

                                                                           PERCENT OF COMMON STOCK
                                                     COMMON STOCK OWNED             OWNED%
                                                    ---------------------  ------------------------
                                                     PRIOR TO     AFTER     PRIOR TO       AFTER
NAME OF BENEFICIAL OWNER                            OFFERING(1) OFFERING    OFFERING     OFFERING
---------------------------------------------------  ----------  ---------  -----------  -----------
ARO #1 1960 Trust
Linda Gallenberger, Trustee(1)(2).................     400,000        -0-        28.5            0
Duncan Hill Inc...................................   1,000,000    931,000       100.0         50.1

                          TABLE II (CLASS A WARRANTS)

                                                         CLASS A WARRANTS           PERCENT OF CLASS A
                                                               OWNED                 WARRANTS OWNED%
                                                     -------------------------  --------------------------
                                                      PRIOR TO       AFTER       PRIOR TO        AFTER
NAME OF BENEFICIAL OWNER                              OFFERING     OFFERING      OFFERING      OFFERING
----------------------------------------------------  ----------  -------------  -----------  -------------
ARO #1 1960 Trust
Linda Gallenberger, Trustee(1)(2)..................   1,400,000          -0-          80.6           -0-
Duncan Hill Inc....................................     138,000          -0-           7.9           -0-
William L. Miller..................................     200,000          -0-          11.5           -0-

-------------------------

(1) Assumes Common Stock and Class A Warrants are outstanding prior to the Offering notwithstanding that such securities are not issuable upon conversion of a Convertible Note until the Closing Date of the Offering.

(2) The sole beneficiary of the trust is Pamela Osowski. For additional information, on the trust, see footnote (8) to the table under "Principal and Selling Stockholders."

    Miller is the Company's Chief Executive Officer and Duncan Hill is the Company's sole stockholder prior to the Offering. See "Certain Transactions" and "Principal and Selling Stockholders." The Bridge Lender is not affiliated with the Company in any capacity, has had no business relationship with the Company at any time and has not owned any of the Company's Securities beneficially or of record prior to the Offering other than the Convertible Note and Non-Convertible
Note issued to the Bridge Lender on January 23, 1998. See "Use of Proceeds--Bridge Lenders."

    The securities offered hereby may be sold from time to time directly by the Selling Security Holders. Alternatively, the Selling Security Holders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Security Holders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with such sales of securities. The Selling Security Holders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the Securities offered, and any profits realized or commissions received may be deemed underwriting compensation. As of the date of this Prospectus, the Selling Security Holders and the Underwriters (including the Representative) have advised the Company that they do not have any current or future plans, proposals, agreements, arrangements or understandings known to the Selling Security Holders or the Underwriters (including the Representative) with respect to engaging in transactions with or by Selling Security Holders. The Company has filed an undertaking with the Commission to file a Post-Effective Amendment to its Registration Statement of which this Prospectus is a part upon the development of any plan, proposals, agreements, arrangements or understandings of or known to the Underwriters, including the Representative, with respect to transactions

                                     ALT-5
with or by the Selling Security Holders. The Post-Effective Amendment will include a prospectus which will set forth the number of the shares of Common Stock and/or Class A Warrants being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for the shares of Common Stock and/or Class A Warrants purchased from the Selling Security Holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

    Under the Exchange Act and the regulations thereto, any person engaged in a distribution of the shares of Common Stock and/or Class A Warrants of the Company offered by the Selling Security Holders may not simultaneously engage in market-making activities with respect to such securities of the Company during the applicable "cooling off" period (up to 5 days) prior to the commencement of such distribution.

    In addition, and without limiting the foregoing, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M, in connection with transactions in such securities, which provisions may limit the timing of purchase and sales of the Securities by the Selling Securities Holders.

                              PLAN OF DISTRIBUTION

    The securities offered hereby may be sold from time to time directly by the Selling Security Holders. Alternatively, the Selling Security Holders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Security Holders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with such sales of securities.

    The Selling Security Holders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the Securities offered, and any profits realized or commissions received may be deemed underwriting compensation. As of the date of this Prospectus, the Selling Security Holders and the Underwriters (including the Representative) have advised the Company that they do not have any current or future plans, proposals, agreements, arrangements or understandings known to the Selling Security Holders or the Underwriters (including the Representative) with respect to engaging in transactions with or by Selling Security Holders. The Company has filed an undertaking with the Commission to file a Post-Effective Amendment to its Registration Statement of which this Prospectus is a part upon the development of any plan, proposals, agreements, arrangements or understandings of or known to the Underwriters, including the Representative, with respect to transactions with or by the Selling Security Holders. The Post-Effective Amendment will include a prospectus which will set forth the number of the shares of Common Stock and/or Class A Warrants being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for the shares of Common Stock and/or Class A Warrants purchased from the Selling Security Holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

                                     ALT-6

================================================================================
    NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES OF COMMON STOCK AND WARRANTS OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------

Prospectus Summary.............................
Risk Factors...................................
Use of Proceeds of Company Offering ...........
Dividend Policy................................
Dilution.......................................
Capitalization.................................
Selected Financial Data........................
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations................................
The Company and Its Parent.....................
Business.......................................
Management.....................................
Principal and Selling Stockholders.............
Certain Transactions...........................
Description of Securities......................
Unregistered Shares Eligible for Immediate and
  Future Sale..................................
Underwriting...................................
Selling Security Holders.......................
Legal Matters..................................
Experts........................................
Index to Financial Statements..................


                            ------------------------


    UNTIL AUGUST 12, 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES OF UNITS, COMMON STOCK AND WARRANTS OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                 469,000 SHARES
                                       OF
                                  COMMON STOCK

                                   1,738,000
                                    CLASS A
                                  COMMON STOCK
                               PURCHASE WARRANTS

                             THE HAVANA GROUP, INC.

                             ---------------------

                                   PROSPECTUS

                             ---------------------


                                  MAY 14, 1998


================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

    Article VII, Section 7, of the By-Laws of the Company provides for indemnification of officers, directors, employees and agents to the extent permitted under the Delaware General Corporation Law. The employment agreement with William L. Miller provide for his indemnification to the full extent permitted by law.

    The Company's Certificate of Incorporation contains a provision eliminating the personal monetary liability of directors to the extent allowed under the General Corporation Law of the State of Delaware. Under the provision, a stockholder is able to prosecute an action against a director for monetary damages only if he can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, as referred to in the provision, and not "negligence" or "gross negligence" in satisfying his duty of care. In addition, the provision applies only to claims against a director arising out of his role as a director and not, if he is also an officer, his role, as an officer or in any other capacity or to his responsibilities under any other law, such as federal securities laws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses in connection with this offering, other than underwriting discounts and commissions, are as follows:

SEC filing fees................................................  $ 6,262.83
NASD fees......................................................    2,566.70
Accounting fees and expenses...................................   20,000.00
Legal fees.....................................................   60,000.00
Blue Sky fees and expenses.....................................   60,000.00
Printing and engraving.........................................   70,000.00
Miscellaneous expenses.........................................   28,917.47
Transfer Agent.................................................    3,500.00
Underwriters' 3% Non-Accountable Expense Allowance on 460,000
  Units........................................................   82,800.00
Underwriters' Financial Consulting Fee.........................  100,000.00
                                                                -----------
    TOTAL...................................................... $434,047.00
                                                                ===========

    The Company will bear all expenses shown above.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

    The following shares of unregistered securities have been issued by the Registrant since its incorporation in Delaware. There were no underwriting discounts and commissions paid in connection with the issuance of any of said securities.

        (i) Effective December 5, 1997, E. A. Carey of Ohio, Inc. ("Carey") was merged into the Company, then a wholly owned subsidiary of Carey, for the purpose of reincorporating Carey in Delaware. In connection with the reincorporation, the Company issued to its parent, Duncan Hill, Inc. ("Duncan Hill") 100 shares of its Common Stock. This transaction is not considered a sale within the meaning of Rule 145(a)(2) of the Securities Act of 1933 as amended (the "Securities Act").

        (ii) Effective December 8, 1997, the Company's Board of Directors declared a 10,000 for 1 forward stock split resulting in Duncan Hill receiving 1,000,000 shares of the Company's Common Stock in place of the above referenced 100 shares. This transaction is not considered a sale within the meaning of Rule 145(a)(1) of the Securities Act.

        (iii) On December 8, 1997, the Company declared a dividend on its Common Stock of 5,000,000 shares of its Series A Preferred Stock and 138,000 Warrants to purchase a like number of shares of Common Stock to Duncan Hill, then the Company's sole common stockholder. This transaction is not considered a sale within the meaning of Section 2(a)(3) of the Securities Act.

        (iv) On December 8, 1997, the Company sold 1,100,000 shares of its Series B Preferred Stock to Duncan Hill in exchange for Duncan Hill's assumption of $300,000 of indebtedness owing to an affiliate. Exemption is claimed on the issuance of such securities since the transactions did not involve a public offering within the meaning of Section 4(2) of the Securities Act.

        (v) On December 24, 1997, pursuant to an employment contract with William Miller, the Company's Chief Executive Officer, the Company granted him options to purchase an additional 200,000 shares of the Company's Common Stock and Warrants to purchase 200,000 shares of Common Stock. Exemption is claimed on such securities since the transactions did not involve a public offering within the meaning of Section 4(2) of the Securities Act.

        (vi) On January 23, 1998, the Company received $200,000 from a bridge lender, ARO #1, 1960 Trust, Linda Gallenberger Trustee (the "Bridge Lender"), in exchange for a $100,000 non-convertible note (the "Non-Convertible Note") due the earlier of December 31, 1998 or the completion of the Company's initial public offering and a $100,000 convertible note due December 31, 1998 (the "Convertible Note" and together with the Non-Convertible Note, the "Notes"). The Notes bear interest at the rate of 8% per annum. Upon the completion of the Company's initial public offering, the Convertible Note automatically converts into 400,000 shares of the Company's Common Stock and 1,400,000 Class A Warrants. Exemption is claimed under Section 4(6) and Rule 505 and/or 506 of Regulation D of the Securities Act since the sale was made to an accredited investor and there was no general advertising or public solicitation in connection with the transaction. The Company filed a Form D in February, 1998. The Bridge Lender agreed to take the Notes for investment and without a view to the distribution or resale thereof and to have an appropriate restrictive legend placed on its securities. Also, the Bridge Lender which acquired the notes was provided with all information requested by it and was afforded access to information and such investor had such knowledge and experience in financial and business matters that they were capable of evaluation of the merits and risks of such investment and were able to bear the economic risk thereof. Accordingly, exemption is also claimed on the sale of the notes since the transaction did not involve a public offering within the meaning of Section 4(2) of the Securities Act.

ITEM 27. EXHIBITS.

    All Exhibits have been previously filed herewith unless otherwise noted.


EXHIBIT
------------
       1.0   Revised Underwriting Agreement
       1.1   Agreement Among Underwriters
       1.2   Selected Dealer Agreement
       1.3   Financial Consulting Agreement
       2.0   Certificate of Merger (Ohio)
       2.1   Certificate of Merger (Delaware)
       2.2   Agreement and Plan of Merger
       3.0   Certificate of Incorporation
       3.1   Designation of Rights of Series A and Series B Preferred Stock
       3.2   By-Laws
       3.3   Form of Certificate of Amendment Correcting Designation of Rights of Series A and Series B Preferred
             Stock
       4.0   Specimen of Common Stock
       4.1   Specimen of Class A Warrant
       4.2   Left Blank Intentionally
       4.3   Form of Underwriter's Unit Purchase Option
       4.4   Form of Warrant Agreement
       5.0   Opinion of Lester Morse P.C.
      10.0   Employment Agreement with William L. Miller
      10.1   Agreement with Kids Stuff, Inc. as of January 1, 1998
      10.2   1997 Long-Term Incentive Plan
      10.3   Duncan Hill lease for principal office
      10.4   First Amendment to Exhibit 10.3 lease
      10.5   Kids Stuff credit facility with United National Bank
      10.6   Registrant's guarantee of Exhibit 10.5 (included in Exhibit 10.5)
      23.0   Consent of Hausser + Taylor LLP*
      23.1   Consent of Lester Morse P.C. (included in exhibit 5.0)
      27     Selected Financial Data



-------------------------
*   Filed herewith.

ITEM 28. UNDERTAKINGS.

    (a) Rule 415 Offering

        The Company will:

           1. File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) Include any additional or changed material information on the plan of distribution;

           2. For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

           3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (b) Equity Offerings of Nonreporting Small Business Issuers

    The Company will provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

    (c) Indemnification

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the provisions referred to in Item 14 of this Registration Statement or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. (d)

    (d) The Company undertakes to file a Post-Effective Amendment to its Registration Statement upon the development of any plans, proposals, agreements, arrangements or understandings of or known to the Underwriters, including the Representative, with respect to transactions with or by the Selling Security Holders.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2, and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Canton, State of Ohio, on this 2nd day of December, 1998.


                                THE HAVANA GROUP, INC.

                                By:            /s/ WILLIAM L. MILLER
                                     -----------------------------------------
                                                 William L. Miller
                                       CHAIRMAN OF THE BOARD CHIEF EXECUTIVE
                                                      OFFICER,
                                     TREASURER, AND PRINCIPAL FINANCIAL OFFICER

    In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


          SIGNATURE                       TITLE                    DATE
-------------------------------  --------------------------  -------------------


                                Chairman of the Board,
    /s/ WILLIAM L. MILLER          Chief Executive Officer,
-------------------------------    Treasurer and Principal     December 2, 1998
      William L. Miller            Financial and Accounting
                                   Officer

       /s/ JOHN W. COBB
-------------------------------  Director                      December 2, 1998
         John W. Cobb

    /s/ PETER STOKKEBYE VI
-------------------------------  Director                      December 2, 1998
      Peter Stokkebye VI